UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant X   Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

X	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
The Hershey Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:
(2)Aggregate number of securities to which transaction applies:
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)Proposed maximum aggregate value of transaction:
(5)Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:
(2)Form, Schedule or Registration Statement No.:
(3)Filing Party:
(4)Date Filed:

Notice of 2023 Annual Meeting of Stockholders
Tuesday, May 16, 2023
10:00 a.m., Eastern Daylight Time
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hershey Company (“Hershey” or the “Company”) will be held on Tuesday, May 16, 2023, beginning at 10:00 a.m., Eastern Daylight Time. This year’s Annual Meeting will be a virtual meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HSY2023. Additional information regarding attending the Annual Meeting, voting your shares and submitting questions can be found in the Proxy Statement.
The purposes of the meeting are as follows:

1	To elect the 11 nominees named in the Proxy Statement to serve as directors of the Company until the 2024 Annual Meeting of Stockholders;
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2023;
3.	To conduct an advisory vote on the compensation of the Company’s named executive officers;
4.	To conduct an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers;
5.	To consider the stockholder proposal set forth in the Proxy Statement, if properly presented at the Annual Meeting; and
6.	To discuss and take action on any other business that is properly brought before the Annual Meeting.
The Proxy Statement accompanying this Notice of 2023 Annual Meeting of Stockholders describes each of these items in detail. The Proxy Statement also contains other important information that you should read and consider before you vote.
The Board of Directors of the Company has established the close of business on March 20, 2023 as the record date for determining the stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
The Company is furnishing proxy materials to its stockholders through the internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, unless otherwise requested, each of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of 2023 Annual Meeting of Stockholders and Proxy Statement, our proxy card, and our Annual Report on Form 10-K. We believe this process gives us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage. Stockholders who have requested to receive paper copies of the proxy materials will not receive a Notice of Internet Availability of Proxy Materials and will instead receive a paper copy of the proxy materials by mail.
By order of the Board of Directors,
James Turoff
Senior Vice President, General Counsel and Secretary
April 5, 2023

Your vote is important.
Instructions on how to vote your shares are contained in our Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the meeting by telephone or over the internet as described in those materials. Alternatively, if you have requested paper copies of the proxy materials, then please mark, sign, date and return the proxy/voting instruction card in the envelope provided in advance of the Annual Meeting.
If you are able to attend the Annual Meeting, then you may revoke your proxy and vote your shares at the meeting. If your shares are not registered in your name and you would like to attend and vote your shares at the Annual Meeting, then please ask the broker, trust, bank or other nominee in whose name the shares are held to provide you with your
16-digit control number.

TABLE OF CONTENTS
i

Website references throughout this Proxy Statement are provided for convenience only, and the information on our website and any other website referenced herein is not incorporated by reference into, and does not constitute a part of, this Proxy Statement

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of these forward-looking statements can be identified by the use of words such as “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “plan,” “potential,” “strategy” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the Company’s securities. Factors that could cause results to differ materially include, but are not limited to: disruptions or inefficiencies in our supply chain due to the loss or disruption of essential manufacturing or supply elements or other factors; issues or concerns related to the quality and safety of our products, ingredients or packaging, human and workplace rights, and other environmental, social or governance matters; changes in raw material and other costs, along with the availability of adequate supplies of raw materials; the Company’s ability to successfully execute business continuity plans to address changes in consumer preferences and the broader economic and operating environment; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions, including with respect to inflation, rising interest rates, slower growth or recession, and other events beyond our control such as the impacts on the business arising from the conflict between Russia and Ukraine; risks and uncertainties related to our international operations; disruptions, failures or security breaches of our information technology infrastructure and that of our customers and partners (including our suppliers); our ability to hire, engage and retain a talented global workforce, our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; complications with the design or implementation of our new enterprise resource planning system; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2022 and from time to time in our other filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
ii

Proxy Statement Summary

2023 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, May 16, 2023
10:00 a.m., Eastern Daylight Time

Meeting Access:	Webcast: www.virtualshareholdermeeting.com/HSY2023

Record Date:	March 20, 2023

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter		Board Vote Recommendation	Page Number with More Information
Proposal 1:	Election of Directors	FOR each nominee	29
Proposal 2:	Ratification of Appointment of Independent Auditors	FOR	46
Proposal 3:	Advisory Vote on Named Executive Officer Compensation	FOR	87
Proposal 4:	Advisory Vote on Frequency of Future Advisory Votes on Named Executive Officer Compensation	1 YEAR	88
Proposal 5:	Stockholder Proposal	AGAINST	89

This Proxy Statement Summary contains highlights of certain information discussed elsewhere in this Proxy Statement. As such, this Proxy Statement Summary does not contain all the information that you should consider prior to voting. Please review the complete Proxy Statement and the Company’s 2022 Annual Report on Form 10-K that accompanies the Proxy Statement for additional information.

OUR DIRECTOR NOMINEES
You have the opportunity to vote on the election of the following 11 nominees for director. Additional information regarding each director nominee’s experience, skills and qualifications to serve as a member of the Company’s Board of Directors (the “Board”) can be found in the Proxy Statement under Proposal No. 1 – Election of Directors.

Name	Age	Years on Board	Position	Independent	Committee Memberships*
Pamela M. Arway	69	13	Former President, Japan/Asia Pacific/ Australia Region, American Express International, Inc.	Yes	Compensation(C) Executive Finance & Risk
Michele G. Buck	61	6	Chairman of the Board, President and Chief Executive Officer, The Hershey Company	No	Executive(C)
Victor L. Crawford	61	3	Former Chief Executive Officer, Pharmaceutical Segment, Cardinal Health, Inc.	Yes	Audit(C) Compensation Executive
Robert M. Dutkowsky	68	3	Former Executive Chairman and Chief Executive Officer, Tech Data Corporation	Yes	Executive Finance & Risk(C) Governance
Mary Kay Haben	66	10	Former President, North America, Wm. Wrigley Jr. Company	Yes	Compensation Finance & Risk
James C. Katzman	55	5	Director, Hershey Trust Company; Member, Board of Managers, Milton Hershey School; Senior Vice President, Business Development, General Electric Company	Yes	Finance & Risk Governance
M. Diane Koken	70	6	Chairman of the Board, Hershey Trust Company and Milton Hershey School	Yes	Audit Compensation
Huong Maria T. Kraus	51	0	Vice Chair of the Board, Hershey Trust Company and Milton Hershey School; Chief Financial Officer, Wedgewood Pharmacy	Yes	New Nominee
Robert M. Malcolm	70	12	Former President, Global Marketing, Sales & Innovation, Diageo PLC	Yes	Audit Governance
Anthony J. Palmer(L)	63	12	Operating Partner, One Rock Capital Partners, LLC	Yes	Audit(L) Compensation Executive Finance & Risk(L) Governance(L)
Juan R. Perez	56	4	Executive Vice President and Chief Information Officer, Salesforce.com, Inc.	Yes	Executive Finance & Risk Governance(C)
____________________

*	Compensation = Compensation and Human Capital Committee Finance & Risk = Finance and Risk Management Committee
(C)	Committee Chair
(L)	Lead Independent Director; as our Lead Independent Director, Mr. Palmer is an ex-officio member of the Audit Committee, the Finance and Risk Management Committee and the Governance Committee

GOVERNANCE HIGHLIGHTS

Composition of Director Nominees
Over 50% of director nominees are diverse

Female	Racial/Ethnic	Non-Diverse	50-59	60-69	70
Strong focus on board refreshment and independence

Director Tenure
Average Tenure: 7 Years
0 - 2 Years
3 - 6 Years
7 - 10 Years
11+ Years

10 Independent Director Nominees

Board Highlights
Director nominees have appropriate mix of experiences, skills, qualifications and backgrounds to drive strategy and risk oversight

Risk Management                        Mergers & Acquisitions

Innovation Experience                    Operational Leadership

International Experience                    Consumer Packaged Goods

ESG & Human Capital                    Financial/Investment Leadership

Supply Chain                            Technology Experience

Government Relations/Regulatory                IT/Cybersecurity

Corporate Governance

Board Structure Ensures Strong Oversight	Policies and Practices Promote High Corporate Governance Standards	Strong Alignment with Stockholders’ Interests
•Four standing independent Board committees
•Strong Lead Independent Director position
•Independent directors meet separately at each regularly-scheduled Board meeting
•Frequent Board and committee meetings to ensure awareness and alignment

•All directors elected annually
•Highly qualified directors reflect broad mix of skills, experiences and attributes
•Active role in enterprise risk management, including separate risk management committee
•Clearly delineated environmental, social and governance (“ESG”) responsibilities within each Board committee

•Strong clawback and anti-hedging policies
•Significant stock ownership requirements
•Annual advisory vote on executive compensation
◦Greater than 90% stockholder approval every year
•Significant amount of each NEO’s annual compensation opportunity is in the form of equity

COMPANY STRATEGY AND 2022 BUSINESS HIGHLIGHTS

19,860	$10.4B	100+
EMPLOYEES GLOBALLY	IN ANNUAL REVENUES	BRANDS

Our vision is to be a snacking powerhouse
We are focused on four strategic imperatives to ensure the Company’s success now and in the future:
Drive core confection business and build and scale our salty snacks business	Deliver profitable, international growth	Expand competitive advantage through differentiated capabilities	Responsibly manage our operations to ensure the long-term sustainability of our business, our planet and our people

2022 Performance Highlights
16.1%	18.5%
NET SALES GROWTH	ADJUSTED EARNINGS PER SHARE-DILUTED GROWTH(1)

Over the last three years, we have delivered peer-leading Total Shareholder Return

Total Shareholder Return December Average 2019 through December Average 2022(2)
(1)While we report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), we also use non-GAAP financial measures in order to provide additional information to investors to facilitate the comparison of past and present performance. Some of the financial targets under our short- and long-term incentive programs are also derived from non-GAAP financial measures, such as adjusted earnings per share-diluted. For more information regarding how we define adjusted earnings per share-diluted and a reconciliation to earnings per share-diluted, the most directly comparable GAAP measure, please see Appendix A.
(2)For our 2020-2022 Performance Stock Unit (“PSU”) awards, Total Shareholder Return was measured based on the average closing price of the Common Stock in the month of December 2019 as compared to the average closing price of the Common Stock as defined herein the month of December 2022.

EXECUTIVE COMPENSATION HIGHLIGHTS
Our strategic plan and the financial metrics we establish to help achieve and measure success against that plan serve as the foundation of our executive compensation program. Our executive compensation program is intended to provide competitive compensation based on performance and contributions to the Company, to incentivize, attract and retain key executives, to align the interests of our executive officers and our key stakeholders and to drive long-term stockholder value. To achieve these objectives, our executive compensation program includes the following key features:
•We Pay for Performance by aligning our short- and long-term incentive compensation plans with business strategies to reward executives who achieve or exceed applicable Company and business division goals.
◦The target total direct compensation mix in 2022 for our Chief Executive Officer (“CEO”) and our other named executive officers (“NEOs”) reflects this philosophy.

At-Risk Compensation = 87%	At-Risk Compensation = 76%

◦Payouts to our NEOs under our annual cash incentive program for 2022 were 100% performance based.
◦65% of the equity awards granted to our NEOs in 2022 took the form of performance stock units, which will be earned based on achievement of pre-determined performance goals.
•We Pay Competitively by targeting total direct compensation for our executive officers, in aggregate, at competitive pay levels using the median of our Compensation Peer Group. Information about the Compensation Peer Group is included in the section titled “Setting Compensation” in the Compensation Discussion & Analysis.
◦We regularly review and, as appropriate, make changes to our Compensation Peer Group to ensure it is representative of our market for talent, business portfolio, overall size and global footprint.
◦We do not provide excessive benefits and perquisites to our executives.
•We Align Our Compensation Program with Stockholder Interests by providing a significant amount of each NEO’s compensation opportunity in the form of equity and requiring executive stock ownership.
◦Equity grants represented 66% of our CEO’s 2022 target total direct compensation and, on average, 55% of the 2022 target total direct compensation for our other NEOs.
◦Stock ownership requirements for our NEOs range from 6x salary (for our CEO) to 3x salary (for NEOs other than our CEO).

Proxy Statement
The Board of Directors (the “Board”) of The Hershey Company (the “Company,” “Hershey,” “we,” or “us”) is furnishing this Proxy Statement and the accompanying form of proxy in connection with the solicitation of proxies for the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on May 16, 2023, beginning at 10:00 a.m., Eastern Daylight Time (“EDT”). The Annual Meeting will be a virtual-only meeting conducted solely via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/HSY2023.
Important Notice Regarding the Availability of Proxy Materials for the
2023 Annual Meeting of Stockholders to be held on May 16, 2023
The Notice of 2023 Annual Meeting of Stockholders and Proxy Statement, our proxy card, our Annual Report on Form 10-K and other annual meeting materials are available free of charge on the internet at www.proxyvote.com. We intend to begin mailing our Notice of Internet Availability of Proxy Materials to stockholders on or about April 5, 2023. At that time, we also will begin mailing paper copies of our proxy materials to stockholders who requested them.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q:    Why is this year’s Annual Meeting being held as a virtual-only meeting?
The Annual Meeting will be a virtual-only meeting conducted solely via live webcast. We believe the virtual meeting format provides all stockholders a consistent experience while also preserving the same rights and opportunities as you would have at a physical meeting. In addition, the virtual platform provides greater accessibility for stockholders, encourages stockholder attendance and participation regardless of location, improves meeting efficiency, provides for more effective communication with our stockholders during the meeting and reduces costs.
Q:    Who is entitled to attend and vote at the Annual Meeting?
You can attend and vote at the Annual Meeting if, as of the close of business on March 20, 2023 (the “Record Date”), you were a stockholder of record of the Company’s common stock (“Common Stock”) or Class B common stock (“Class B Common Stock”). As of the Record Date, there were 147,195,923 shares of our Common Stock and 57,113,777 shares of our Class B Common Stock outstanding.
If you were not a stockholder of record as of the Record Date, you may still attend the Annual Meeting by logging into the webcast as a guest, but you will not be able to vote before or during the meeting.
Q:    How do I attend the Annual Meeting?
To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/HSY2023 and enter the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card. The live webcast will begin at 10:00 a.m. EDT on Tuesday, May 16, 2023. We encourage you to access the virtual meeting platform at least 15 minutes prior to the start time. If you do not have a 16-digit control number, you will still be able to access the webcast as a guest, but will not be able to vote your shares or ask a question during the meeting.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. Technical support will be available on the virtual meeting platform beginning at 9:30 a.m. EDT on the day of the meeting and will remain available until 30 minutes after the meeting has finished.

Q:    Can I submit questions before or during the Annual Meeting?
Stockholders have multiple opportunities to submit questions for the Annual Meeting. If you wish to submit a question prior to the Annual Meeting, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Submit Questions,” type in your question, and click “Submit.” Alternatively, if you wish to submit a question during the Annual Meeting, visit www.virtualshareholdermeeting.com/HSY2023, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those relating to employment, product or service issues or suggestions for product innovations may not be considered pertinent to meeting matters and therefore may not be answered. Any substantially similar questions will be grouped together to provide a single response. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered on the Investors section of our website at www.thehersheycompany.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available for one week after posting. Any questions that are inappropriate or otherwise fail to meet the rules of conduct for the meeting will be excluded.
Q:    What is the difference between a registered stockholder and a stockholder who owns stock in street name?
If you hold shares of Common Stock or Class B Common Stock directly in your name on the books of the Company’s transfer agent, you are a registered stockholder of such shares. If you own your Company shares indirectly through a broker, bank or other holder of record, then you are a beneficial owner of such shares, which are said to be “held in street name.”
Q:     What are the voting rights of each class of stock?
Stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date and 10 votes for each share of Class B Common Stock held as of the Record Date. There are no cumulative voting rights.
Q:    Can I vote my shares before the Annual Meeting?
Yes. If you are a registered stockholder, there are three ways to vote your shares before the Annual Meeting:

:
By internet (www.proxyvote.com) – You may submit your vote via the internet until 11:59 p.m. EDT on May 15, 2023. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions on the website to vote your shares.

)
By telephone (800-690-6903) – You may submit your vote by telephone until 11:59 p.m. EDT on May 15, 2023. Have your Notice of Internet Availability of Proxy Materials or proxy card available and follow the instructions provided by the recorded message to vote your shares.

,
By mail – If you received a paper copy of the proxy materials, you can vote by mail by completing, signing and dating the proxy card enclosed with those materials and returning it pursuant to the instructions set forth on the card. To be valid, a proxy card must be received by the Secretary of the Company prior to the start of the Annual Meeting.

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.
Please see the Notice of Internet Availability of Proxy Materials or the information your bank, broker or other holder of record provided you for more information on these voting options.

Q.    Can I vote during the Annual Meeting instead of by proxy?
If you are a registered stockholder, then during the Annual Meeting you can vote any shares that were registered in your name as the stockholder of record as of the Record Date.
If your shares are held in street name, you can vote those shares during the Annual Meeting only if you have a legal proxy from the holder of record. If you plan to attend and vote your street-name shares during the Annual Meeting, you should request a legal proxy from your broker, bank or other holder of record.
To vote your shares during the Annual Meeting, log into www.virtualshareholdermeeting.com/HSY2023 and follow the voting instructions. You will need the 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card. Shares may not be voted after the polls close.
Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the Annual Meeting.
Q:    Can I revoke my proxy or change my voting instructions once submitted?
If you are a registered stockholder, you can revoke your proxy and change your vote prior to the Annual Meeting by:
•Sending a written notice of revocation to our Secretary at 19 East Chocolate Avenue, Hershey, Pennsylvania 17033 (the notification must be received by the close of business on May 11, 2023);
•Voting again by internet or telephone prior to 11:59 p.m. EDT on May 15, 2023 (only the latest vote you submit will be counted); or
•Submitting a new properly signed and dated paper proxy card with a later date (your new proxy card must be received by the Secretary of the Company prior to the start of the Annual Meeting).
If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the Annual Meeting.
If you are eligible to vote during the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote during the Annual Meeting by logging into www.virtualshareholdermeeting.com/HSY2023 and following the voting instructions.
Q:    What will happen if I submit my proxy but do not vote on a proposal?
If you submit a valid proxy but fail to provide instructions on how you want your shares to be voted, your proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, which is as follows:
•“FOR” the election of all director nominees;
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors;
•“FOR” the approval of the advisory vote on the compensation of the Company’s named executive officers;
•“1 YEAR” for the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers; and
•“AGAINST” the stockholder proposal set forth in this Proxy Statement (if such stockholder proposal is properly presented at the Annual Meeting).
If any other item is properly presented for a vote at the Annual Meeting, the shares represented by your properly submitted proxy will be voted at the discretion of the proxies.
Q:    What will happen if I neither submit my proxy nor vote my shares during the Annual Meeting?
If you are a registered stockholder, your shares will not be voted.
If your shares are held in street name, your broker, bank or other holder of record may vote your shares on certain “routine” matters. The ratification of independent auditors is currently considered to be a routine matter. On this matter, your broker, bank or other holder of record can:
•Vote your street-name shares even though you have not provided voting instructions; or
•Choose not to vote your shares.

The other matters you are being asked to vote on are not routine and cannot be voted by your broker, bank or other holder of record without your instructions. When a broker, bank or other holder of record is unable to vote shares for this reason, it is called a “broker non-vote.”
 Q:    How do I vote my shares in the Company’s Automatic Dividend Reinvestment Service Plan?
Computershare, our transfer agent, has arranged for any shares that you hold in the Company’s Automatic Dividend Reinvestment Service Plan to be included in the total registered shares of Common Stock shown on the Notice of Internet Availability of Proxy Materials or proxy card we have provided you. By voting these shares, you also will be voting your shares in the Automatic Dividend Reinvestment Service Plan.
Q:    What does it mean if I received more than one Notice of Internet Availability of Proxy Materials or proxy card?
You probably have multiple accounts with us and/or brokers, banks or other holders of record. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and other holders of record have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or other holder of record for more information. Additionally, Computershare can assist you if you want to consolidate multiple registered accounts existing in your name. To contact Computershare, visit their website at www.computershare.com/investor; or write to P.O. Box 505000, Louisville, KY 40233-5000; or for overnight delivery, to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202; or call:
•(800) 851-4216 Domestic Holders
•(201) 680-6578 Foreign Holders
•(800) 952-9245 Domestic TDD line for hearing impaired
•(312) 588-4110 Foreign TDD line for hearing impaired
Q:    How many shares must be present to conduct business during the Annual Meeting?
To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present, either electronically or by proxy.
On most matters to be voted on at the Annual Meeting, the votes of the holders of the Common Stock and Class B Common Stock are counted together as a single class. However, there are some matters that must be voted on only by the holders of one class of stock (as described below). We will have a quorum for all matters to be voted on during the Annual Meeting if the following number of votes is present, electronically or by proxy:
•For any matter requiring the vote of the Common Stock voting as a separate class: a majority of the votes of the Common Stock outstanding on the Record Date.
•For any matter requiring the vote of the Class B Common Stock voting as a separate class: a majority of the votes of the Class B Common Stock outstanding on the Record Date.
•For any matter requiring the vote of the Common Stock and Class B Common Stock voting together as a single class: a majority of the votes of the Common Stock and Class B Common Stock outstanding on the Record Date.
It is possible that we could have a quorum for certain items of business to be voted on during the Annual Meeting and not have a quorum for other matters. If that occurs, we will proceed with a vote only on the matters for which a quorum is present.
Q:    What vote is required to approve each proposal?
Assuming that a quorum is present:
•Proposal No. 1: Election of Directors – The two nominees to be elected by holders of our Common Stock (voting as a separate class) who receive the greatest number of votes cast “FOR,” and the 9 nominees to be elected by holders of our Common Stock and Class B Common Stock (voting together as a single class) who receive the greatest number of votes cast “FOR,” will be elected as directors.
•Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as Independent Auditors – The affirmative vote of at least a majority of the votes of the Common Stock and Class B Common Stock (voting together as a single class) represented electronically or by proxy at the Annual Meeting.

•Proposal No. 3: Advisory Vote on Named Executive Officer Compensation – The affirmative vote of at least a majority of the votes of the Common Stock and Class B Common Stock (voting together as a single class) represented electronically or by proxy at the Annual Meeting.
•Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation – You are not being asked to vote “for” or “against” this proposal. Instead, this proposal asks stockholders to advise us how often we should conduct an advisory vote on the compensation of our named executive officers. You are given the option of selecting every 1, 2 or 3 years, or abstaining. The frequency that receives the greatest number of votes from the holders of our Common Stock and Class B Common Stock (voting together as a single class) will be considered by the Board when determining how often the Company will conduct future advisory votes on the compensation of our named executive officers.
•Proposal No. 5: Stockholder Proposal – The affirmative vote of at least a majority of the votes of the Common Stock and Class B Common Stock (voting together as a single class) represented electronically or by proxy at the Annual Meeting.
Q:    Are abstentions and broker non-votes counted in the vote totals?
Abstentions are counted as being present and entitled to vote in determining whether a quorum is present. Shares as to which broker non-votes exist will be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock and Class B Common Stock voting together as a class, but they will not be counted as present and entitled to vote in determining whether a quorum is present for any matter requiring the vote of the Common Stock or Class B Common Stock voting separately as a class.
If you mark or vote “abstain” on Proposal Nos. 2, 3 or 5, the abstention will have the effect of being counted as a vote “AGAINST” the proposal. If you mark or vote “abstain” on Proposal No. 4, your vote will not be counted as a vote for any of the other three options under the proposal. Broker non-votes with respect to Proposal Nos. 1-5 are not included in vote totals and will not affect the outcome of the vote on those proposals.
Q.     Who will pay the cost of soliciting votes for the Annual Meeting?
We will pay the cost of preparing, assembling and furnishing proxy solicitation and other required Annual Meeting materials. We have retained Morrow Sodali LLC to assist in the solicitation of proxies at a cost of approximately $15,000, plus reasonable out-of-pocket expenses. It is possible that our directors, officers and employees might solicit proxies by mail, telephone, telefax, electronically over the internet or by personal contact, without receiving additional compensation. In accordance with the rules of the SEC and NYSE, we will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our stock as of the Record Date for the reasonable costs they incur furnishing proxy solicitation and other required Annual Meeting materials to street-name holders who beneficially own those shares on the Record Date.

THE HERSHEY COMPANY PURPOSE AND VALUES
Milton Hershey founded The Hershey Company over 125 years ago with the intention of making quality chocolate affordable to everyone. While times have changed and Hershey’s beloved snacking brands continue to thrive and grow, our purpose remains the same: to Make More Moments of Goodness for our consumers today and for generations to come.
Our decisions regarding business strategy, operations and resource allocation are guided by our purpose and are rooted in our values of Togetherness, Integrity, Making a Difference and Excellence, consistent with our focus on creating value for all of our stakeholders over the long term.
From protecting and respecting human rights in a complex supply chain to upholding high food safety standards and championing consumer choice and transparency, Milton Hershey’s legacy to operate responsibly is as deeply embedded in our culture now as it was when our Company was founded.
Hershey has published ESG reports since 2010 and aligns reporting with several ESG standards and frameworks that transparently share our priorities, progress and opportunities. These reports, along with our various ESG policies, may be found within the Sustainability section of our website at www.thehersheycompany.com. For specific details on our 2022 ESG progress, please reference these materials.
Code of Conduct
The Board has adopted a Code of Conduct that applies to our directors, officers, and employees worldwide. Adherence to this Code of Conduct assures that our directors, officers, and employees are held to the highest standards of integrity. The Code of Conduct covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Audit Committee oversees the Company’s communication of, and compliance with, the Code of Conduct. The Code of Conduct, including amendments thereto or waivers granted to a director or officer, if any, can be viewed on the Investors section of our website at www.thehersheycompany.com.
Our Shared Goodness Promise
Our Shared Goodness Promise, Hershey’s holistic ESG strategy, guides how we empower the remarkable people who make and sell our brands and work along our value chain. This strategy serves as the foundation for how we:
•Invest in the farming communities and regions that grow our ingredients;
•Reduce our impact on the environment to ensure long-term sustainability;
•Invest in communities, including supporting children and youth; and
•Deliver on our commitment to operate a sustainable and resilient business for our consumers, customers and external stakeholders.
We operate our business with all stakeholders in mind and with a view toward long-term sustainability and value creation, even as our business and society face a variety of existing and emerging challenges. We leverage our expertise, along with external partners, to help address these challenges and opportunities so that we can continue to delight consumers and help make a positive impact in the world today and into the future.
Oversight of ESG
Operating sustainably and with integrity are key drivers for how we build trust with our consumers, grow our business and make a positive impact in our society. ESG and sustainability governance oversight resides with our Board of Directors, and management regularly reviews our ESG strategies, priorities, progress, risks and opportunities with the Board each year. Each of our Board committees oversees certain ESG responsibilities and reporting requirements, as further detailed in our committee charters. Accountability for ESG and sustainability resides with our Chief Executive Officer, with shared responsibility across the management team and program strategy and operations led by our Chief Sustainability Officer.

Board of Directors
The full Board oversees our ESG strategies and priorities, along with the most important emerging ESG trends, risks and opportunities. ESG-related oversight responsibilities are divided among the Board’s committees, with oversight for ESG governance residing with the Governance Committee. Management and ESG leaders provide deep dives on ESG issues for the full Board at least once a year, with relevant committee updates occurring frequently throughout the year.

Executive Team
Our CEO and her direct reports conduct monthly reviews of our Shared Goodness Promise strategies, data and progress against our commitments and targets, as well as emerging ESG and sustainability challenges and opportunities. The team ensures our sustainability initiatives are aligned with business strategy and finalizes ESG-related investments.

Disclosure Committee
Our Disclosure Committee, led by our Chief Accounting Officer and comprised of senior management in key functions, including our Chief Sustainability Officer, ensures that our public disclosures, including those related to ESG, are consistent, accurate, complete and timely.

Sustainability Steering Committee
Composed of key business leaders and ESG subject matter experts, this cross-functional group meets at least quarterly to evaluate ESG strategy effectiveness and interdependencies, provides input on investments to support ESG program deliverables and reviews progress towards goals and key performance indicators relevant to our global ESG and sustainability programs.

Global Sustainability Team
Led by our Chief Sustainability Officer, this team is composed of ESG experts who manage the strategy, implementation and reporting of our global ESG and sustainability initiatives. The Global Sustainability team communicates regularly with external stakeholders who provide valuable perspectives on our strategies, program decisions and focus.

Our ESG Priorities
Anchored by clear purpose and accountability, our ESG priorities are focused on delivering ambitious goals designed to help us drive long-term business resilience and success and create positive change across global environmental and social areas.
We have four ESG operating priorities and two foundational priorities, which are summarized below. For details regarding our Shared Goodness Promise, and achievements against our objectives, please view our upcoming 2022 ESG Report, which will be available on the Sustainability section of our website at www.thehersheycompany.com, following its publication in May 2023.

OPERATING PRIORITIES				FOUNDATIONAL PRIORITIES

Cocoa	Responsible Sourcing and Human Rights	Environment	Our People	Youth	Community

Creating thriving communities and environments behind our most essential ingredient	Using robust due diligence and leading standards to protect people across our value chain	Enhancing our operations to meet high-impact climate, waste and packaging goals	Creating more ways for more people to be themselves and thrive	Giving youth the tools to create compassionate, successful and connected futures	Actively making a difference where we live and work
Our 2022 ESG Highlights
•We conducted an inaugural double materiality assessment and we updated our human rights saliency assessment, confirming we remain focused on the most important ESG priorities for long-term business resilience and global impact.
•We developed a new Income Accelerator, a multi-year cocoa investment and program to improve farmer incomes and economic resilience in Côte d’Ivoire, which is expected to launch in spring 2023.
•We strengthened our greenhouse gas (“GHG”) reduction program through investment in a new Power Purchase Agreement (“PPA”) in North America and improved internal reporting and controls to drive energy efficiency in our own operations as our business evolves.
•We maintained 1:1 pay equity and improved representation for women globally and for people of color (salaried) in the United States.
•We published our consolidated EEO-1 Report, which can be found within the Sustainability section of our website at www.thehersheycompany.com.

Cocoa
Cocoa remains Hershey’s highest ESG priority. Through Cocoa For Good, our 12-year $500 million-dollar sustainable cocoa strategy, we have partnered with communities, governments, non-governmental organizations, and peers within the cocoa industry to create a more resilient and sustainable cocoa supply chain. The strategy includes targeted programs and initiatives aimed at eliminating child labor, improving farmer livelihoods, and creating a healthier ecosystem. The focus of our efforts is on communities in Côte d’Ivoire and Ghana, where nearly 70% of the world’s cocoa is produced.
Notable progress includes:
•Eliminate Child Labor and Improve Children’s Nutrition: We collaborate with communities to eliminate child labor, improve the quality of education and encourage children to remain in school. Over the past year, we continued to:
◦Expand Child Labor Monitoring and Remediation Systems (“CLMRS”), a leading method of prevention, detection and remediation of child labor amongst children aged 5-17 developed through the International Cocoa Initiative. CLMRS expansion details can be found in our ESG Reports; and
◦Supplement school-based nutrition programs through the manufacturing and daily distribution of ViVi, a vitamin-fortified peanut-based ready-to-use therapeutic snack containing 30% of daily nutritional intake requirements.
•Improve Farmer Incomes and Livelihoods: We initiated an Income Accelerator in Côte d’Ivoire, an incremental multi-faceted program to provide farming households with supplemental income, adoption of sustainable farm management practices and cocoa community-based investment resources aimed at increasing farmer incomes, building farm resiliency and addressing systemic issues that impact cocoa communities, like child labor. The Income Accelerator, which is expected to launch in spring 2023, was developed following extensive research and numerous consultations with farmers, government authorities and cross-sector cocoa farming and poverty alleviation experts and will initially focus on investments in two proven interventions – cash transfers (“CTs”) and village savings and loan associations (“VSLAs”).

◦CTs are a poverty reduction strategy that provide cocoa households with an additional source of income. Cash is paid directly to farming households participating in our Cocoa for Good programs and conditioned upon adoption of farm management practices that increase the chance of a higher standard of living.
◦VSLAs are championed by international humanitarian organizations for raising incomes in rural developing areas. VSLA’s are community-based groups that build social cohesion and increase economic stability through member-based savings and loans as members typically do not have access to formal banking services.
Hershey is also a signatory to the new Côte d’Ivoire-Ghana Cocoa Initiative’s (“CIGCI”) economic pact for sustainable cocoa, which is backed by the heads of state of Côte d’Ivoire and Ghana to ensure reasonable compensation for cocoa farmers, as well as better environmental and social practices. In addition, Hershey continues to pay a $400 Living Income Differential premium to its suppliers for cocoa purchased in Côte d’Ivoire and Ghana. This premium was set by the Ivorian and Ghanian governments beginning with the 2019-2020 cocoa crop, and Hershey contractually requires its suppliers to include this in all cocoa purchases.
•Protect the Environment. We advance environmentally responsible agricultural practices and promote agroforestry and shade-grown cocoa. We continue to expand polygon mapping to improve traceability, understand how and where cocoa is being grown and monitor deforestation risk using satellite technology.

Environment
Our products are made with raw ingredients and materials grown all over the world. We work within our individual commodity supply chains to drive sustainable practices, including collaborating with peers, civil society and governments and investing in critical elements such as certification, farm mapping, satellite monitoring, and landscape and jurisdictional programs to provide additional layers of due diligence.
As part of our commitment to fostering a strong and healthy planet:
•Hershey has committed to eliminating commodity-driven deforestation from our entire supply chain by 2030 while respecting and protecting the human rights of individuals.
•Our No Deforestation commitment is a key part of Hershey’s efforts to meet our science-based target to reduce our absolute Scope 1 and Scope 2 emissions by 50% and our Scope 3 GHG emissions by 25% by 2030. Our emissions-reduction targets are aligned with reduction requirements to keep warming to 1.5°C globally and have been approved by the Science Based Targets initiative as consistent with levels required to meet the highest goals of the Paris Climate Agreement.
In 2022, we continued to make progress on our climate and environmental goals:
•We announced a 140-megawatt PPA with National Grid Renewables for the Copperhead Solar & Storage Project in Falls County, Texas. This utility-scale solar project represents Hershey’s third PPA and is scheduled to come online in 2024. The project is expected to produce an estimated $25 million in direct economic impact throughout its first 25 years of operation, including the production of new tax revenue, onsite operations jobs and the creation of a charitable fund estimated at $600,000.

Our People
The remarkable and diverse people employed by Hershey, and the individuals who work along our value chain, are our most important assets. Over the past year, we have continued to make progress on our diversity, equity and inclusion (“DEI”) priorities and at the core is our Pathways Project, a five-year plan to make our workplace and communities even more inclusive.
We continue to hold ourselves accountable to the highest standards in DEI under our first female Chairman of the Board, President and CEO, Michele Buck:
•Assuming the appointment of all of our director nominees at the Annual Meeting, women will make up 45% of our Board;
•In 2020, we achieved 1:1 aggregate gender pay equity for salaried employees in the United States (excluding recent acquisitions);
•In 2021, we achieved 1:1 aggregate people of color pay equity for salaried employees in the United States (excluding recent acquisitions); and
•In 2022, we established our first bilingual manufacturing facility in Hazelton, PA, where Spanish and English-speaking employees are seamlessly integrated, which has enabled the hiring of a more experienced workforce, improved retention, and advanced enterprise-wide DEI priorities and career development programs.

We also continued to be recognized for our DEI efforts. In 2022, we were ranked by Forbes as one of the World’s Most Female-Friendly Companies and by DiversityInc as a Top 50 Company for Diversity. Hershey was also named a Best Place to Work for LGBTQ+ Equality by the Human Rights Campaign Foundation and our U.S. operations were certified as a Great Place to Work. We still have more work to do to improve and grow, and our employees are co-creating the way forward.
As part of our DEI evolution, we are increasing transparency related to our goals, strategies and outcomes. Our consolidated EEO-1 Report is available within the Sustainability section of our website at www.thehersheycompany.com.

CORPORATE GOVERNANCE
Our Board of Directors believes that the purpose of corporate governance is to facilitate effective oversight and management of the Company to create long-term stockholder value in a manner consistent with our purpose, values, Code of Conduct, stakeholder considerations and all applicable legal requirements. We have a long-standing commitment to good corporate governance practices. Our corporate governance policies and other documents establish the high standards of professional and personal conduct we expect of our Board, members of senior management and all employees, and promote compliance with various financial, ethical, legal and other obligations and responsibilities.
Our Board provides accountability, objectivity, perspective, judgment, and, in many cases, specific industry knowledge or experience. The Board is deeply involved in the Company’s strategic planning process and plays an important oversight role in the Company’s leadership development, succession planning and risk management processes. Although the Board does not have responsibility for day-to-day management of the Company, Board members stay informed about the Company’s business through regular meetings, site visits and other periodic interactions with management.
The business activities of the Company are carried out by our employees under the direction and supervision of our CEO. In overseeing these activities, each director is required to use his or her business judgment in the best interests of the Company. The Board’s responsibilities include:
•Reviewing the Company’s performance, strategies and major decisions;
•Overseeing the Company’s compliance with legal and regulatory requirements and the integrity of its financial statements;
•Overseeing the Company’s policies and practices for identifying, managing and mitigating key enterprise risks;
•Overseeing ESG matters, including the Company’s ESG strategies, policies, progress, risks and opportunities;
•Overseeing management, including reviewing the CEO’s performance and succession planning for key management roles; and
•Overseeing executive and director compensation and our compensation programs and policies.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the basic framework for the Board’s operation and role in the governance of the Company. The guidelines include the Board’s policies regarding director independence, qualifications and responsibilities, access to management and outside advisors, compensation, continuing education, oversight of management succession and stockholding requirements. They also provide a process for directors to annually evaluate the performance of the Board.
The Governance Committee is responsible for overseeing and reviewing the Board’s Corporate Governance Guidelines at least annually and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on the Investors section of our website at www.thehersheycompany.com.
Board Composition, Criteria for Board Membership and Board Evaluations
Board Composition
The Board currently comprises 12 members, each serving a one-year term that expires at the Annual Meeting. Ten of the 11 director nominees are considered independent under the New York Stock Exchange (“NYSE”) Rules (“NYSE Rules”) and the Board’s Corporate Governance Guidelines.
Criteria for Board Membership – Experiences, Skills and Qualifications
The Governance Committee works with the Board to determine the appropriate skills, experiences and attributes that should be possessed by the Board as a whole as well as its individual members. While the Governance Committee has not established minimum criteria for director candidates, in general, the Board seeks individuals with skills and backgrounds that will complement those of other directors and maximize the diversity and effectiveness of the Board as a whole. The Board also seeks individuals who bring unique and varied perspectives and life experiences to the Board. As such, the Governance Committee assists the Board by recommending prospective director candidates who will enhance the overall diversity of the Board. The Board views diversity broadly, taking into consideration the age, professional experience, race, education, gender and other attributes of its members.

In addition, the Board’s Corporate Governance Guidelines describe the general experiences, qualifications, attributes and skills sought by the Board of any director nominee, including:

Qualifications, Attributes and Skills	Knowledge and Experience
✓ Integrity	✓ Consumer Products
✓ Judgment	✓ Innovation
✓ Diversity	✓ Mergers and Acquisitions
✓ Ability to express informed, useful and constructive views	✓ Government Relations
✓ Experience with businesses and other organizations of comparable size	✓ Supply Chain
✓ Ability to commit the time necessary to learn our business and to prepare for and participate actively in committee meetings and in Board meetings	✓ Emerging Markets ✓ Finance ✓ Marketing ✓ Risk Management ✓ Technology
✓ Interplay of skills, experiences and attributes with those of the other Board members
In addition to evaluating new director candidates, the Governance Committee regularly assesses the composition of the Board in order to ensure it reflects an appropriate balance of knowledge, skills, expertise, diversity and independence. As part of this assessment, each director is asked to identify and assess the particular experiences, skills and other attributes that qualify him or her to serve as a member of the Board. Based on the most recent assessment of the Board’s composition completed in February 2023, the Governance Committee and the Board have determined that, in light of the Company’s current business structure and strategies, the Board has an appropriate mix of director experiences, skills, qualifications and backgrounds.

The following chart provides a summary of the collective qualifications of our director nominees:

Experience	Qualifications	Board Composition
Risk Management	Experience with enterprise risk management programs (through operations or via board/committee oversight), including strategic, financial, operational and commercial risks	100%
Mergers & Acquisitions (“M&A”)	Experience sourcing, negotiating and integrating complex M&A transactions, either as a senior operating executive or an investment banking or private equity professional	82%
Innovation Experience	Experience in research & development/new product and packaging innovation, proven track record of implementing innovative ways of working	73%
Operational Leadership	Functional experience in a senior operating position (President, Chief Operating Officer, head of large division) within a public/private company, including current or recent experience as the Chief Executive Officer of a public company	73%
International Experience	Significant experience working and managing operations in markets outside the U.S., combined with an intimate understanding of issues, trends and other relevant business activities in those markets	64%
Consumer Packaged Goods (“CPG”)	Experience in a senior level position of a durable or non-durable consumer-oriented company, preferably within the fast-moving consumer goods sector; senior-level experience with consumer marketing, sales and/or CPG retailers	55%
ESG & Human Capital	Experience at a senior level, including as Chief Sustainability Officer and/or Chief Human Resources Officer, overseeing and managing ESG risks and opportunities, including human capital management experience leading HR processes and risks	45%
Financial/Investment Leadership	Experience as a public company Chief Financial Officer or audit partner or as the chair of a public company audit committee or significant experience in capital markets, investment banking, corporate finance, financial reporting or the financial management of a major organization	45%
Supply Chain	Experience at a senior level managing or overseeing global supply chain strategy and execution for a major corporation, including responsibility for demand planning, procurement/sourcing, shipping, warehousing and logistics management	45%
Technology Experience	Recent leadership experience implementing new technologies to drive efficiencies and deliver commercial advantage	36%
Government Relations/Regulatory	Experience in a government capacity at the state or federal level and/or senior executive experience within legal, regulatory or other policy-making functions	27%
IT/Cybersecurity	Experience at a senior level, preferably as a Chief Information Security Officer, overseeing cybersecurity and information security matters, including policies and processes; significant experience with data analytics or enterprise digital transformation and ability to drive unique insights that lead to better strategic decisions and actions; senior leadership in a digital marketing organization or business unit	27%
A description of the most relevant experiences, skills and attributes that qualify each director nominee to serve as a member of the Board is included in his or her biography.

Board Evaluations
The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and board effectiveness. The Board’s evaluation process is designed to facilitate regular, systematic review of the Board’s effectiveness and accountability and to identify opportunities for improving Board operations and procedures. The Governance
Committee, led by the Governance Committee Chair and in consultation with the Lead Independent Director, oversees the process, content and format of the annual evaluations of our Board, committees and individual directors, and solicits feedback on Board performance and effectiveness, including Board composition, adequacy of information received, appropriate oversight, accountability and peer director feedback. The results of the evaluations are discussed with the full Board and each committee, respectively, and based on the results, the Board and committees implement enhancements and other modifications, as appropriate. Individual director feedback is provided by the Governance Committee chair. In 2021, the Board engaged a third-party corporate governance facilitator to conduct the annual evaluation and individual director interviews. The results of this third-party process were reported to the Board in 2022 and resulted in several enhancements to our Board operations and procedures. Our Board anticipates engaging a third-party facilitator every three years to conduct Board evaluations to gain additional external perspective, performance benchmarking and insight.
Leadership Structure
The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the current facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the CEO, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s current strategic plan and the current economic environment, among other factors.
Ms. Buck currently serves as our Chairman of the Board, President and CEO. The Board believes that combining the roles of Chairman of the Board and CEO under Ms. Buck’s leadership, paired with a strong Lead Independent Director, is in the best interests of the Company and its stockholders at this time for several reasons:
•Ms. Buck has served as the Company’s CEO and a member of the Board for more than six years. During that time, she has fostered a strong working relationship between the Board and management and has cultivated a high level of trust with the Board. She also has a deep understanding of Board governance and operations through her service as former Lead Director of New York Life Insurance Company.
•Having served as an executive in numerous positions with the Company for more than 18 years, Ms. Buck has an unparalleled knowledge of the Company and its products, which the Board believes puts her in the best position to lead the Board through the strategic business issues facing the Company. During her tenure as CEO, Ms. Buck has proven her ability to drive business strategy and operational excellence. The Board believes that having Ms. Buck leverage these skills as Chairman of the Board provides the Company with a significant competitive advantage in the current marketplace.
The Board also recognizes the importance of strong independent Board leadership. For that reason, beginning in May 2020 and in each year thereafter, the Board elected Anthony J. Palmer to serve as Lead Independent Director. The Board has determined that Mr. Palmer is an independent member of the Board under the NYSE Rules and the Company’s Corporate Governance Guidelines.
Under the terms of the Board’s Corporate Governance Guidelines, the Lead Independent Director’s responsibilities include the following:
•In the absence of the Chairman of the Board, presiding at all Board and stockholder meetings;
•Calling meetings of the independent directors of the Board, in addition to the executive sessions of independent directors held after each Board meeting;
•Presiding at all executive sessions and other meetings of the independent directors of the Board;
•Communicating with the independent directors of the Board between meetings as necessary or appropriate;
•Serving as a liaison between the Chairman of the Board and the independent directors, ensuring independent director consensus is communicated to the Chairman of the Board, and communicating the results of meetings of the independent directors to the Chairman of the Board and other members of management, as appropriate;
•In coordination with the CEO, approving Board meeting agendas and schedules to assure there is sufficient time for discussion of all agenda items;

•Reviewing committee agenda topics and time allotted for discussion at committee meetings in light of recommendations from each committee chair;
•Serving as an ex-officio member of all committees on which the Lead Independent Director does not serve as a voting member;
•Approving Board meeting materials and other information sent to the Board;
•Evaluating the quality and timeliness of information sent to the Board by the CEO and other members of management;
•Assisting the Chairman of the Board and the Governance Committee in implementing and overseeing the Board succession planning process;
•Assisting the Chairman of the Board with crisis management matters;
•Overseeing the evaluation of the CEO;
•Assisting the Chair of the Governance Committee with Board and individual director evaluations; and
•Being available for consultation and direct communication at the request of major stockholders.
Committees of the Board
The Board has established five standing committees to assist with its oversight responsibilities: (1) Audit Committee; (2) Compensation and Human Capital Committee (“Compensation Committee”); (3) Finance and Risk Management Committee; (4) Governance Committee and (5) Executive Committee. Each of the Audit Committee, the Compensation Committee, the Finance and Risk Management Committee and the Governance Committee is comprised entirely of independent directors as required by our Corporate Governance Guidelines. In addition, Ms. Koken and Messrs. Brown and Katzman are direct representatives of the Company’s largest stockholder. This composition of our Board helps to ensure that boardroom discussions reflect the views of management, our independent directors and our stockholders.
The Board may also from time to time establish committees of limited duration for a special purpose. No such committees were established in 2022.
Membership on each of our Board committees, as of March 20, 2023, is reflected below:

Name	Audit	Compensation and Human Capital	Finance and Risk Management	Governance	Executive
Pamela M. Arway		Chair
James W. Brown+
Michele G. Buck					Chair
Victor L. Crawford	Chair
Robert M. Dutkowsky			Chair
Mary Kay Haben
James C. Katzman
M. Diane Koken
Robert M. Malcolm
Anthony J. Palmer	*		*	*
Juan R. Perez				Chair
Wendy L. Schoppert+
____________________

Committee Member
*	Ex-Officio
+	Mr. Brown and Ms. Schoppert are not standing for re-election at the Annual Meeting

The table below identifies the number of meetings held by each Board committee in 2022 and provides a brief description of the duties and responsibilities of each committee. The charter of each Board committee can be viewed on the Investors section of our website at www.thehersheycompany.com.

Audit Committee	Meetings in 2022: 6
Duties and Responsibilities
•  Oversee financial reporting processes and integrity of the financial statements
•  Oversee compliance with legal and regulatory requirements
•  Oversee the Company’s Code of Conduct
•Oversee independent auditors’ qualifications, independence and performance
•Oversee the internal audit function
•  Approve audit and non-audit services and fees
•  Oversee (in consultation with the Finance and Risk Management Committee) risk management processes and policies
•  Review adequacy of internal controls
•  Review Quarterly and Annual Reports
•  Review earnings releases
• Discuss the Company’s tax strategies, practices and related disclosures
•Review the Company’s public reporting with respect to ESG matters within the Audit Committee’s purview

Membership
•  All Audit Committee members must be independent
•All Audit Committee members are financially literate, and Ms. Schoppert and Mr. Crawford qualify as “audit committee financial experts”
•  Charter prohibits any member of the Audit Committee from serving on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of the director to effectively serve on the Committee

Compensation and Human Capital Committee	Meetings in 2022: 5
Duties and Responsibilities
• Establish executive officer compensation (other than CEO compensation) and oversee compensation programs and policies
• Oversee consideration of ESG matters in executive compensation program
• Oversee human capital management practices, including talent management, diversity, equity and inclusion (“DEI”) and pay equity
• Evaluate CEO performance and make recommendations regarding CEO compensation
• Oversee the CEO’s evaluation of executive officers and, in consultation with the CEO, review and approve the compensation of executive officers other than the CEO
• Review director compensation
• Make equity grants under and administer the Equity and Incentive Compensation Plan (the “EICP”)
• Establish target award levels and make awards under the annual cash incentive component of the EICP
• Review the Company’s executive organization
• Oversee executive officer succession planning

Membership	• All Compensation Committee members must be independent

Finance and Risk Management Committee	Meetings in 2022: 7
Duties and Responsibilities
• Oversee management of the Company’s assets, liabilities and risks
• Review capital projects, acquisitions and dispositions of assets and changes in capital structure
• Review principal banking relationships, credit facilities and commercial paper programs
• Oversee (in consultation with the Audit Committee) risk management processes and policies
•Review and oversee policies and procedures with respect to human rights, environmental stewardship and responsible sourcing/commodities practices within the Company’s supply chain

Membership	• All Finance and Risk Management Committee members must be independent

Governance Committee	Meetings in 2022: 5
Duties and Responsibilities
•  Review the composition of the Board and its committees
•  Identify, evaluate and recommend candidates for election to the Board
•  Review corporate governance matters and policies, including the Board’s Corporate Governance Guidelines
•Oversee governance of the Company’s ESG policies and programs, including the establishment and review of targets, standards and other metrics used to measure and track ESG performance and progress
•  Administer the Company’s Related Person Transaction Policy
•  Evaluate the performance of the Board, its independent committees and each director

Membership	• All Governance Committee members must be independent

Executive Committee	Meetings in 2022: 2
Duties and Responsibilities
•  Manage the business and affairs of the Company, to the extent permitted by the Delaware General Corporation Law, when the Board is not in session
•  Review and approve related-party transactions between the Company and Hershey Trust Company, Hershey Entertainment & Resorts Company and/or Milton Hershey School, or any of their affiliates
•For more information regarding the review, approval or ratification of related-party transactions, please refer to the section titled “Certain Transactions and Relationships”

Membership
•  Comprises the Chairman of the Board, Lead Independent Director, the Chairs of the Audit Committee, Compensation Committee, Finance and Risk Management Committee and Governance Committee, and, if deemed appropriate by the Board in its discretion, one other director as appointed by the Board.

Enterprise Risk Management
Our Board is responsible for overseeing the Company’s strategies, processes and practices for identifying, managing and mitigating key enterprise risks. Board oversight of our enterprise risk management (“ERM”) program is an integral component of our business continuity and resiliency and imperative for the protection of our stockholders, business and employees. Our Board administers its risk oversight responsibilities both through direct review and discussion of our ERM program and key risks facing the Company and by delegating certain risk oversight responsibilities to Board committees and senior management for further consideration and evaluation, as detailed in the table below.

Board of Directors
• Ultimate responsibility for risk oversight and our ERM program
• Reviews (full Board or via committees) risks related to our business and operations throughout the year
• Strategic planning and associated risks
• CEO and senior management succession planning
• ESG programs and policies, including sustainability and climate change

Audit Committee	Compensation and Human Capital Committee	Executive Committee	Finance and Risk Management Committee	Governance Committee

 • Legal and regulatory compliance and the Code of Conduct
 • Key accounting policies and integrity of financial statements
 • Internal controls and procedures and internal and independent audit matters
 • Public reporting with respect to ESG matters within the committee’s purview

 • Compensation programs and policies
 • ESG matters in the executive compensation program
 • Engage independent compensation consultants to assist in reviewing compensation programs, including potential risks
 • Succession planning and talent processes and programs
 • Human capital management practices, including talent management, DEI and pay equity

• Approve related party transactions between the Company and entities affiliated with the Company and certain of its directors
 • Primary responsibility for overseeing the ERM process and reviewing key enterprise risks and risk mitigation plans, including risks relating to information security
 • Key financial risks, including insurance, capital structure and credit matters
 • M&A activities and related risks
 • Policies and procedures with respect to human rights, environmental stewardship and responsible sourcing/ commodities practices within the Company’s supply chain

 • Governance-related risks, including Board composition and succession, director independence and related-party transactions
 • Governance of the Company’s ESG policies and programs, including the establishment and review of targets, standards and metrics for measuring and tracking ESG performance and progress
 • Compliance with key corporate governance documents

Management
• Responsible for the day-to-day management and mitigation of risk
• Conducts an annual ERM assessment to identify the Company’s key enterprise risks
• Reports to the Board, the Finance and Risk Management Committee and other appropriate committee regarding key risks and the actions management has taken to monitor, control and mitigate risk

While the Board and its committees oversee key risk areas, Company management, through our ERM Core Team, is charged with the day-to-day management of risks and reports to our General Counsel and Chief Financial Officer, who we believe are the executive leaders with the appropriate expertise and visibility within our Company to best develop and execute our ERM program. Our ERM Core Team, comprising a cross-functional team of senior management with expertise in varying aspects of our business, including operations, internal audit, finance, legal, compliance, security and information technology, partners closely with leaders throughout the Company to identify the Company’s most significant risks and develop and implement processes to manage, monitor, mitigate or otherwise address such risks. Many of our key business leaders, functional heads and other managers from across the globe provide perspective and input to the ERM Core Team to develop the Company’s holistic views on enterprise risks.
Once identified by our ERM Core Team, General Counsel, and Chief Financial Officer, our key enterprise risks are reviewed with the Finance and Risk Management Committee. The results of the risk assessment by the Finance and Risk Management Committee are integrated into the Board’s, relevant committees’ and/or management’s processes for ongoing monitoring and reporting.
The Board believes that its structure – including a strong Lead Independent Director, 10 of 11 independent director nominees and key committees composed entirely of independent directors – supports an appropriate risk oversight function and helps ensure that key strategic decisions made by senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.
Information Security
As indicated above, the Finance and Risk Management Committee is responsible for reviewing key enterprise risks identified through the ERM process, which includes information security strategies and risks, as well as data privacy and protection risks and mitigation strategies (“Information Security”). At each regularly scheduled Finance and Risk Management Committee meeting, management, through the Company’s Chief Information Security Officer, reports on Information Security controls, audits, guidelines and developments. The Chief Information Security Officer oversees the dedicated Information Security team, which works in partnership with internal audit to review information technology-related internal controls with our external auditors as part of the overall internal controls process. Annual third-party audits are also conducted on penetration testing and overall program maturity.
Our Company-wide Information Security training program includes:
•Security awareness training, including regular phishing simulations;
•Acceptable use training; and
•Other targeted trainings throughout the year.
We currently maintain a cyber insurance policy that provides coverage for security breaches. The Company has neither experienced a material Information Security breach nor incurred any material breach-related expenses over the last three years.
Board Meetings and Attendance
The Board held 9 meetings in 2022. Each incumbent director attended at least 90% of all of the meetings of the Board and committees of the Board on which he or she served in 2022. Average director attendance for all meetings equaled 97%.
In addition, the independent directors meet regularly in executive session at every Board meeting and at other times as the independent directors deem necessary. These meetings allow the independent directors to discuss important issues, including the business and affairs of the Company as well as matters concerning management, without any member of management present. Each executive session is chaired by the Lead Independent Director. In the absence of the Lead Independent Director, executive sessions are chaired by an independent director assigned on a rotating basis. Members of the Audit Committee, Compensation Committee, Finance and Risk Management Committee and Governance Committee also meet regularly in executive session.
Directors are expected to attend our annual meetings of stockholders. Eleven of our twelve directors attended our 2022 annual meeting.

Director Independence
The Board, in consultation with the Governance Committee, determines which of our directors are independent. The Board has adopted categorical standards for independence that it uses in determining which directors are independent. The Board bases its determination of independence for each director on the more stringent independence standards applicable to Audit Committee members regardless of whether such director serves on the Audit Committee. These standards are contained in the Board’s Corporate Governance Guidelines, which are available on the Investors section of our website at www.thehersheycompany.com.
Applying these categorical standards for independence, as well as the independence requirements set forth in the listing standards of the NYSE Rules and the rules and regulations of the Securities and Exchange Commission (“SEC”), the Board determined that all directors recommended for election at the Annual Meeting are independent, except for Ms. Buck, who the Board determined is not independent because she is an executive officer of the Company. The Board also determined that
Ms. Schoppert and Mr. Brown, who decided not to stand for re-election at the Annual Meeting, were independent during their tenure on the Board.
In making its independence determinations, the Board, in consultation with the Governance Committee, reviewed the direct and indirect relationships between each director and the Company and its subsidiaries, as well as the compensation and other payments each director received from or made to the Company and its subsidiaries.
In making its independence determinations with respect to Mmes. Koken and Kraus and Messrs. Brown and Katzman, the Board considered their roles as current members of the board of directors of Hershey Trust Company and the board of managers (governing body) of Milton Hershey School, as well as certain transactions the Company had or may have with these entities.
Hershey Trust Company, as trustee for the trust established by Milton S. and Catherine S. Hershey that has as its sole beneficiary Milton Hershey School (such trust, the “Milton Hershey School Trust”), is our controlling stockholder. Hershey Trust Company is in turn owned by the Milton Hershey School Trust. As such, Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by the Milton Hershey School Trust are considered affiliates of the Company under SEC rules. During 2022, we had a number of transactions with Hershey Trust Company, Milton Hershey School and companies owned by the Milton Hershey School Trust involving the purchase and sale of goods and services in the ordinary course of business. We also entered into certain transactions with Hershey Trust Company, as trustee for the Milton Hershey School Trust and The M.S. Hershey Foundation. We have outlined these transactions in greater detail in the section titled “Certain Transactions and Relationships.” We have provided information about Company stock owned by Hershey Trust Company, as trustee for the Milton Hershey School Trust, and by Hershey Trust Company for its own investment purposes in the section titled “Information Regarding Our Controlling Stockholder.”
Ms. Koken and Mr. Katzman do not, and Ms. Kraus will not, receive any compensation from The Hershey Company, or from Hershey Trust Company or Milton Hershey School, other than compensation they receive or will receive in the ordinary course as members of the Board. In addition, Ms. Koken and Mr. Katzman do not, and Ms. Kraus will not, vote on Board decisions in connection with the Company’s transactions with Hershey Trust Company, Milton Hershey School and companies owned by the Milton Hershey School Trust. The Board therefore concluded that the positions Mmes. Koken and Kraus and Mr. Katzman have as members of the board of directors of Hershey Trust Company and the board of managers of Milton Hershey School do not impact their independence.
Director Nominations
The Governance Committee is responsible for identifying and recommending to the Board candidates for Board membership. As our controlling stockholder, Hershey Trust Company, as trustee for the Milton Hershey School Trust, also may from time to time recommend to the Governance Committee, or elect outright, individuals to serve on our Board.
In administering its responsibilities, the Governance Committee has not adopted formal selection procedures, but instead utilizes general guidelines that allow it to adjust the selection process to best satisfy the objectives established for any director search. The Governance Committee considers director candidates recommended by any reasonable source, including current directors, management, stockholders and other sources. The Governance Committee evaluates all director candidates in the same manner, regardless of the source of the recommendation.
From time to time, the Governance Committee engages a paid third-party consultant to assist in identifying and evaluating director candidates. The Governance Committee has sole authority under its charter to retain, compensate and terminate these consultants.

Stockholders desiring to recommend or nominate a director candidate must comply with certain procedures. If you are a stockholder and desire to nominate a director candidate at the 2024 Annual Meeting of Stockholders of the Company, you must comply with the procedures for nomination set forth in the section titled “Information Regarding the 2024 Annual Meeting of Stockholders.” Stockholders who do not intend to nominate a director at an annual meeting may recommend a director candidate to the Governance Committee for consideration at any time. Stockholders desiring to do so must submit their recommendation in writing to The Hershey Company, c/o Secretary, 19 East Chocolate Avenue, Hershey, Pennsylvania 17033, and include in the submission all of the information that would be required if the stockholder nominated the candidate at an annual meeting. The Governance Committee may require the nominating stockholder to submit additional information before considering the candidate.
There were no changes to the procedures relating to stockholder nominations during 2022, and there have been no changes to such procedures to date in 2023. These procedural requirements are intended to ensure the Governance Committee has sufficient time and a basis on which to assess potential director candidates and are not intended to discourage or interfere with appropriate stockholder nominations. The Governance Committee does not believe that these procedural requirements subject any stockholder or proposed nominee to unreasonable burdens. The Governance Committee and the Board reserve the right to change the procedural requirements from time to time and/or to waive some or all of the requirements with respect to certain nominees, but any such waiver shall not preclude the Governance Committee from insisting upon compliance with any and all of the above requirements by any other recommending stockholder or proposed nominees.

Communications with Directors
Stockholders and other interested parties may communicate with our directors in several ways. Communications regarding accounting, internal accounting controls or auditing matters may be emailed to the Audit Committee at auditcommittee@hersheys.com or sent to the Audit Committee at the following address:
Audit Committee
c/o Secretary
The Hershey Company
19 East Chocolate Avenue
P.O. Box 819
Hershey, PA 17033-0819
Stockholders and other interested parties also can submit comments, confidentially and anonymously if desired, to the Audit Committee by calling the Hershey Concern Line at (800) 871-3659, by accessing the Hershey Concern Line website at www.HersheysConcern.com or emailing ethics@hersheys.com.
Stockholders and other interested parties may contact any of the independent directors, including the Lead Independent Director, as well as the independent directors as a group, by writing to the specified party at the address set forth above or by emailing the independent directors (or a specific independent director, including the Lead Independent Director) at independentdirectors@hersheys.com. Stockholders and other interested parties may also contact any of the independent directors using the Hershey Concern Line website noted above.
Communications to the Audit Committee, any of the independent directors and the Hershey Concern Line are processed by the Office of General Counsel. The Office of General Counsel reviews and summarizes these communications and provides reports to the applicable party on a periodic basis. Communications regarding any accounting, internal control or auditing matter are reported immediately to the Audit Committee, as are allegations about our officers. The Audit Committee will address communications from any interested party in accordance with our Board-approved Procedures for Submission and Handling of Complaints Regarding Compliance Matters, which are available for viewing on the Investors section of our website at www.thehersheycompany.com. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded to the Audit Committee or the independent directors, but copies are retained and made available to any director who wishes to review them.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

✓	The Board of Directors unanimously recommends that stockholders vote FOR each of the nominees for director at the 2023 Annual Meeting
The first proposal to be voted on at the Annual Meeting is the election of 11 directors. If elected, the directors will hold office until the 2024 Annual Meeting of Stockholders of the Company or until their successors are elected and qualified.
Election Procedures
We have two classes of common stock outstanding: Common Stock and Class B Common Stock. Under our certificate of incorporation and by-laws:
•One-sixth of our directors (which currently equates to two directors) will be elected by the holders of our Common Stock voting as a separate class.
◦For the Annual Meeting, the Board has nominated Victor L. Crawford and Robert M. Dutkowsky for election by the holders of our Common Stock voting as a separate class.
•The remaining 9 directors will be elected by the holders of our Common Stock and Class B Common Stock voting together as a single class.
With respect to the nominees to be elected by the holders of the Common Stock voting as a separate class, the two nominees receiving the greatest number of votes of the Common Stock will be elected as directors. With respect to the nominees to be elected by the holders of the Common Stock and the Class B Common Stock voting together as a single class, the 9 nominees receiving the greatest number of votes of the Common Stock and Class B Common Stock will be elected as directors.
The Board’s Corporate Governance Guidelines provide that directors will generally not be nominated for re-election after their 72nd birthday. All of the directors standing for election at the Annual Meeting satisfy the applicable age guideline.
All director nominees have indicated their willingness to serve if elected. If a nominee becomes unavailable for election for any reason, the proxies will have discretionary authority to vote for a substitute.

Nominees for Director
The director nominees listed below were recommended to the Board by the Governance Committee, and the Board unanimously recommends the director nominees for election at the Annual Meeting. In making its recommendation, the Governance Committee considered the experience, qualifications, attributes and skills of each nominee, as well as each director’s past performance on our Board, as reflected in the Governance Committee’s annual evaluation of Board and committee performance. This evaluation considers, among other things, each director’s individual contributions to the Board, the director’s ability to work collaboratively with other directors and the effectiveness of the Board as a whole.
On the following pages, we provide certain biographical information about each nominee for director, as well as information regarding the nominee’s specific experience, qualifications, attributes and skills that qualify him or her to serve as a director and as a member of the committee(s) of the Board on which the nominee serves.

Pamela M. Arway Director since 2010 Age 69 Board Committees • Compensation (Chair) • Executive • Finance and Risk Management
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Arway is the former President, Japan/Asia Pacific/Australia Region, of American Express International, Inc., a global payments, network and travel company, a position she held from October 2005 until her retirement in January 2008. Ms. Arway held multiple leadership positions during her 21-year career with American Express Company, Inc. and its subsidiaries, including as Chief Executive Officer, American Express Australia Ltd., and as Executive Vice President and General Manager, Corporate Travel North America. Ms. Arway contributes to the Board through the experience in finance, marketing, international business, government affairs, consumer products and human resources she developed throughout her career.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
•Iron Mountain Incorporated (May 2014 to present)
•DaVita Inc. (May 2009 to present)
•Carlson Inc. (May 2019 to June 2021)
EDUCATION
•Bachelor’s degree in Languages from Memorial University of Newfoundland
•Masters of Business Administration degree from Queen’s University, Kingston, Ontario, Canada

Michele G. Buck Director since 2017 Age 61 Board Committees • Executive (Chair)
QUALIFICATIONS, ATTRIBUTES AND SKILLS
As Chairman of the Board, President and Chief Executive Officer of the Company, a position she has held since October 2019, Ms. Buck is responsible for all day-to-day global operations and commercial activities of the Company. She previously served the Company in a variety of executive roles, including as President and Chief Executive Officer from March 2017 to October 2019 and as Executive Vice President and Chief Operating Officer from June 2016 to March 2017. Having served at the Company for more than 18 years and as an executive in the consumer-packaged goods industry for more than 30 years, Ms. Buck contributes to the Board in the areas of marketing, consumer products, strategy, supply chain management and mergers and acquisitions. Her presence in the boardroom also ensures efficient communication between the Board and Company management.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
• New York Life Insurance Company (November 2013 to present)
EDUCATION
• Bachelor’s degree from Shippensburg University of Pennsylvania
• Masters of Business Administration degree from the University of North Carolina

Victor L. Crawford Director since 2020 Age 61 Committees • Audit (Chair) • Compensation • Executive
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Crawford is the former Chief Executive Officer, Pharmaceutical Segment, of Cardinal Health, Inc., a global healthcare services and products company, a position he held from November 2018 until November 2022. Mr. Crawford has held senior management positions at several companies across the food and beverage, hospitality and healthcare services industries. He held the position of President and Chief Operating Officer, Healthcare, Education and Business Dining, at Aramark Corporation, a global provider of food, facilities and uniform services, from September 2012 to October 2018. Mr. Crawford also held senior management positions at PepsiCo, Inc., a multinational food, snack and beverage company. Mr. Crawford contributes to the Board through his broad range of experience in digital transformation, fast moving consumer goods, logistics and supply chain management, as well as his valuable insights in emerging markets, consumer retail and finance.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
•Pelotonia (September 2020 to present)
•Board of Trustees, National Urban League (October 2010 to present)
•Dave & Buster’s Entertainment, Inc. (August 2016 to June 2020)
EDUCATION
•Bachelor of Science degree in Accounting from Boston College
One of two directors nominated for election by the holders of the
Common Stock voting separately as a class

Robert M. Dutkowsky Director since 2020 Age 68 Board Committees •Finance and Risk Management (Chair) •Executive •Governance
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Dutkowsky is the former Executive Chairman and Chief Executive Officer of Tech Data Corporation, a wholesale distributor of technology products, a position he held from June 2018 until his retirement in June 2020. He previously served as Chief Executive Officer of Tech Data from October 2006 to June 2018, including as Chairman of the Board from June 2017 until his appointment as Executive Chairman in June 2018. Prior to joining Tech Data, Mr. Dutkowsky served as President, Chief Executive Officer and Chairman of two software companies, Egenera, Inc. and J.D. Edwards & Co., Inc. Having spent most of his career in the technology industry, Mr. Dutkowsky brings to the Board broad operational experience and a deep understanding of the technology industry and how technology and digital capabilities drive growth and resiliency. The experiences and skills he developed as a senior executive at multiple technology and software businesses also allow Mr. Dutkowsky to provide the Board with insights related to finance, management, operations, risk management and governance.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
•Pitney Bowes, Inc. (July 2018 to present)
•Raymond James Financial, Inc. (October 2018 to present)
•US Foods, Inc. (January 2017 to present)
•Tech Data Corporation (October 2006 to June 2020)
EDUCATION
• Bachelor of Science degree in Industrial Labor Relations from Cornell University
One of two directors nominated for election by the holders of the
Common Stock voting separately as a class

Mary Kay Haben Director since 2013 Age 66 Board Committees • Compensation • Finance & Risk Management
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Haben is the former President, North America, of Wm. Wrigley Jr. Company, a leading confectionery company, a position she held from October 2008 until her retirement in February 2011. She served in several other senior management positions during her time at Wm. Wrigley Jr. Company, including as Group Vice President and Managing Director, North America. She also held a succession of leadership positions in her 27-year career at Kraft Foods, Inc., a grocery manufacturing and processing conglomerate. Throughout her career, Ms. Haben gained extensive experience managing businesses in the consumer-packaged goods industry and developed a track record of growing brands and developing new products. Her knowledge of and ability to analyze the overall consumer-packaged goods industry, evolving market dynamics and consumers’ relationships with brands make her a valuable contributor to the Board and the Company.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
• Grocery Outlet Holding Corp. (November 2019 to present)
• Trustee of Equity Residential (July 2011 to present)
• Bob Evans Farms, Inc. (August 2012 to January 2018)
EDUCATION
• Bachelor’s degree, magna cum laude, in Business Administration from the University of Illinois
• Masters of Business Administration degree in Marketing from the University of Michigan, Ross School of Business

James C. Katzman Director since 2018 Age 55 Board Committees • Finance and Risk Management • Governance
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Katzman is a director of Hershey Trust Company and a member of the Board of Managers of Milton Hershey School, a position he has held since April 2017. He is also the Senior Vice President of Business Development for General Electric Company, a global company focused on aviation, healthcare and energy, a position he has held since October 2021. As one of three representatives of Hershey Trust Company and Milton Hershey School currently serving on the Board. Mr. Katzman provides valuable perspectives as a representative of our largest stockholder and the school that is its sole beneficiary. Having previously served as a partner in Goldman Sachs Group, Inc., a multinational investment bank, he also contributes to the Board through his extensive experience in corporate financial matters and merger and acquisition transactions, which assists the Board in overseeing the Company’s financial stewardship and transformation into a leading snacking powerhouse.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
•Brinker International, Inc. (January 2018 to present)
EDUCATION
•Bachelor’s degree, cum laude, from Dartmouth College
•Masters of Business Administration degree from Columbia University Graduate School of Business

M. Diane Koken Director since 2017 Age 70 Board Committees • Audit • Compensation
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Koken is Chairman of the Board of Hershey Trust Company and Milton Hershey School, positions she has held since December 2020. She has also served as director of Hershey Trust Company and a member of the Board of Managers of Milton Hershey School since December 2015. As Chairman of the Boards and one of three representatives of Hershey Trust Company and Milton Hershey School currently serving on the Board, Ms. Koken brings to the Board valuable insights from our largest stockholder and the school that is its sole beneficiary. For more than 15 years, Ms. Koken has also served as a legal/regulatory consultant. She previously served as Insurance Commissioner of Pennsylvania for three governors and in other leadership roles during her 22-year career at Provident Mutual Life Insurance Company, a national life insurer, that culminated in her serving as its Vice President, General Counsel and Corporate Secretary. Ms. Koken served as a previous president of the National Association of Insurance Commissioners. She contributes to the Board through her significant expertise in insurance, risk management and regulatory affairs, as well as her experience in legal operations and corporate governance.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
• Nationwide Mutual Funds and Nationwide Variable Insurance Trust (April 2019 to present)
• Nationwide Mutual Insurance Company; Nationwide Mutual Fire Insurance Company; Nationwide Corporation (April 2007 to present)
• Capital BlueCross (December 2011 to April 2022)
• NORCAL Mutual (January 2009 to May 2021)
EDUCATION
• Bachelor’s degree, magna cum laude, from Millersville University
• Juris Doctor degree from Villanova University School of Law

Huong Maria T. Kraus Director Nominee Age 51 Board Committees • New Nominee
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Kraus is Vice Chair of the Board of Hershey Trust Company and Milton Hershey School, positions she has held since January 2021. She has also served as a director of Hershey Trust Company and a member of the Board of Managers of Milton Hershey School since January 2018. Ms. Kraus is currently the Chief Financial Officer of Wedgewood Pharmacy, the largest compounding pharmacy devoted to animal health in the United States, a position she has held since June 2021. She was recommended to the Governance Committee as a potential director nominee by Hershey Trust Company. As one of three representatives of Hershey Trust Company and Milton Hershey School nominated to serve on the Board, Ms. Kraus will bring to the Board valuable insights from our largest stockholder and the school that is its sole beneficiary. Prior to joining Wedgewood Pharmacy, from September 2019 to June 2021, Ms. Kraus served as Chief Financial Officer at Accelerated Enrollment Solutions, a division of PPD, a global contract research organization that provided comprehensive drug development, laboratory and lifecycle management services prior to being acquired by Thermo Fisher Scientific in 2021. Prior to this, Ms. Kraus served in various financial roles at Bioclinica (now Clario), a company providing pharmaceutical outsourced services, including most recently as Executive Vice President, Corporate Development and Strategy from March 2015 to August 2019. Ms. Kraus will bring valuable insights to the Board from her 25 years' experience and leadership in finance, strategy and corporate development. Her experience in financial executive roles will also contribute to the Board a deep understanding of financial matters. Additionally, her strong background in mergers and acquisitions and corporate development will contribute to the Company's evolution into a leading snacking powerhouse.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
• Girl Scouts of Eastern Pennsylvania (May 2008 to present)

EDUCATION
• Bachelor’s degree in Accounting from Pennsylvania State University

Robert M. Malcolm Director since 2011 Age 70 Board Committees • Audit • Governance
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Malcolm is the former President, Global Marketing, Sales & Innovation, of Diageo PLC, a leading premium drinks company, a position he held from June 2002 until his retirement in December 2008. Prior to that position, Mr. Malcolm spent 24 years at The Procter & Gamble Company in various leadership positions, including as Vice President – General Manager Beverages, Europe, Middle East and Africa, and Vice President – General Manager, Arabian Peninsula. He is a globally recognized expert in strategic marketing and is currently Executive in Residence, Center for Customer Insight and Marketing Solutions, McCombs School of Business, University of Texas. Mr. Malcolm brings to the Board significant experience in emerging markets and in the marketing and sales of consumer products, including consumer-packaged goods and fast-moving consumer goods.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
• Boston Consulting Group (senior advisor) (December 2012 to May 2022)
EDUCATION
• Bachelor’s degree in Marketing from the University of Southern California
• Masters of Business Administration degree in Marketing from the University of Southern California

Anthony J. Palmer
Lead Independent Director
since May 2020
Director since 2011
Age 63
Board Committees
• Audit (ex-officio)
• Compensation
• Executive
• Finance and Risk Management (ex-officio)
• Governance (ex-officio)

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Palmer joined One Rock Capital Partners, LLC, a private equity firm, in April 2022 as an Operating Partner focused on investments in the food and beverage industry. Prior to that position, Mr. Palmer was Founder and Chief Executive Officer of TropicSport, a natural and environmentally friendly e-commerce suncare and skincare products company, a position he held from April 2019 to December 2022. Prior to founding TropicSport, Mr. Palmer held key leadership positions at Kimberly-Clark Corporation, a multinational personal care company, including serving as President, Global Brands and Innovation, from April 2012 to April 2019. Prior to Kimberly-Clark Corporation, Mr. Palmer served in various leadership positions at The Kellogg Company, a multinational food manufacturing company, and the Coca-Cola Company, a multinational beverage company. Having spent most of his career in the consumer-packaged goods industry, Mr. Palmer contributes to the Board through his insight in several key strategic areas for the Company, including fast-moving consumer-packaged goods, emerging markets, marketing and human resources.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
• None
EDUCATION
• Bachelor’s degree in Business from Monash University in Melbourne, Australia
• Masters of Business Administration degree, with distinction, from the International Management Institute, Geneva, Switzerland

Juan R. Perez Director since 2019 Age 56 Board Committees • Governance (Chair) • Executive • Finance and Risk Management
QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Perez is the Executive Vice President and Chief Information Officer of Salesforce.com, Inc., a global leader in customer relationship management technology, a position he has held since April 2022. Prior to joining Salesforce, he spent 32 years at United Parcel Service, Inc. (“UPS”), a multinational package delivery and supply chain management company, where he held a succession of leadership positions, including serving as Chief Information and Engineering Officer from April 2017 to March 2022 and Chief Information Officer from March 2016 to April 2017. Prior to those roles, Mr. Perez served as UPS’ Vice President of Technology and as Vice President, Engineering. Through his varied roles, he has developed a broad range of commercial, human resources, operational planning, logistics and technological expertise. In addition to his overall leadership experience, Mr. Perez brings significant strength in the areas of supply chain management and logistics, digital technology, information security, innovation and data analytics to the Board.
PUBLIC COMPANY AND OTHER KEY DIRECTORSHIPS
• None
EDUCATION
• Bachelor of Science degree in Industrial and Systems Engineering from the University of Southern California
• Masters of Science degree in Computer and Manufacturing Engineering from the University of Southern California

NON-EMPLOYEE DIRECTOR COMPENSATION
The Hershey Company Directors’ Compensation Plan
We maintain a Directors’ Compensation Plan that is designed to:
•Attract and retain highly qualified, non-employee directors; and
•Align the interests of non-employee directors with those of our stockholders by paying a portion of non-employee compensation in units representing shares of our Common Stock.
Directors who are employees of the Company receive no additional compensation for their service on our Board. Ms. Buck is the only employee of the Company who also served as a director during 2022 and thus received no additional compensation for her Board service.
The Board targets non-employee director compensation at the 50th percentile of compensation paid to directors at a group of our peer companies (“the Compensation Peer Group”). The Compensation Committee regularly reviews and as appropriate, make changes to the Compensation Peer Group to ensure it is representative of the Company’s market for talent, business portfolio, overall size and global footprint. Information about the Compensation Peer Group is included in the section titled “Setting Compensation” in the Compensation Discussion & Analysis. Each year, with the assistance of the Compensation Committee and the Compensation Committee’s independent compensation consultant, the Board reviews the compensation paid to directors at companies in the current peer group to determine whether any changes to non-employee director compensation are warranted.
As a result of its review in October 2021, the Board determined that no changes to any of the compensation elements were warranted for 2022. Accordingly, compensation paid to non-employee directors in 2022 was as follows:

Form of Compensation	Payment ($)
Annual retainer for Chairman of the Board(1) (2)	150,000
Annual retainer for other non-employee directors	105,000
Annual Restricted Stock Unit award	160,000
Annual retainer for Lead Independent Director(2) (3)	30,000
Annual retainers for chairs of Audit, Compensation and Finance and Risk Management Committees(2)	20,000
Annual retainer for chair of Governance Committee(2)	15,000
____________________
(1)Applies only when Chairman of the Board is a non-employee director.
(2)Paid in addition to $105,000 annual retainer for non-employee directors.
(3)A Lead Independent Director is appointed if the Chairman of the Board is not independent.
The Board completed its annual review of non-employee director compensation in December 2022 and determined that the following changes were warranted for 2023 to ensure that the program remains aligned to the 50th percentile of compensation paid to directors from our Compensation Peer Group. The Board elected to increase the annual Restricted Stock Unit (“RSU”) award from $160,000 to $170,000, the annual retainer for the Lead Independent Director from $30,000 to $50,000 and the Committee Chair retainers from $20,000 ($15,000 for Governance Committee) to $25,000. Except for these changes, all other elements of the non-employee director compensation program described above remain unchanged for 2023.
Payment of Annual Retainer, Lead Independent Director Fee and Committee Chair Fees
The annual retainer (including the annual retainer for the Chairman of the Board, when applicable) and any applicable Lead Independent Director or committee chair retainers for all non-employee directors are paid in quarterly installments on the 15th day of March, June, September and December, or the prior business day if the 15th is not a business day. Non-employee directors may elect to receive all or a portion of the annual retainer (including the annual retainer for the Chairman of the Board, when applicable) in cash or in Common Stock. Non-employee directors may also elect to defer receipt of all or a portion of the retainer (including the annual retainer for the Chairman of the Board, when applicable), any applicable Lead Independent Director retainer or committee chair retainers until the date their membership on the Board ends. Lead Independent Director and committee chair retainers that are not deferred are paid only in cash.

Non-employee directors choosing to defer all or a portion of their retainer, any applicable Lead Independent Director retainer or committee chair retainers may invest the deferred amounts in two ways:
•In a cash account that values the performance of the investment based upon the performance of one or more third-party investment funds selected by the director from among the mutual funds or other investment options available to all employees participating in our 401(k) plan. Amounts invested in the cash account are paid only in cash.
•In a deferred common stock unit account that we value according to the performance of our Common Stock, including reinvested dividends. Amounts invested in the deferred common stock unit account are paid in shares of Common Stock.
Restricted Stock Units
RSUs are granted quarterly to non-employee directors on the first day of January, April, July and October. In 2022, the number of RSUs granted in each quarter was determined by dividing $40,000 by the average closing price of a share of our Common Stock on the NYSE on the last three trading days preceding the grant date. RSUs awarded to non-employee directors vest one year after the date of grant, or earlier upon termination of the director’s membership on the Board by reason of retirement (termination of service from the Board after the director’s 60th birthday), death or disability, for any reason after a Change in Control as defined in our Executive Benefits Protection Plan (Group 3A) (“EBPP 3A”), or under such other circumstances as the Board may determine. Vested RSUs are payable to directors in shares of Common Stock or, at the option of the director, can be deferred as Common Stock units under the Directors’ Compensation Plan until the director’s membership on the Board ends. Dividend equivalent units are credited at regular rates on the RSUs during the restriction period and, upon vesting of the RSUs, are payable in shares of Common Stock or deferred as Common Stock units together with any RSUs the director has deferred.
As of March 20, 2023, Messrs. Brown, Crawford, Dutkowsky, Malcolm and Palmer and Mmes. Arway, Haben and Koken had attained retirement age for purposes of the vesting of RSUs.
Other Compensation, Reimbursements and Programs
The Board occasionally establishes committees of limited duration for special purposes. When a special committee is established, the Board will determine whether to provide non-employee directors with additional compensation for service on such committee based on the expected duties of the committee, the anticipated number and length of any committee meetings and other factors the Board, in its discretion, may deem relevant. No such committees were established in 2022.
We reimburse our directors for travel and other out-of-pocket expenses they incur when attending Board and committee meetings and for minor incidental expenses they incur when performing directors’ services. We also provide reimbursement for at least one director continuing education program each year. Directors receive travel accident insurance while traveling on the Company’s business and receive discounts on the purchase of our products to the same extent and on the same terms as our employees. Directors also are eligible to participate in the Company’s Gift Matching Program. Under the Gift Matching Program, the Company will match, upon a director’s request, contributions made by the director to one or more charitable organizations, on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 annually.
Stock Ownership Guidelines
Pursuant to the Board’s Corporate Governance Guidelines, non-employee directors are expected to own shares of Common Stock having a value equal to at least five times the annual retainer. Each non-employee director has until January 1 of the year following his or her fifth anniversary of becoming a director to satisfy the ownership guideline. The Compensation Committee reviews the stock ownership guidelines annually to ensure they are aligned with external market comparisons. As of December 31, 2022, all non-employee directors were in compliance with the stock ownership guidelines.

2022 Director Compensation
The following table and explanatory footnotes provide information with respect to the compensation paid or provided to non-employee directors during 2022:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Pamela M. Arway	125,000	160,000	5,000	290,000
James W. Brown	105,000	160,000	5,000	270,000
Victor L. Crawford	105,000	160,000	3,000	268,000
Robert M. Dutkowsky	117,473	160,000	5,000	282,473
Mary Kay Haben	110,687	160,000	5,000	275,687
James C. Katzman	105,000	160,000	5,000	270,000
M. Diane Koken	105,000	160,000	5,000	270,000
Robert M. Malcolm	112,582	160,000	5,000	277,582
Anthony J. Palmer	135,000	160,000	—	295,000
Juan R. Perez	114,354	160,000	—	274,354
Wendy L. Schoppert	125,000	160,000	3,550	288,550
____________________
(1)Includes amounts earned or paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. Amounts credited as earnings on amounts deferred under the Directors’ Compensation Plan are based on investment options available to all participants in our 401(k) plan or our Common Stock and, accordingly, the earnings credited during 2022 were not considered “above market” or “preferential” earnings.
The following table sets forth the portion of fees earned or paid in cash or Common Stock, and the portion deferred with respect to retainers and fees earned during 2022:

Name	Immediate Payment			Deferred and Investment Election
	Cash Paid ($)	Value Paid in Shares of Common Stock ($)	Number of Shares of Common Stock (#)	Value Deferred to a Cash Account ($)	Value Deferred to a Common Stock Unit Account ($)	Number of Deferred Common Stock Units (#)
Pamela M. Arway	125,000	—	—	—	—	—
James W. Brown	105,000	—	—	—	—	—
Victor L. Crawford	—	—	—	105,000	—	—
Robert M. Dutkowsky	117,473	—	—	—	—	—
Mary Kay Haben	110,687	—	—	—	—	—
James C. Katzman	—	—	—	—	105,000	491
M. Diane Koken	105,000	—	—	—	—	—
Robert M. Malcolm	112,582	—	—	—	—	—
Anthony J. Palmer	—	—	—	—	135,000	631
Juan R. Perez	98,604	15,750	73	—	—	—
Wendy L. Schoppert	125,000	—	—	—	—	—
(2)Represents the dollar amount recognized as expense during 2022 for financial statement reporting purposes with respect to RSUs awarded to the directors during 2022. RSUs awarded to directors are charged to expense in the Company’s financial statements at the grant date fair value on each quarterly grant date. The target annual grant date fair value of the RSUs for each director during 2022 was $160,000.

The following table provides information with respect to the number and market value of deferred Common Stock units and RSUs held as of December 31, 2022, based on the $231.57 closing price of our Common Stock as reported by NYSE on December 30, 2022, the last trading day of 2022. The information presented includes the accumulated value of each director’s deferred Common Stock units and RSUs. Balances shown below include dividend equivalent units credited in the form of additional Common Stock units on deferred amounts and dividend equivalent units credited in the form of additional Common Stock units on RSUs.

Name	Number of Deferred Common Stock Units (#)	Market Value of Deferred Common Stock Units as of December 31, 2022 ($)	Number of RSUs (#)	Market Value of RSUs as of December 31, 2022 ($)
Pamela M. Arway	—	—	765	177,151
James W. Brown	6,299	1,458,659	765	177,151
Victor L. Crawford	1,807	418,447	765	177,151
Robert M. Dutkowsky	—	—	765	177,151
Mary Kay Haben	12,481	2,890,225	765	177,151
James C. Katzman	8,216	1,902,579	765	177,151
M. Diane Koken	6,299	1,458,659	765	177,151
Robert M. Malcolm	—	—	765	177,151
Anthony J. Palmer	2,485	575,451	765	177,151
Juan R. Perez	—	—	765	177,151
Wendy L. Schoppert	5,378	1,245,383	765	177,151

(3)Represents the Company match for contributions made by the director to one or more charitable organizations during 2022 under the Gift Matching Program.

SHARE OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information with respect to the beneficial ownership of our outstanding voting securities and exercisable stock options by:
•Stockholders who we believe owned more than 5% of our outstanding Common Stock or Class B Common Stock, as of March 20, 2023; and
•Our directors, director nominees, NEOs and all directors and executive officers as a group, as of March 20, 2023.

Holder	Common Stock(1)	Exercisable Stock Options	Deferred Common Stock Units(2)	Percent of Common Stock(3)	Class B Common Stock	Percent of Class B Common Stock(4)
Hershey Trust Company(5)	39,630	—	—	**	—	—
Hershey Trust Company, as trustee for the Milton Hershey School Trust(6) 100 Mansion Road, Hershey, PA 17033 Milton Hershey School(6) Founders Hall, Hershey, PA 17033	—	—	—	—	57,112,012	99.9
BlackRock, Inc.(7) 55 East 52nd Street, New York, NY 10055	15,099,768	—	—	10.3	—	—
Vanguard Group, Inc.(8) 100 Vanguard Blvd, Malvern, PA 19355	14,079,288	—	—	9.6	—	—
Pamela M. Arway*	15,013	—	—	**	—	—
James W. Brown*	—	—	6,726	**	—	—
Michele G. Buck*	50,545	251,779	77,437	**	—	—
Victor L. Crawford*	—	—	2,216	**	—	—
Robert M. Dutkowsky*	1,798	—	—	**	—	—
Mary Kay Haben*	—	—	12,934	**	—	—
James C. Katzman*	—	—	8,765	**	—	—
M. Diane Koken*	600	—	6,726	**	—	—
Huong Maria T. Kraus*	—	—	—	**	—	—
Robert M. Malcolm*	12,416	—	—	**	—	—
Anthony J. Palmer*	10,670	—	3,063	**	—	—
Juan R. Perez*	3,653	—	—	**	—	—
Charles R. Raup	14,439	—	—	**	—	—
Jason R. Reiman	4,212	4,374	7,926	**	—	—
Kristen J. Riggs	9,193	—	—	**	—	—
Wendy L. Schoppert*	399	—	5,401	**	—	—
Steven E. Voskuil	32,875	—	—	**	—	—
All directors and executive officers as a group (21 persons)	192,215	267,003	131,491	**	—	—
____________________

*	Director/Director nominee
**	Less than 1%

(1)Amounts listed also include the following RSUs that will vest and be paid to the following holders within 60 days of March 20, 2023:

Name	RSUs (#)
Pamela M. Arway	188
Michele G. Buck	4,111
Robert M. Dutkowsky	188
Robert M. Malcolm	188
Juan R. Perez	188
Wendy L. Schoppert	188
Charles R. Raup	1,061
Jason R. Reiman	909
Kristen J. Riggs	1,061
Steven E. Voskuil	1,083
For all directors and executive officers as a group, the amount listed also includes 1,909 RSUs that will vest and be paid within 60 days of March 20, 2023 to executive officers who are not a NEO.
Amounts listed also include shares for which certain of the directors share voting and/or investment power with one or more other persons as follows: Ms. Arway, 14,825 shares owned jointly with her spouse; Ms. Koken, 600 shares held at Glenmede Trust Company; Mr. Malcolm, 12,228 shares owned jointly with his spouse; and Mr. Palmer, 10,670 shares owned jointly with his spouse.
(2)Amounts listed include vested RSUs that are deferred shares and RSUs that will vest and defer within 60 days of March 20, 2023.
(3)Based upon 147,195,923 shares of Common Stock outstanding on March 20, 2023.
(4)Based upon 57,113,777 shares of Class B Common Stock outstanding on March 20, 2023.
(5)Please see the section titled “Information Regarding Our Controlling Stockholder” for more information about shares of Common Stock held by Hershey Trust Company as investments.
(6)Hershey Trust Company, as trustee for the Milton Hershey School Trust, has the right at any time to convert its Class B Common Stock into Common Stock on a share-for-share basis. If on March 20, 2023, Hershey Trust Company, as trustee for the Milton Hershey School Trust, converted all of its Class B Common Stock into Common Stock, Hershey Trust Company, as trustee for the Milton Hershey School Trust, would own beneficially 57,112,012 shares of our Common Stock (57,112,012 converted Class B Common Stock shares), or 28.0% of the 204,307,935 shares of Common Stock outstanding following the conversion (calculated as 147,195,923 Common Stock shares outstanding prior to the conversion plus 57,112,012 converted Class B Common Stock shares). For more information about the Milton Hershey School Trust, Hershey Trust Company, Milton Hershey School and the ownership and voting of these securities, please see the section titled “Information Regarding Our Controlling Stockholder.”
(7)Information regarding BlackRock, Inc. and its beneficial holdings was obtained from a Schedule 13G filed with the SEC on January 26, 2023. The filing indicated that, as of December 31, 2022, BlackRock, Inc. had sole voting power over 13,396,968 shares, shared voting power over no shares, sole investment power over 15,099,768 shares and shared investment power over no shares. The filing indicated that BlackRock, Inc. is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G).
(8)Information regarding Vanguard Group, Inc. and its beneficial holdings was obtained from a Schedule 13G/A filed with the SEC on March 10, 2023. The filing indicated that, as of February 28, 2022, Vanguard Group, Inc. had sole voting power over no shares, shared voting power over 222,130 shares, sole investment power over 14,079,288 shares and shared investment power over 619,939 shares. The filing indicated that Vanguard Group, Inc. is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E).
Information Regarding Our Controlling Stockholder
In 1909, Milton S. and Catherine S. Hershey established a trust having as its sole beneficiary Milton Hershey School, a school for the full-time care and education of disadvantaged children, located in Hershey, Pennsylvania. Hershey Trust Company, a state-chartered trust company, is trustee of the Milton Hershey School Trust.
As trustee for the Milton Hershey School Trust, Hershey Trust Company is our controlling stockholder, holding 57,112,012 shares of Class B Common Stock. The board of directors of Hershey Trust Company, with the approval of the board of managers (governing body) of Milton Hershey School (which authorizes the investment policy for the Milton Hershey School Trust), decides how funds held by Hershey Trust Company, as trustee for the Milton Hershey School Trust, will be invested and how its shares of The Hershey Company will be voted.
As of the Record Date, Hershey Trust Company also held 39,630 shares of our Common Stock as investments. The board of directors or management of Hershey Trust Company decides how these shares will be voted.

Hershey Trust Company, as trustee for the Milton Hershey School Trust and as direct owner of investment shares, will be entitled to vote 57,112,012 shares of our Class B Common Stock and 39,630 shares of our Common Stock, respectively, at the Annual Meeting. Stated in terms of voting power, Hershey Trust Company will have the right to cast .027% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock voting as a separate class and 79.5% of all of the votes entitled to be cast on matters requiring the vote of the Common Stock and Class B Common Stock voting together as a single class at the Annual Meeting.
Our certificate of incorporation contains the following important provisions regarding our Class B Common Stock:
•All holders of Class B Common Stock, including Hershey Trust Company, as trustee for the Milton Hershey School Trust, may convert any of their Class B Common Stock shares into shares of our Common Stock at any time on a share-for-share basis.
•All shares of Class B Common Stock will automatically be converted to shares of Common Stock on a share-for-share basis if Hershey Trust Company, as trustee for Milton Hershey School Trust, or any successor trustee, or Milton Hershey School, as appropriate, ceases to hold more than 50% of the total Class B Common Stock shares outstanding and at least 15% of the total Common Stock and Class B Common Stock shares outstanding.
•We must obtain the approval of Hershey Trust Company, as trustee for the Milton Hershey School Trust, or any successor trustee, or Milton Hershey School, as appropriate, before we issue any Common Stock or take any other action that would deprive Hershey Trust Company, as trustee for the Milton Hershey School Trust, or any successor trustee, or Milton Hershey School, as appropriate, of the ability to cast a majority of the votes on any matter where the Class B Common Stock is entitled to vote, either separately as a class or together with any other class.

AUDIT COMMITTEE REPORT
To Our Stockholders:
The Audit Committee currently comprises five directors, each of whom is considered independent under the NYSE Rules and the rules and regulations of the SEC. The Board has determined that each member of the Audit Committee is financially literate and that each of Ms. Schoppert and Mr. Crawford qualifies as an “audit committee financial expert,” as that term is defined under the rules promulgated by the SEC.
Our role as the Audit Committee is to assist the Board in its oversight of:
•The integrity of the Company’s financial statements;
•The Company’s compliance with legal and regulatory requirements;
•The independent auditors’ qualifications and independence; and
•The performance of the independent auditors and the Company’s internal audit function.
The Audit Committee operates under a written charter that is reviewed annually.
Our duties as an Audit Committee include overseeing the Company’s management, internal auditors and independent auditors in their performance of the following functions, for which they are responsible:
Management
•Preparing the Company’s financial statements;
•Establishing effective financial reporting systems and internal controls and procedures; and
•Reporting on the effectiveness of the Company’s internal control over financial reporting.
Internal Audit Department
•Independently assessing management’s system of internal controls and procedures; and
•Reporting on the effectiveness of that system.
Independent Auditors
•Auditing the Company’s financial statements;
•Expressing an opinion about the financial statements’ conformity with U.S. generally accepted accounting principles; and
•Annually auditing the effectiveness of the Company’s internal control over financial reporting.
We meet periodically with management, the internal auditors and independent auditors, independently and collectively, to discuss the quality of the Company’s financial reporting process and the adequacy and effectiveness of the Company’s internal controls. Prior to the Company filing its Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC, we also:
•Reviewed and discussed the audited financial statements with management and the independent auditors;
•Discussed with the independent auditors the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•Received the written disclosures and the letter from the independent auditors in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and
•Discussed with the independent auditors their independence from the Company.
We are not employees of the Company and are not performing the functions of auditors or accountants. We are not responsible as an Audit Committee or individually to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. In performing our duties as Audit Committee members, we have relied on the information provided to us by management and the independent auditors. Consequently, we do not assure that the audit of the Company’s financial statements has been conducted in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on our role and responsibilities as an Audit Committee referred to above and in our charter, we recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 17, 2023.
Submitted by the Audit Committee:
Victor L. Crawford, Chair
James W. Brown
M. Diane Koken
Robert M. Malcolm
Wendy L. Schoppert

INFORMATION ABOUT OUR INDEPENDENT AUDITORS
The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by Ernst & Young LLP, our independent auditors for the fiscal years ended December 31, 2022 and December 31, 2021:

Nature of Fees	2022 ($)	2021 ($)
Audit Fees	5,690,560	5,901,362
Audit-Related Fees(1)	5,118	174,668
Tax Fees(2)	209,491	123,162
All Other Fees(3)	—	—
Total Fees	5,905,169	6,199,192
____________________
(1)Fees associated primarily with services related to due diligence for potential business acquisitions.
(2)Fees pertaining primarily to tax consultation and tax compliance services.
(3)Fees for other permissible services that do not meet the above category descriptions, including subscription programs.
The Audit Committee pre-approves all audit, audit-related and non-audit services performed by the independent auditors. The Audit Committee is authorized by its charter to delegate to one or more of its members the authority to pre-approve any audit, audit-related or non-audit services, provided that the approval is presented to the Audit Committee at its next scheduled meeting.
The Audit Committee pre-approved all services provided by Ernst & Young LLP in 2022.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

✓	The Board of Directors unanimously recommends that stockholders vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2023
The Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for 2023. Although not required to do so, the Board, upon the Audit Committee’s recommendation, has determined to submit the Audit Committee’s appointment of Ernst & Young LLP as our independent auditors to stockholders for ratification as a matter of good corporate governance.
The Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditors for 2023 will be considered ratified if at least a majority of the votes of the Common Stock and Class B Common Stock (voting together as a single class) represented electronically or by proxy at the Annual Meeting are voted for the proposal. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2023, the Audit Committee will reconsider its appointment.
Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to questions.

COMPENSATION DISCUSSION & ANALYSIS
This section discusses and analyzes the decisions we made concerning the compensation of our named executive officers (“NEOs”) for 2022. It also describes the process for determining executive compensation and the factors considered in determining the amount of compensation awarded to our NEOs. Our NEOs for 2022 are:

Name	Title
Michele G. Buck	Chairman of the Board, President and Chief Executive Officer (“CEO”)
Steven E. Voskuil	Senior Vice President, Chief Financial Officer (“CFO”)
Charles R. Raup	President, U.S. Confection from November 14, 2022 President, U.S. from January 1 through November 13, 2022
Jason R. Reiman	Senior Vice President, Chief Supply Chain Officer
Kristen J. Riggs	President, Salty Snacks from November 14, 2022 Senior Vice President, Chief Growth Officer from January 1 through November 13, 2022
Executive Summary
Strategic Plan
The Hershey Company (the “Company”), headquartered in Hershey, Pa., is a global snacking manufacturer, known for making more moments of goodness through its chocolate, sweets, mints, and gum confections, popcorn, pretzel and puffs salty snacks and other great-tasting snacks. We have approximately 19,860 employees around the world who work every day to deliver delicious, quality products. We have more than 100 brands that drive approximately $10.4 billion in annual revenues.
Our vision is to be a snacking powerhouse. We are currently the number two snacking manufacturer in the United States. We aspire to be a leader in meeting consumers’ evolving snacking needs while strengthening the capabilities that drive our growth. We are focused on four strategic imperatives to ensure the Company’s success now and in the future:
•Drive core confection business and build and scale our salty snacks business;
•Deliver profitable international growth;
•Expand competitive advantage through differentiated capabilities; and
•Responsibly manage our operations to ensure the long-term sustainability of our business, our planet and our people.
Our strategic plan, and the financial metrics we establish to help achieve and measure success against our plan, serve as the foundation of our executive compensation program. In February 2022, we announced that Company financial expectations for 2022 would be above our long-term growth algorithm, with net sales projected to grow 8-10% and adjusted earnings per share projected growth of 9-11%. For 2022, the Company exceeded these financial expectations.
See the section titled “Annual Incentives” for more information regarding our 2022 annual incentive targets and related results.

In 2022, we again delivered a record year of production and double-digit sales and earnings growth, with a strong finish and continued momentum heading into 2023. We exceeded the high end of our 2022 net sales and adjusted earnings per share-diluted guidance. Over the last three years, we also delivered peer-leading shareholder returns versus our 2020 Financial Peer Group. Our 2020 Financial Peer Group is described in more detail in the section titled “Long-Term Incentives.”

2022 Growth Net Sales in millions of dollars	2022 Growth Adjusted Earnings per Share-Diluted(1)
(1)    While we report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), we also use non-GAAP financial measures in order to provide additional information to investors to facilitate the comparison of past and present performance. Some of the financial targets under our short- and long-term incentive programs are also derived from non-GAAP financial measures, such as adjusted earnings per share-diluted. For more information regarding how we define adjusted earnings per share-diluted and a reconciliation to earnings per share-diluted, the most directly comparable GAAP measure, please see Appendix A.

Executive Compensation Philosophy
Our executive compensation philosophy is to provide compelling, dynamic, market-based total compensation tied to performance and aligned with our stockholders’ interests. Our goal is to ensure the Company has the talent it needs to maintain sustained long-term performance for our stockholders, employees and communities. The guiding principles that help us achieve this goal are compensation programs that do the following:
Hershey Has Strong Pay-for-Performance Alignment
The Compensation and Human Capital Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) has oversight responsibility for our executive compensation framework and for aligning our executives’ pay with the Company’s performance. We believe we have strong pay-for-performance alignment because a significant portion of each NEO’s target total direct compensation is tied to the financial performance of the Company, as well as stockholder returns. In addition, consistent with our pay‐for‐performance philosophy, our Compensation Committee also assesses the quality of our financial results in conjunction with our non‐financial performance, such as Company culture, human capital management objectives, including planning and talent development, employee engagement, safety, and progress on our ESG initiatives, to enhance the link between compensation and performance. Performance goals are set with the intention to deliver peer‐leading performance.
In 2022, approximately 87% of our CEO’s and 76% of our other NEOs’ target total direct compensation was at-risk, including a substantial portion tied to stockholder value. Specifically, 34% of our performance stock units (“PSUs”) were tied to Total Shareholder Return (“TSR”). Combined with the other financial and strategic metrics that determine our NEOs’ compensation, we have aligned our executive compensation program with the long-term interests of our stockholders.
Our Stockholders Strongly Approve of Our Pay Practices
Last year, our stockholders overwhelmingly approved our “say-on-pay” resolution, with more than 90% of the votes cast by the holders of Common Stock and more than 98% of the combined votes cast by the holders of the Common Stock and Class B Common Stock voting in favor. Our Compensation Committee believes the results of last year’s “say-on-pay” vote affirmed our stockholders’ support of our Company’s executive compensation program. Consequently, our approach to executive compensation in 2022 was substantially the same as the approach stockholders approved in 2021.

At the 2017 Annual Meeting of Stockholders, our stockholders voted to continue having an annual “say-on-pay” vote as described in “Proposal No. 3 – Advisory Vote on Named Executive Officer Compensation.” At the Annual Meeting, we are again asking stockholders to express a preference for the frequency of the “say-on-pay” vote, as required by Section 14A of the Securities Exchange Act of 1934, as amended (“the Exchange Act”).
We believe our compensation and governance policies and practices are significant drivers of our stockholder support. These policies and practices include:

WHAT WE DO	Pay for performance: A substantial percentage of each NEO’s target total direct compensation is at-risk.
Performance measures support strategic objectives: The performance measures we use in our compensation programs reflect strategic and operating objectives, creating long-term value for our stockholders.

Appropriate risk-taking: We set performance goals that consider our publicly-announced financial expectations, which we believe will encourage appropriate risk taking. Our incentive programs are appropriately capped so as not to encourage excessive risk taking.

“Double-trigger” benefits in the event of a change in control: In the event of a change in control, the payment of severance benefits and the acceleration of vesting of long-term incentive awards that are replaced with qualifying awards will not occur unless there is also a qualifying termination of employment upon or within two years following the change in control.

Clawbacks and other covenants: We require our NEOs to enter into an Employee Confidentiality and Restrictive Covenant Agreement (“ECRCA”) as a condition of receipt of long-term incentive awards. Failure to comply with the ECRCA may subject the employee to cancellation of awards and a requirement to repay amounts received from awards.
Under the Equity and Incentive Compensation Plan (“EICP”), when an individual’s actions result in the filing of financial documents not in compliance with financial reporting requirements, the Company has the right to recoup or require repayment of an award earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (“SEC”) of the non-compliant document.
Beginning in 2021, the Company updated the clawback language within our One Hershey Incentive Program (“OHIP”) and long-term incentive award agreements to authorize the Compensation Committee to seek repayment in the event of intentional misconduct by a grantee that causes the Company material financial or reputational harm.

Significant stock ownership guidelines: Our NEOs and other executives are required to accumulate and hold stock equal to a multiple of base salary. If an executive has not met his or her ownership requirement in a timely manner, the executive is required to retain a portion of shares received under long-term incentive awards until the requirement is met.

WHAT WE DON’T DO	Excessive perquisites: Executive perquisites are kept to a minimal level relative to a NEO’s total compensation and do not play a significant role in our executive compensation program.
Tax gross-ups: We generally do not provide tax gross-ups, except for relocation expenses and standard expatriate tax equalization benefits available to all similarly situated employees.
Prepayment of dividends on unearned PSUs: Dividends are not paid on PSU awards during the three-year performance cycle.
Hedging Company stock: Our NEOs, directors, employees and other insiders are prohibited from entering into hedging transactions related to our stock, including forward sale purchase contracts, equity swaps, collars or exchange funds.

Pledging Company stock: Our NEOs, directors, employees and other insiders are prohibited from entering into pledging transactions related to our stock.
Re-pricings or exchanges of underwater stock options: Our stockholder-approved EICP prohibits re-pricing or exchange of underwater stock options without stockholder approval.

2022 Performance Results and Payouts
2022 OHIP - Performance Metrics and Results
Payouts under the 2022 OHIP reflect our maximum performance in net sales, adjusted earnings per share-diluted and earnings before interest and tax (“EBIT”) margin %. As a result, 100% of the 2022 OHIP award was based on the Company performance score of 200%.

Metric	2022 Results	2022 Awards
Net Sales(1)	16.3% growth	Company performance score of 200%
Adjusted Earnings per Share-Diluted(2)	18.5% growth
EBIT Margin %(3)	23.09%
____________________
(1)For purposes of determining the Company performance score, net sales is measured on a constant currency basis, which is a non-GAAP performance measure, and is then further adjusted to reflect the impact of divestitures and acquisitions as compared to target. To calculate net sales on a constant currency basis, net sales for the current fiscal year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average rates during the comparable period of the prior fiscal year. For more information on our use of non-GAAP performance measures, please see Appendix A.
(2)For purposes of determining the Company performance score, adjusted earnings per share-diluted as determined for financial reporting purposes, which is a non-GAAP performance measure, is further adjusted to reflect the impact of divestitures and acquisitions as compared to target. For more information regarding how we define adjusted earnings per share-diluted, please see Appendix A.
(3)EBIT Margin % is a non-GAAP performance measure, which is defined as adjusted operating profit divided by net sales. Adjusted operating profit is defined as reported operating profit, excluding certain items impacting comparability, which for 2022 included business realignment activities, acquisition-related costs and benefits, long-lived and intangible asset impairment charges, and gains and losses associated with mark-to-market commodity derivatives.
2020-2022 PSU Cycle - Performance Metrics and Results
Payouts for the 2020-2022 PSU cycle, shown in the table below, reflect maximum performance in all three metrics, successfully delivering financial commitments to stockholders during unprecedented times. These payouts are described in more detail in the section titled “Performance Stock Unit Targets and Results.”

Metric	2020-2022 Results	2020-2022 Awards
Total Shareholder Return(1)	95th percentile	250% payout
Three-year Compound Annual Growth Rate (“CAGR”) in Adjusted Earnings per Share-Diluted(2)(3)	13.2% CAGR
Three-year Cumulative Free Cash Flow(2)(4)	$4,361M
____________________
(1)For our 2020-2022 PSU awards, TSR was measured based on the average closing price of the Common Stock in the month of December 2019 as compared to the average closing price of the Common Stock in the month of December 2022.
(2)Results for our ONE Brands, LLC (“ONE”), Lily’s Sweets, LLC (Lily’s), Dot’s Pretzels, LLC (“Dot’s”) and Pretzels Inc. (“Pretzels”) businesses were excluded from the following metrics, as applicable, as these acquisitions were made subsequent to the approval of the 2020-2022 PSU cycle metrics:
• Three-year CAGR in in adjusted earnings per share-diluted; and
• Three-year cumulative free cash flow.
(3)Adjusted earnings per share-diluted is a non-GAAP performance measure. For more information regarding how we define adjusted earnings per share-diluted, please see Appendix A.
(4)Cumulative free cash flow is measured using net cash provided by operations less capital expenditures and write-downs of investment tax credits.

The Role of the Compensation Committee
The Compensation Committee has primary responsibility for making compensation decisions for our executive officers other than our CEO. Our CEO’s compensation is approved by the independent members of the Board based on the recommendations of the Compensation Committee.
The Compensation Committee operates under a charter approved by the Board. The Compensation Committee uses information from its independent compensation consultant, input from our CEO (except for matters regarding her own pay) and assistance from our Human Resources Department to make decisions and to conduct its annual review of the Company’s executive compensation program.
The Compensation Committee works with a rolling agenda, with its heaviest workload occurring during the first quarter of the year. During this quarter, decisions are made with respect to annual and long-term incentives earned based on the prior year’s performance, and target compensation levels are finalized for the current year. The Compensation Committee also reviews and approves this “Compensation Discussion & Analysis.” During the second and third quarters, the Compensation Committee reviews materials relating to peer group composition, tally sheets, competitive pay analysis and other information that forms the foundation for future decisions. The Compensation Committee uses the third and fourth quarters to finalize decisions relating to the peer group and compensation plan design for the upcoming year.
The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee and, pursuant to the provisions of the EICP, may appoint the CEO as a committee of the Board as necessary for the purpose of making equity grants under the EICP; provided, however, that the Compensation Committee may not delegate the approval of certain transactions to a subcommittee or to the CEO if such transactions involve the approval or grant of equity-based compensation to an “officer” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (“Exchange Act”) or certification as to the attainment of performance goals for a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code (“IRC”) unless such subcommittee consists solely of members of the Compensation Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the IRC.
Role of the Independent Compensation Consultant
Pursuant to its charter, the Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of an independent compensation consultant, and for fiscal 2022, it retained Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its independent compensation consultant. F.W. Cook advised the Compensation Committee on director and executive compensation and performed no other work for the Company. F.W. Cook’s services included advice, counsel and recommendations with respect to the composition of our Compensation Peer Group and competitive data used for benchmarking our director and executive compensation program. F.W. Cook also provided updates on relevant trends and emerging market practices in compensation design and philosophy, as well as policy developments related to the Compensation Committee’s mandate.
The Committee has assessed the independence of F.W. Cook pursuant to SEC and NYSE Rules and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Committee.
In establishing compensation levels and awards for executive officers other than our CEO, the Compensation Committee takes into consideration the recommendations of F.W. Cook and the Human Resources Department, combined with our CEO’s evaluations of each officer’s individual performance and Company performance. The Compensation Committee evaluates director compensation primarily on the basis of peer group data used for benchmarking director compensation provided by F.W. Cook.

Compensation Components
Our executive compensation program includes the following key elements:

Element	Design	Purpose
Base Salary	Fixed compensation component. Reviewed annually and adjusted as appropriate.	Intended to attract and retain executives with proven skills and leadership abilities that will enable us to be successful.
Annual Incentive Award	Variable, performance-based compensation component. Payable based on business results and subject to adjustment based on the quality of our financial results in
conjunction with our non‐financial
performance, such as Company culture,
human capital management objectives,
including planning and talent development,
employee engagement, safety, and progress
	on our ESG initiatives.	Intended to motivate and reward executives for successful execution of strategic priorities.
Long-Term Incentive Awards	Variable compensation component. Granted annually as a combination of RSUs and PSUs. PSUs are considered to be performance-based; the value of amounts actually earned depends on Company and stock price performance.	Intended to motivate and reward executives for long-term Company financial performance and enhanced long-term stockholder value by balancing compensation opportunity and risk, while encouraging sustained performance and retention.

The following charts illustrate the weighting of base salary, annual incentive awards and long-term incentive awards at target for our CEO and our other NEOs during 2022:

At-Risk Compensation = 87%	At-Risk Compensation = 76%

Setting Compensation
The Compensation Committee’s annual compensation review for 2022 included an analysis of data comparing the Company’s executive compensation levels against a peer group of publicly-held consumer products companies. The Compensation Committee uses this and other information provided by F.W. Cook to reach an independent recommendation regarding compensation to be paid to our CEO, directors and other officers. The Compensation Committee’s final recommendation with respect to CEO compensation is then given to the independent directors of our Board for review and final approval.
Companies in the peer group used to benchmark executive pay levels for 2022 (the “Compensation Peer Group”) are:

Brown-Forman Corporation	General Mills, Inc.	Molson Coors Beverage Company
Campbell Soup Company	Hormel Foods Corporation	Mondelez International, Inc.
Colgate-Palmolive Company	Kellogg Company	The Clorox Company
ConAgra Brands, Inc.	Keurig Dr. Pepper, Inc.	The J. M. Smucker Company
Constellation Brands, Inc.	McCormick & Company, Inc.
The Compensation Committee selected these companies after reviewing publicly held companies offering products/services similar to ours, with annual revenues within a range of approximately one-third to three times our annual revenue (with the exception of Mondelez International, Inc. who is outside of this range and whom we also consider a peer company for executive talent) and market capitalization within a reasonable range of our market capitalization. As compared to the Compensation Peer Group, Hershey’s revenue and market capitalization were at the 28th and 66th percentiles, respectively. The Compensation Peer Group has not changed from last year.
Data from the Compensation Peer Group was supplemented by composite data from consumer products and general industry companies of comparable size. The survey composite data provided us with broader, industry-specific information regarding pay levels at consumer products and general industry companies for positions similar to those held by our NEOs.
The Compensation Committee reviewed a report summarizing target total direct compensation (base salary plus target annual incentive plus target long-term incentive) levels at the 25th, 50th and 75th percentiles of the Compensation Peer Group and the survey composite data for positions comparable to those held by each of our NEOs. Hershey targets total direct compensation for its executive officers, in aggregate, at competitive pay levels using the median of our peer group for reference. Positioning varies by job, and the Compensation Committee considers a number of factors including market competitiveness, specific duties and responsibilities of the executive versus those of peers, experience and succession planning. The Compensation Committee believes it is appropriate to reward the executive management team with compensation above or below the competitive median if the financial targets associated with its variable pay programs are above or below target, respectively.
During 2022, the Compensation Committee received detailed tally sheets prepared by management. Each tally sheet captures comprehensive compensation, benefits and stock ownership data. The tally sheets provide the Compensation Committee with a complete picture of each executive’s current and projected compensation and the amount of each element of compensation or other benefit the executive would receive in the event of voluntary or involuntary termination, retirement, disability, death or upon a change in control. The Compensation Committee considers this information, as well as the benchmark information, when making compensation decisions.
Base Salary
Base salary for each NEO is determined by considering the relative importance of the position, the competitive marketplace and the individual’s performance, responsibilities and experience. Salary reviews are generally conducted annually at the beginning of the year. Each NEO’s base salary is compared to internal and external references. Base salary adjustments, if any, are made after considering market references, Company performance against financial goals and individual performance. CEO performance is evaluated by the Compensation Committee and independent members of the Board. The CEO evaluates the performance of her direct reports, including all NEOs, and reviews her recommendations for salary adjustments with the Compensation Committee prior to its approval of the base salary for each NEO. If a NEO has responsibility for a particular business unit, the business unit’s financial results also will be strongly considered.

On the basis of the foregoing considerations, the Compensation Committee, and all independent directors in the case of our CEO, approved base salaries for 2022 as follows:

Name	2022 Base Salary ($)	Increase from 2021 (%)
Ms. Buck	1,300,000	4.8
Mr. Voskuil	750,000	7.9
Mr. Raup(1)	750,000	25.0
Mr. Reiman	600,000	13.2
Ms. Riggs(1)	750,000	25.0
____________________
(1)Base salary increases for Mr. Raup and Ms. Riggs reflect their strong individual performance and the Committee's desire to align their base salaries more closely with the market data for their respective roles and contributions to the Company.
See Column (c) of the “2022 Summary Compensation Table” for information regarding the base salary earned by each of our NEOs during 2022.
Annual Incentives
Our NEOs are eligible to receive an annual cash incentive award under the OHIP. The OHIP links the NEO’s annual payout opportunity to measures he or she can affect most directly. For 2022, our CEO and all employees reporting directly to her, including the NEOs, had common financial objectives tied to total Company performance consistent with their responsibility to manage the entire Company. Total Company performance targets are established in the context of our announced expectations for financial performance, prior year results and market conditions.
For 2022, our NEOs were eligible to earn individual OHIP awards as follows:

Name	2022 Target OHIP (% of Base Salary)
Ms. Buck	160
Mr. Voskuil	100
Mr. Raup	90
Mr. Reiman	80
Ms. Riggs	90
In determining the target OHIP percentage for each of the NEOs, the Compensation Committee, and the independent directors in the case of our CEO, considered the value of target total cash compensation against market references. Target total cash compensation levels for each of the NEOs fall within an appropriate range relative to the median for comparable positions in the market given each incumbent’s performance, responsibilities and tenure in the role.
In general, the final OHIP award is determined by multiplying the NEO’s base salary, the applicable target percentage and the financial performance scores ranging from 0% to 200% based on Company performance, subject to adjustment at the discretion of the Compensation Committee based on the quality of our financial performance and non‐financial performance results. The Company financial performance goals are established at the beginning of each year by the Compensation Committee. If the financial performance scores exceed the target objectives, a NEO may receive an OHIP payout greater than his or her target award value; however, payouts will not exceed 200% of each NEO’s target opportunity. If the financial performance scores are below the target objectives, the NEO’s OHIP payout will be below his or her target award value, subject to no award if performance is below threshold levels. Once the financial performance review is complete, the Compensation Committee retains discretion to adjust final OHIP award payouts based on the Company’s overall performance against financial and non‐financial objectives.

2022 OHIP Financial Performance Targets and Results (100% of Total OHIP)
Our 2022 OHIP financial performance targets, our financial performance results for 2022 and the resulting financial performance scores for OHIP were as follows:

Metric	2022 Target		2022 Actual		Target Award (%)	Performance Score (%)
	($)	(% growth)	($)	(% growth)
Net Sales(1)	9.771 billion	8.9	10.434 billion	16.3	50.00	100.00
Adjusted Earnings per Share-Diluted(2)	7.93	10.3	8.52	18.5	25.00	50.00
EBIT Margin %(3)	22.60%	-29 basis points	23.09%	20 basis points	25.00	50.00
Total OHIP Company Score					100.00	200.00
____________________
(1)For purposes of determining the Company performance score, net sales is measured on a constant currency basis, which is a non-GAAP performance measure, and is then further adjusted to reflect the impact of divestitures and acquisitions as compared to target. To calculate net sales on a constant currency basis, net sales for the current fiscal year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average rates during the comparable period of the prior fiscal year. For more information on our use of non-GAAP performance measures, please see “Appendix A.”
(2)For purposes of determining the Company performance score, adjusted earnings per share-diluted as determined for financial reporting purposes, which is a non-GAAP performance measure, is further adjusted to reflect the impact of divestitures and acquisitions as compared to target. For more information regarding how we define adjusted earnings per share-diluted, please see “Appendix A.”
(3)EBIT Margin % is a non-GAAP performance measure, which is defined as adjusted operating profit divided by net sales. Adjusted operating profit is defined as reported operating profit, excluding certain items impacting comparability, which for 2022 included business realignment activities, acquisition and integration-related costs, other miscellaneous losses and benefits, and gains and losses associated with mark-to-market commodity derivatives.
Once the Compensation Committee reviewed the Company financial performance score, they considered the quality of the financial results in conjunction with our non‐financial performance, such as Company culture, human capital management objectives, including planning and talent development, employee engagement, safety, and progress on our ESG initiatives. The Compensation Committee did not make any performance adjustments to the OHIP payouts for 2022. Based upon the Company financial score of 200%, the NEOs earned the following OHIP awards:

Name	Award Target (%)	Award Target(1) ($)	2022 OHIP Award ($)
Ms. Buck	160	2,080,000	4,160,000
Mr. Voskuil	100	750,000	1,500,000
Mr. Raup	90	675,000	1,350,000
Mr. Reiman	80	480,000	960,000
Ms. Riggs	90	675,000	1,350,000
____________________
(1)Target award is based upon actual salary received in 2022.
The 2022 OHIP payments are included in Column (g) of the “2022 Summary Compensation Table” for each NEO.

Long-Term Incentives
We provide long-term incentive opportunities to motivate, retain and reward our NEOs for their contributions to multi-year performance in achieving strategies and improving long-term share value. In February of each year, the Compensation Committee awards long-term incentive grants to our NEOs.
The Compensation Committee and the independent directors determine the value of Ms. Buck’s annual long-term incentive award by considering her target total direct compensation against external references. The target award approved in 2022, was:

Name	Target Long-Term Incentive Award ($)
Ms. Buck	7,120,000
For all other NEOs, the Compensation Committee determines the value of long-term incentive awards made to each NEO by considering the NEO’s target total direct compensation against internal and external references. The target award percentages approved in 2022, expressed as a percentage of base salary, were:

Name	Target Long-Term Incentive Award (% of Salary)
Mr. Voskuil	250
Mr. Raup	245
Mr. Reiman	175
Ms. Riggs	245
The Compensation Committee values RSUs and PSUs using the closing stock price of the Company’s Common Stock on the NYSE on the date of grant. Target total direct compensation levels for each of the NEOs fall within an appropriate range relative to the median for comparable positions in the market given each incumbent’s performance, responsibilities and tenure in the role.
At the sole discretion of the Compensation Committee all NEOs, excluding Ms. Buck, have the opportunity to receive long-term incentive grants above or below their targeted amounts based on individual performance. Mr. Reiman received an enhanced 2022 long-term incentive grant based upon his exemplary individual performance, contributions and leadership in 2021. See the “2022 Grants of Plan-Based Awards Table” for additional information.
Performance Stock Unit Targets and Results (65% of Long-Term Incentive Mix)
PSUs are granted to NEOs and other executives in a position to affect the Company’s long-term results as part of a total compensation package based on the peer group and survey composite benchmarks. At the start of each three-year cycle, a contingent target number of PSUs is established for each executive. These PSU awards represent approximately 65% of the NEO’s long-term incentive compensation target award. See the “2022 Grants of Plan-Based Awards Table” for additional information.
The performance objectives for the 2020-2022 performance cycle awarded in 2020 were based upon the following metrics:
•Three-year relative TSR versus the 2020 Financial Peer Group described below;
•Three-year CAGR in adjusted earnings per share-diluted measured against an internal target; and
•Three-year cumulative free cash flow measured against an internal target.
These metrics are weighted 34%, 33% and 33%, respectively.

In October 2019, the Committee approved the following 15 companies with median revenues of $8.0 billion as a separate peer group for comparing relative pay for performance and for measuring relative TSR within our 2020-2022 PSU cycle (the “2020 Financial Peer Group”):

Campbell Soup Company	Kellogg Company	Post Holdings, Inc.
Colgate-Palmolive Company	Kimberly-Clark Corporation	The Clorox Company
ConAgra Brands, Inc.	The Kraft Heinz Company	The Hain Celestial Group, Inc.
Flowers Foods	McCormick & Company, Inc.	The J. M. Smucker Company
General Mills, Inc.	Mondelez International, Inc.	TreeHouse Foods, Inc.
Payment of any amounts earned is made in shares of Common Stock at the conclusion of the three-year performance cycle. The maximum award for any participant in a performance cycle is 250% of the contingent target award.
Targets and results for the 2020-2022 performance cycle were as follows:

Metric	Target	Actual Performance	Target Award Weighting (%)	Final Performance Score (%)
Total Shareholder Return(1)	50th Percentile	95th Percentile	34.00	85.00
Three-year CAGR in Adjusted Earnings per Share-Diluted(2)(3)	6.5% CAGR	13.2% CAGR	33.00	82.50
Three-year Cumulative Free Cash Flow(2)(4)	$3,645M	$4,361M	33.00	82.50
Total			100.00	250.00
____________________
(1)For our 2020-2022 PSU awards,TSR was measured based on the average closing price of the Common Stock in the month of December 2019 as compared to the average closing price of the Common Stock in the month of December 2022.
(2)Results for our Lily’s, Dot’s and Pretzels businesses were excluded from the following metrics, as applicable, as these acquisitions were made subsequent to the approval of the 2020-2022 PSU cycle metrics:
• Three-year CAGR in adjusted earnings per share-diluted; and
• Three-year cumulative free cash flow.
(3)Adjusted earnings per share-diluted is a non-GAAP performance measure. For more information regarding how we define adjusted earnings per share-diluted, please see Appendix A.
(4)Cumulative free cash flow is measured using net cash provided by operations less capital expenditures and write-downs of investment tax credits.
At the conclusion of each three-year cycle, the Compensation Committee reviews the level of performance achieved and the percentage, if any, of the applicable portion of the target number of PSUs earned. In determining the final performance cycle score, adjustments may be made by the Compensation Committee to the Company’s performance score to take into account extraordinary or unusual items occurring during the period. No adjustments were made in determining the 250% performance score or the number of PSUs earned by our NEOs for the 2020-2022 performance cycle.
2021-2023 and 2022-2024 PSU Awards
The performance metrics and weightings for the 2021-2023 and 2022-2024 performance cycles are the same as the 2020-2022 performance cycle.
See Column (e) of the 2022 Summary Compensation Table, Columns (f) through (h) of the 2022 Grants of Plan-Based Awards Table, Columns (i) and (j) of the Outstanding Equity Awards at 2022 Fiscal-Year End Table and Columns (d) and (e) of the 2022 Option Exercises and Stock Vested Table for more information about PSUs awarded to the NEOs.
Restricted Stock Units (35% of Long-Term Incentive Mix)
The Compensation Committee sets guidelines for the value of the annual RSUs to be awarded based on competitive compensation data. These RSU awards represent approximately 35% of the NEO’s long-term incentive compensation target award. Annual RSUs vest in equal increments over three years. See the “2022 Grants of Plan-Based Awards Table” for additional information.

The Compensation Committee also awards RSUs to NEOs and other executives from time to time as special incentives or to replace compensation forfeited by newly-hired executive officers.
See Column (e) of the “2022 Summary Compensation Table,” Column (i) of the “2022 Grants of Plan-Based Awards Table,” Columns (g) and (h) of the “Outstanding Equity Awards at 2022 Fiscal-Year End Table” and Columns (d) and (e) of the “2022 Option Exercises and Stock Vested Table” for more information about RSUs awarded to the NEOs.
Perquisites
Executive perquisites are kept to a minimal level relative to a NEO’s total compensation and do not play a significant role in our executive compensation program. Effective January 1, 2022, NEOs became eligible for executive physicals. The other perquisites that we provide include financial counseling and tax preparation reimbursement, as well as personal use of Company aircraft for our CEO (and other NEOs in extraordinary circumstances). See the footnotes to Column (i) of the “2022 Summary Compensation Table” for information regarding the perquisites received by our NEOs.
Our NEOs are eligible to participate in our Gift Matching Program on the same basis as other employees, retirees or their spouses. Through the Gift Matching Program, we match contributions made to one or more non-profit organizations on a dollar-for-dollar basis up to a maximum aggregate contribution of $5,000 per employee annually. These matching contributions are not considered compensation and are not included in Column (i) of the “2022 Summary Compensation Table.”
Retirement Plans
NEOs are eligible to participate in our tax-qualified defined benefit pension plan (“pension plan”) and tax-qualified defined contribution 401(k) plan (“401(k) plan”) on the same basis as other salaried employees of the Company. IRC regulations do not permit the Company to use base salary and other compensation paid above certain limits to determine the benefits earned by the NEOs under tax-qualified plans. The Company maintains a defined benefit Supplemental Executive Retirement Plan (“DB SERP”), a defined contribution Supplemental Executive Retirement Plan (“DC SERP”), a defined benefit Compensation Limit Replacement Plan (“CLRP”) and a Deferred Compensation Plan to provide these and additional benefits that are comparable to those offered by our peers. Under the provisions of the Deferred Compensation Plan, our NEOs may elect to defer payments from OHIP, PSU and RSU awards, but not stock options or base salary.
The DB SERP was closed to new participants in 2006. No new participants have been or will be added to the DB SERP. NEOs and other senior executives reporting to the CEO not eligible for the DB SERP are considered by the Compensation Committee for participation in the DC SERP. In comparison, the DC SERP typically yields a lower benefit than the DB SERP upon retirement. Executive officers eligible for the Company’s pension plan who are not eligible for the DB SERP participate in the CLRP. The Company believes that the DB SERP, DC SERP, CLRP and Deferred Compensation Plan help, in the aggregate, to attract and retain executive talent, as similar plans are often components of the executive compensation program within our peer group. The DC SERP was established as part of our Deferred Compensation Plan and is not a separate plan.
See the “2022 Pension Benefits Table” and accompanying narrative and the “2022 Non-Qualified Deferred Compensation Table” and accompanying narrative for more information regarding the DB SERP, DC SERP, CLRP and other retirement benefits.

Employment Agreements
The Company entered into an employment agreement with Ms. Buck in February 2017, which provides for Ms. Buck’s continued employment as President and CEO and continued nomination as a member of the Board of Directors. The employment agreement does not have a specified term. Under the terms of the employment agreement, in the event Ms. Buck’s employment is terminated by the Company without Cause or she resigns for Good Reason (in each case as defined in the employment agreement), Ms. Buck will be entitled to certain severance benefits. In the event of her termination after a change in control, Ms. Buck will be eligible to receive benefits under the Executive Benefits Protection Plan (Group 3A) (“EBPP 3A”). She is not entitled to an excise tax gross-up. The employment agreement subjects Ms. Buck to certain non-competition and non-solicitation covenants under the ECRCA and to compensation recovery (clawback) to the extent required by applicable law and regulations.
See the section titled “Potential Payments upon Termination or Change in Control” for information regarding the payments Ms. Buck would receive in the event of an applicable termination or change in control occurring on December 31, 2022.
Other than as set forth above, we have not entered into employment agreements with any other NEO.
Severance and Change in Control Plans
All of the NEOs are covered by our EBPP 3A. The EBPP 3A is intended to help us attract and retain executive talent and maintain a stable work environment in the event of activity that could potentially result in a Change in Control. The severance protection provided under the EBPP 3A upon a Change in Control is based upon a “double trigger.” The terms of the plan generally provide that a covered NEO whose employment with the Company terminates in qualifying circumstances within two years after a Change in Control of the Company is entitled to certain severance payments and benefits. The EBPP 3A also provides severance benefits in the event of involuntary termination without Cause unrelated to a Change in Control or voluntary termination for Good Reason within two years after the appointment of a new CEO. Change in Control, Cause and Good Reason are defined in the EBPP 3A.
See the discussion in the section titled “Potential Payments upon Termination or Change in Control” for information regarding the payments that would be due to our NEOs under the EBPP 3A in the event of an applicable termination of employment or a Change in Control.
Stock Ownership Guidelines
The Compensation Committee believes that requiring NEOs and other executive officers to hold significant amounts of our Common Stock strengthens their alignment with the interest of our stockholders and promotes achievement of long-term business objectives. Our executive stock ownership policy has been in place for more than 20 years. The Compensation Committee reviews ownership requirements annually to ensure they are aligned with external market comparisons.
Executives with stock ownership requirements have five years from their initial appointment to their position to accumulate and hold the minimum number of shares required. For purposes of this requirement, “shares” include shares of our Common Stock that are owned by the executive, unvested time-based RSUs and vested RSUs and PSUs that have been deferred by the executive as Common Stock units under our Deferred Compensation Plan. It is anticipated that executives will hold a significant number of the shares earned from RSU and PSU awards and the exercise of stock options to satisfy their obligations. Minimum stockholding requirements for the CEO and the other executives are as follows:

Position	Stock Ownership Level
CEO	6 times base salary
CFO and Senior Vice Presidents	3 times base salary
Other executives subject to stockholding requirements	1 times base salary
The dollar value of shares that must be acquired and held equals a multiple of the individual executive’s base salary. Stockholding requirements are updated whenever a change in base salary occurs. Failure to reach the minimum holding requirement within the five-year period results in a notification letter to the executive, with a copy to the CEO, and a requirement that future stock option exercises, RSU distributions and PSU payments be settled by retaining at least 50% of the shares of Common Stock received until the minimum ownership level is attained. The Compensation Committee receives an annual summary of each individual executive’s ownership status to monitor compliance.

Other Compensation Policies and Practices
Clawbacks
Under the EICP, when an individual’s actions result in the filing of financial documents not in compliance with financial reporting requirements, the Company has the right to recoup or require repayment of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC of the non-compliant financial document. Repayment or clawback occurs where the material non-compliance results from misconduct, the participant’s knowledge or gross negligence in engaging in the misconduct or failing to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.
In 2008, the Company initiated the execution of the ECRCA by executive officers as a condition for the receipt of long-term incentive awards and, for new executive officers, also as a condition of employment. The purpose of the ECRCA is to protect the Company and further align the interests of the executive officer with those of the Company. The terms of the ECRCA prohibit the executive from misusing or disclosing the Company’s confidential information, competing with the Company in specific categories for a period of 12 months following separation from employment, recruiting or soliciting the Company’s employees or disparaging the Company’s reputation in any way. For those officers or employees based outside the United States, the restrictive covenants and terms may be modified to comply with local laws.
Failure to comply with the provisions of the ECRCA may result in cancellation of the unvested portion of PSU and RSU awards, cancellation of any unexercised stock options and a requirement for repayment of amounts received from equity awards during the last year of employment, as well as any amounts received from the DB SERP or DC SERP.
Beginning in 2021, the Company updated the clawback language within our ECRCA, OHIP and long-term incentive award agreements to authorize the Committee to seek clawback in the event of intentional misconduct by a grantee that causes the Company material financial or reputational harm.
Tax Considerations
Section 162(m) of the IRC limits the deductibility of compensation in excess of $1 million paid to NEOs in any calendar year. Under the U.S. tax rules in effect before 2018, compensation that qualified as “performance- based” under Section 162(m) was deductible without regard to this $1 million limit. However, the U.S. Tax Cuts and Jobs Act of 2017 eliminated this performance-based compensation exception effective January 1, 2018, such that any compensation awarded on or after
January 1, 2018 in excess of $1 million to our NEOs generally is not deductible. As a result, performance-based compensation, including equity awards, is no longer exempt from the Section 162(m) deduction limitation, subject to a transition rule. The employees (referred to as “covered employees”) to whom the deduction limitation applies include the CEO and CFO (in each case, whether or not serving as executive officers as of the end of the fiscal year) and the three other most highly compensated executive officers. In addition, once considered a “covered employee” for a given year, the individual will be treated as a “covered employee” for all subsequent years.
The Compensation Committee has considered the effect of Section 162(m) of the IRC on the Company’s executive compensation program. The Compensation Committee exercises discretion in setting base salaries, structuring incentive compensation awards and in determining payments in relation to levels of achievement of performance goals. The Compensation Committee believes that the total compensation program for NEOs should be managed in accordance with the objectives outlined in the Company’s compensation philosophy and in the best overall interests of the Company’s stockholders. Accordingly, compensation paid by the Company may not be deductible because such compensation exceeds the limitations for deductibility under Section 162(m) of the IRC.
Section 409A of the IRC specifies certain rules and limitations regarding the operation of our Deferred Compensation Plan and other retirement programs. Failure to comply with these rules could subject participants in those plans and programs to additional income tax and interest penalties. We believe our plans and programs comply with Section 409A of the IRC.

COMPENSATION COMMITTEE REPORT
To Our Stockholders:
We have reviewed and discussed with management the “Compensation Discussion & Analysis.” Based on that review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion & Analysis” be included in this Proxy Statement.
Submitted by the Compensation and Human Capital Committee of the Board of Directors:
Pamela M. Arway, Chair
Victor L. Crawford
Mary Kay Haben
M. Diane Koken
Anthony J. Palmer

The independent members of the Board of Directors who are not members of the Compensation and Human Capital Committee join in the Compensation Committee Report with respect to the approval of Ms. Buck’s compensation.
James W. Brown
Robert M. Dutkowsky
James C. Katzman
Robert M. Malcolm
Juan R. Perez
Wendy L. Schoppert

2022 Summary Compensation Table
The following table and explanatory footnotes provide information regarding compensation earned by, held by, or paid to, all individuals holding the positions of Chief (Principal) Executive Officer and Chief (Principal) Financial Officer during 2022 and the next three most highly compensated executive officers serving at the end of the fiscal year. These individuals collectively comprise our NEOs. The table provides information with respect to 2022, as well as 2021 and 2020 compensation where required. 2020 information is not provided for Ms. Riggs because she was not a NEO in that year.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive Plan Compen- sation(5) ($)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings(6) ($)	All Other Compen- sation(7) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ms. Buck	2022	1,300,000	—	7,699,321	—	4,160,000	—	390,728	13,550,049
Chairman of the Board, President and CEO	2021	1,240,000	—	7,307,707	—	4,051,730	3,281,860	263,273	16,144,570
	2020	1,211,246	—	6,670,261	—	2,685,985	8,318,012	229,555	19,115,059
Mr. Voskuil	2022	750,000	—	2,027,770	—	1,500,000	—	427,733	4,705,503
Senior Vice President, Chief Financial Officer	2021	695,000	—	1,711,914	—	1,277,486	—	326,239	4,010,639
	2020	680,192	135,000	1,994,837	—	853,698	—	238,341	3,902,068
Mr. Raup	2022	750,000	—	1,987,148	—	1,350,000	—	382,580	4,469,728
President, U.S. Confection	2021	600,000	—	1,598,634	—	975,313	—	246,130	3,420,077
	2020	503,846	—	832,446	—	563,312	—	220,579	2,120,183
Mr. Reiman	2022	600,000	—	1,319,455	—	960,000	—	249,530	3,128,985
Senior Vice President, Chief Supply Chain Officer	2021	530,000	—	990,657	—	757,617	18,691	187,062	2,484,027
	2020	516,947	—	854,222	—	496,149	133,764	141,231	2,142,313
Ms. Riggs	2022	750,000	—	1,987,148	—	1,350,000	—	338,487	4,425,635
President, Salty Snacks	2021	600,000	—	1,285,178	—	975,313	33,117	205,533	3,099,141

____________________
(1)     Column (c) reflects base salary earned, on an accrual basis, for the years indicated and includes IRC Section 125 deductions pursuant to The Hershey Company Flexible Benefits Plan and amounts deferred by the NEOs in accordance with the provisions of the 401(k) plan.
(2)    With the exception of Mr. Voskuil, Column (d) indicates that no discretionary bonuses were paid to the NEOs in 2022, 2021 or 2020. Mr. Voskuil, who joined the Company in May 2019, received a cash bonus in 2020 to replace awards forfeited at his prior employer.
(3)    Column (e) shows the aggregate grant date fair value of RSUs and contingent target PSU awards granted to the NEOs in the years indicated. The assumptions used to determine the grant date fair value of awards listed in Column (e) are set forth in Note 12 to the Company’s Consolidated Financial Statements included in our 2022 Annual Report on Form 10-K that accompanies this Proxy Statement. The amounts in Column (e) do not reflect the value of shares actually received or which may be received in the future with respect to such awards.

The number of contingent target PSUs awarded in 2022 to each NEO is shown on the 2022 Grants of Plan-Based Awards Table in Column (g). Assuming the highest level of performance is achieved for each of the PSU awards included in Column (e), the value of the awards at grant date for each of the NEOs would be as follows:

Name	Year	Maximum Value at Grant Date ($)
Ms. Buck	2022	11,570,258
	2021	11,089,325
	2020	9,766,426
Mr. Voskuil	2022	3,047,218
	2021	2,597,789
	2020	2,523,098
Mr. Raup	2022	2,986,003
	2021	2,242,637
	2020	1,218,915
Mr. Reiman	2022	1,706,749
	2021	1,292,309
	2020	1,250,694
Ms. Riggs	2022	2,986,003
	2021	1,950,080

The unvested portion of RSU awards is included in the amounts presented in Columns (g) and (h) of the “Outstanding Equity Awards at 2022 Fiscal-Year End Table.” The number of shares acquired and value received by the NEOs with respect to PSU and RSU awards that vested in 2022 is included in Columns (d) and (e) of the “2022 Option Exercises and Stock Vested Table.”
(4)    Column (f) presents the grant date fair value of stock options awarded to the NEOs for the years indicated and does not reflect the value of shares actually received or which may be received in the future with respect to such stock options. The assumptions we made to determine the value of these awards are set forth in Note 12 to the Company’s Consolidated Financial Statements included in our 2022 Annual Report on Form 10-K that accompanies this Proxy Statement.
(5)    Column (g) reflects the OHIP payments made to each NEO based upon actual salary received in 2022.
(6)    Column (h) reflects the aggregate change in the actuarial present value of the NEO’s retirement benefit under the Company’s pension plan, the CLRP and the DB SERP. The change in value calculation uses the same discount rate and mortality rate assumptions as the 2022 and 2021 audited financial statements, as applicable, and measures the change in value between the pension plan measurement date in the 2022 and 2021 audited financial statements. The change in value during a year is primarily driven by three factors: 1) changes in valuation assumptions; 2) changes in the NEO’s pensionable earnings; and 3) an additional year of service and age. During 2022, changes in earnings caused an increase to the pension value, while an additional year of age caused a relatively small decrease to the pension value, and changes in assumption, namely discount rates, caused a decrease to the pension value. The net decrease in pension value for 2022 is shown as $0 in the table above. During 2021, changes in assumptions and earnings caused an increase to the pension value and an additional year of age caused a relatively smaller increase to the pension value. The amounts in Column (h) do not reflect amounts paid or that might be paid to the NEO.
Messrs. Raup, Reiman and Voskuil and Ms. Riggs participate in the DC SERP rather than the DB SERP. The DC SERP is established under the Company’s Deferred Compensation Plan. DC SERP contributions for Messrs. Raup, Reiman and Voskuil and Ms. Riggs are included in footnote (7).
The NEOs also participate in our non-qualified, non-funded Deferred Compensation Plan under which deferred amounts are credited with notional earnings based on the performance of one or more third-party investment options available to all participants in our 401(k) plan. No portion of the notional earnings credited during 2022 was “above market” or “preferential.” Consequently, no Deferred Compensation Plan earnings are included in amounts reported in Column (h) above. See the “2022 Pension Benefits Table” and the “2022 Non-Qualified Deferred Compensation Table” for more information on the benefits payable to the NEOs under the pension plan, DB SERP, CLRP and Deferred Compensation Plan.

(7)    All other compensation includes amounts as described below:

Name	Year	Retirement Income						Perquisites and Other Benefits
		401(k) Match ($)	Supple- mental 401(k) Match(a) ($)	Supple- mental Retirement Contri- bution ($)	DC SERP Contri- bution ($)	Core Retirement Contri- bution(b) ($)	Supple- mental Core Retirement Contri- bution(b) ($)	Personal Use of Company Aircraft(c) ($)	Company- Paid Financial Counseling ($)	Reimburse- ment of Personal Tax Return Preparation Fee ($)	Company-Paid Executive Physical ($)	Relocation Expenses and Related Taxes ($)	Tax Reimburse-ment($)
Ms. Buck	2022	13,725	227,103	1,237	—	—	—	131,708	11,500	—	5,455	—	—
	2021	13,050	163,619	1,183	—	—	—	73,281	11,170	970	—	—	—
	2020	12,825	163,408	1,129	—	—	—	39,733	10,960	1,500	—	—	—
Mr. Voskuil	2022	13,725	77,512	—	253,436	9,150	51,675	—	15,000	1,500	5,735	—	—
	2021	13,050	56,641	—	193,587	8,700	37,761	—	15,000	1,500	—	—	—
	2020	12,825	39,061	—	144,128	8,550	26,041	—	6,236	1,500	—	—	—
Mr. Raup	2022	13,725	63,914	—	215,664	9,150	42,609	21,632	10,150	—	5,735	—	—
	2021	13,050	39,299	—	145,414	8,700	26,199	1,763	9,860	1,725	—	—	120
	2020	12,825	23,096	—	62,981	8,550	15,397	9,744	9,675	3,325	—	—	74,986
Mr. Reiman	2022	13,725	47,368	1,500	169,702	—	—	—	11,500	—	5,735	—	—
	2021	13,050	33,127	1,446	128,269	—	—	—	11,170	—	—	—	—
	2020	12,825	25,071	1,392	90,099	—	—	—	9,999	1,725	—	—	120
Ms. Riggs	2022	13,725	63,914	520	215,664	—	—	22,708	15,000	1,500	5,455	—	—
	2021	13,050	37,255	493	139,735	—	—	—	15,000	—	—	—	—
(a)Employees who earn over the Internal Revenue Service (“IRS”) compensation limit and/or defer any portion of their OHIP award are eligible for the Supplemental 401(k) Match, contingent on the employee contributing an amount to the 401(k) plan equal to the annual pre-tax limit established by the IRS. All of the NEOs were eligible to receive a Supplemental 401(k) Match Contribution equal to 4.5% of the amount by which their eligible earnings (salary and OHIP) exceeded the IRS compensation limit.
(b)As both are new hires of the Company since January 1, 2007, Messrs. Raup and Voskuil were eligible to receive a contribution to their 401(k) plan account equal to 3% of base salary and OHIP up to the maximum amount permitted by the IRS. We call this contribution the Core Retirement Contribution (“CRC”). They also were eligible to receive a Supplemental Core Retirement Contribution (“Supplemental CRC”) equal to 3% of the amount by which their eligible earnings (salary and OHIP) exceeded the IRS compensation limit.
(c)The value of any personal use of Company aircraft by the NEOs is based on the Company’s aggregate incremental per-flight hour cost for the aircraft used and flight time of the applicable flight. The incremental per-flight hour cost is calculated by reference to fuel, maintenance (labor and parts), crew, landing and parking expenses.

2022 Grants of Plan-Based Awards Table
The following table and explanatory footnotes provide information with regard to the potential cash award that each NEO had the opportunity to earn during 2022 under the OHIP and with regard to PSUs and RSUs awarded to each NEO during 2022, as applicable. The Company did not grant stock options in 2022 as stock options were removed from our annual long-term incentive program in 2019. The amounts that were actually earned under the OHIP during 2022 by the NEOs are set forth in Column (g) of the “2022 Summary Compensation Table.” Information on the treatment of PSUs and RSUs upon retirement, death, disability, termination or Change in Control can be found in the section titled “Potential Payments upon Termination or Change in Control.”

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ms. Buck	2/22/2022	3,328	2,080,000	4,160,000	11	22,908	57,270	12,335	7,699,321
Mr. Voskuil	2/22/2022	1,200	750,000	1,500,000	3	6,033	15,083	3,249	2,027,770
Mr. Raup	2/22/2022	1,080	675,000	1,350,000	3	5,912	14,780	3,184	1,987,148
Mr. Reiman	2/22/2022	768	480,000	960,000	2	3,379	8,448	2,729	1,319,455
Ms. Riggs	2/22/2022	1,080	675,000	1,350,000	3	5,912	14,780	3,184	1,987,148
____________________
(1)Column (b) represents the grant date for the PSUs reflected in Columns (f), (g) and (h) and the RSUs reflected in Column (i). All awards were made under the EICP.
(2)Columns (c), (d) and (e) represent the threshold, target and maximum potential amounts each NEO had the opportunity to earn based on the OHIP targets and performance measures approved for the NEOs in February 2022. All amounts shown in Columns (c), (d) and (e) are based upon actual salary received in 2022.
The threshold amount is the amount that would have been payable had the minimum Company performance score been achieved. The target amount is the amount that would have been payable had the Company score been 100% on all metrics. The maximum amount is the amount that would have been payable had the maximum score been achieved on all metrics. The actual amounts awarded for 2022 are reported in column (g) of the “Summary Compensation Table.”
(3)Columns (f), (g) and (h) represent the number of threshold, target and maximum potential PSUs that can be earned for the 2022-2024 performance cycle. Target PSU awards were determined by multiplying 65% of the executive’s long-term incentive target award value divided by the closing price of the Company’s Common Stock on the NYSE on the award date as shown in Column (j).
Each PSU represents the value of one share of our Common Stock. The number of PSUs earned for the 2022-2024 performance cycle will depend upon achievement against the metrics explained in the “Compensation Discussion & Analysis” in the section titled “Performance Stock Unit Targets and Results.”
Payment, if any, will be made in shares of the Company’s Common Stock at the conclusion of the three-year performance cycle. The minimum award as shown in Column (f) is the number of shares payable for achievement of the threshold level of performance on one of the metrics and the maximum award as shown in Column (h) is the number of shares payable for achievement of the maximum level of performance on all metrics.
More information regarding PSUs and the 2022 awards can be found in the “Compensation Discussion & Analysis” and the “Outstanding Equity Awards at 2022 Fiscal-Year End Table.”
(4)Column (i) represents the number of annual RSUs granted on February 22, 2022. Target RSU awards were determined by multiplying 35% of the executive’s long-term incentive target award value divided by the closing price of the Company’s Common Stock on the NYSE on the award date as shown in Column (j). Mr. Reiman received an enhanced 2022 RSU grant based upon his exemplary performance, contributions and leadership for the year ended December 31, 2021. Annual RSU awards vest in thirds over three years.
(5)Column (j) represents the aggregate grant date fair value of (1) the target number of PSUs reported in Column (g) and (2) the number of RSUs reported in Column (i), in each case as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in determining these amounts are set forth in Note 12 to the Company’s Consolidated Financial Statements included in our 2022 Annual Report on Form 10-K that accompanies this Proxy Statement.

Outstanding Equity Awards at 2022 Fiscal-Year End Table
The following table and explanatory footnotes provide information regarding unexercised stock options and unvested stock awards held by our NEOs as of December 31, 2022:

Name	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options- Exercisable(2) (#)	Number of Securities Underlying Unexercised Options- Unexercisable(3) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ms. Buck	90,905	—	—	99.90	2/19/2028	27,553	6,529,928	57,270	13,262,014
	77,160	—	—	109.40	2/28/2027	—	—	74,938	17,353,393
	31,210	—	—	90.39	2/15/2026	—	—	—	—
	35,500	—	—	105.91	2/16/2025	—	—	—	—
	29,755	—	—	105.96	2/17/2024	—	—	—	—
Total	264,530	—	—	—	—	27,553	6,529,928	132,208	30,615,407
Mr. Voskuil	—	—	—	—	—	7,497	1,778,767	15,083	3,492,770
	—	—	—	—	—	—	—	17,555	4,065,211
Total	—	—	—	—	—	7,497	1,778,767	32,638	7,557,981
Mr. Raup	—	—	—	—	—	6,461	1,528,649	14,780	3,422,605
	—	—	—	—	—	—	—	15,155	3,509,443
Total	—	—	—	—	—	6,461	1,528,649	29,935	6,932,048
Mr. Reiman	3,485	—	—	99.90	2/19/2028	5,181	1,225,585	8,448	1,956,303
	2,765	—	—	107.95	2/21/2027	—	—	8,733	2,022,301
Total	6,250	—	—	—	—	5,181	1,225,585	17,181	3,978,604
Ms. Riggs	—	—	—	—	—	5,919	1,401,606	14,780	3,422,605
	—	—	—	—	—	—	—	13,178	3,051,629
Total	—	—	—	—	—	5,919	1,401,606	27,958	6,474,234
____________________
(1)Columns (b) through (f) represent information about stock options awarded to each NEO under the EICP. Stock option awards vest in 25% increments over four years and have a ten-year term. Information on the treatment of stock options upon retirement, death, disability, termination, or Change in Control can be found in the section titled “Potential Payments upon Termination or Change in Control.”
(2)Options listed in Column (b) are vested and may be exercised by the NEO at any time subject to the terms of the stock option.
(3)As shown in Column (c), all Options were vested as of December 31, 2022.
(4)For Ms. Buck and Messrs. Raup, Reiman and Voskuil, Column (g) includes unvested annual RSUs awarded in February 2020, February 2021 and February 2022, which vest ratably over 3 years. For Ms. Riggs, Column (g) includes unvested special RSUs granted in February 2019, which vest ratably over 4 years and unvested annual RSUs awarded in February 2020, February 2021 and February 2022, which vest ratably over 3 years. Column (h) sets forth the value of the RSUs reported in Column (g) using the $231.57 closing price per share of our Common Stock on the NYSE on December 30, 2022, the last trading day of 2022. Column (h) also includes the value of dividend equivalents accrued through December 31, 2022, on the RSUs included in Column (g).
(5)Based on progress to date against the performance metrics established for open PSU performance cycles, the first number in Column (i) for each NEO is the maximum number of PSUs potentially payable for the 2022-2024 performance cycle ending on December 31, 2024. The second number in Column (i) for each NEO is the maximum number of PSUs potentially payable for the 2021-2023 performance cycle ending on December 31, 2023. The actual number of PSUs earned, if any, will be determined at the end of each performance cycle and may be fewer than the number reflected in Column (i). Column (j) sets forth the value of PSUs reported in Column (i) using the $231.57 closing price per share of our Common Stock on the NYSE on December 30, 2022, the last trading day of 2022.

2022 Option Exercises and Stock Vested Table
The following table and explanatory footnotes provide information with regard to amounts paid to or received by our NEOs during 2022 as a result of the exercise of stock options or the vesting of stock awards:

Name	Option Awards(1)		Stock Awards(2) (3)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Ms. Buck	17,000	2,039,986	62,081	14,955,313
	—	—	16,661	3,528,664
Mr. Voskuil	—	—	16,039	3,863,795
	—	—	4,093	885,450
Mr. Raup	1,025	104,806	7,749	1,866,734
	—	—	2,270	479,947
Mr. Reiman	—	—	7,951	1,915,396
	—	—	1,966	415,864
Ms. Riggs	608	68,035	7,749	1,866,734
	—	—	2,132	451,192
____________________
(1)Column (b) represents the number of stock options exercised by the NEO during 2022, and Column (c) represents the market value at the time of exercise of the shares purchased less the exercise price paid.
(2)The first number in Column (d) includes the number of PSUs earned from the 2020-2022 performance cycle that ended on December 31, 2022, as determined by the Compensation Committee, or, in the case of Ms. Buck, by the independent members of our Board. The number of PSUs included in Column (d) reflects payment of the 2020-2022 PSU cycle at 250% of target. All of the applicable NEOs received payment of the award in Common Stock in February 2023. In accordance with the terms of the PSU award agreement, each PSU represents one share of our Common Stock valued in Column (e) at $240.90, the closing price of our Common Stock on the NYSE on February 21, 2023, the date the Compensation Committee approved the PSU payment.
(3)The second number in Column (d) reflects RSUs that were distributed in 2022 and the corresponding number in Column (e) sets forth the value of such RSUs at vesting and cash credits equivalent to dividends accrued during the vesting period.

2022 Pension Benefits Table
Mmes. Buck and Riggs and Mr. Reiman are participants in our pension plan and are fully vested in benefits under that plan. Ms. Buck is also eligible to participate in our non-qualified DB SERP. No benefit is payable under the DB SERP if the executive officer terminates employment prior to age 55 or if he or she does not have five years of service with the Company. As of December 31, 2022, Ms. Buck had attained age 55 with five years of service and therefore was fully vested in her DB SERP benefit.
The combination of the pension and DB SERP plans was designed to provide a benefit upon retirement at or after reaching age 60 based on a joint and survivor annuity equal to 55% of final average compensation for an executive with 15 or more years of service (reduced pro rata for each year of service under 15). Effective January 1, 2007, the benefit payable under the DB SERP to an executive who was age 50 or over as of January 1, 2007, was reduced by 10%, and the benefit payable to an executive who had not attained age 50 as of January 1, 2007, was reduced by 20%. As a result, the benefit payable to Ms. Buck was reduced by 20% since she had not attained age 50 as of January 1, 2007.
Under the terms of the DB SERP, final average compensation is calculated as the sum of (i) the average of the highest three calendar years of base salary paid over the last five years of employment with the Company and (ii) the average of the highest three OHIP awards, paid or deferred, for the last five years of employment with the Company. The benefit accrued under the DB SERP is payable upon retirement (subject to the provisions of Section 409A of the IRC) as a lump sum or a life annuity with 50% benefit continuation to the participant’s surviving spouse, or payment may be deferred in accordance with the provisions of the Company’s Deferred Compensation Plan. The lump sum is equal to the actuarial present value of the joint and survivor pension earned, reduced by the lump sum value of the benefits to be paid under the pension plan and the value of the executive’s Social Security benefits. If the executive terminates employment after age 55 but before age 60, the benefit is reduced for early retirement at a rate of 5% per year for the period until the executive would have turned 60.
The CLRP provides eligible participants the defined benefit he or she would have earned under our pension plan were it not for the legal limitation on compensation used to determine benefits. An executive who is a participant in the DB SERP is not eligible to participate in the CLRP unless he or she (i) ceases to be designated by the Committee as eligible to participate in the DB SERP prior to his or her termination of employment with the Company or (ii) has his or her employment involuntarily terminated by the Company other than for Cause prior to vesting in the DB SERP. NEOs meeting these criteria become eligible to participate in the CLRP and receive a benefit for all years in which they would have been a participant of the CLRP had they not been designated by the Committee to be eligible for the DB SERP.
For executives who are eligible for both the DC SERP, as described in the section titled “2022 Non-Qualified Deferred Compensation Table,” and the pension plan, the additional credit under the CLRP is limited to 3% of eligible earnings less the IRS annual limitation on compensation. Mr. Reiman and Ms. Riggs are the only NEOs eligible for the CLRP. Upon separation, benefits under the CLRP are payable in a single lump sum or may be deferred into the Deferred Compensation Plan. A participant is eligible for his or her CLRP benefit upon separation from service (subject to the provisions of Section 409A of the IRC) after five years of service or attaining age 55 (unless the participant is terminated for Cause). Payment is also made to the estate of a participant who dies prior to separation from service. Participants who become disabled are 100% vested in their benefit and continue to accrue additional benefits for up to two additional years.

The following table and explanatory footnote provide information regarding the present value of benefits accrued under the pension plan and the DB SERP or CLRP, as applicable, for each NEO as of December 31, 2022. The amounts shown for the DB SERP reflect the reduction for the present value of the benefits under the pension plan and Social Security benefits.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Ms. Buck	Pension Plan	18	253,374	—
	DB SERP	18	27,288,591	—
Mr. Voskuil	—	—	—	—
Mr. Raup	—	—	—	—
Mr. Reiman	Pension Plan	27	419,145	—
	CLRP	27	118,525	—
Ms. Riggs	Pension Plan	18	121,435	—
	CLRP	18	72,622	—
____________________
(1)These amounts have been calculated using discount rate, mortality and other assumptions consistent with those used for financial reporting purposes as set forth in Note 11 to the Company’s Consolidated Financial Statements included in our 2022 Annual Report on Form 10-K which accompanies this Proxy Statement. The actual payments would differ due to plan assumptions. The estimated vested DB SERP benefit, as of December 31, 2022, for Ms. Buck was $27,288,591. The amount is based on Ms. Buck’s final average compensation under the terms of the DB SERP, as of December 31, 2022, as shown below:

Name	Final Average Compensation ($)
Ms. Buck	4,394,919
Mr. Voskuil	—
Mr. Raup	—
Mr. Reiman	—
Ms. Riggs	—
2022 Non-Qualified Deferred Compensation Table
Our NEOs are eligible to participate in the Company’s Deferred Compensation Plan. The Deferred Compensation Plan is a non-qualified, non-funded plan that permits participants to defer compensation that would otherwise be paid to them currently. The Deferred Compensation Plan is intended to secure the goodwill and loyalty of participants by enabling them to defer compensation when the participants deem it beneficial to do so and by providing a vehicle for the Company to make, on a non-qualified basis, contributions that could not be made on the participants’ behalf to the 401(k) plan. The Company credits the Deferred Compensation Plan with a specified percentage of compensation for NEOs participating in the non-qualified DC SERP.
Our NEOs may elect to defer payments to be received from the OHIP, PSU and RSU awards, but not stock options or base salary. Amounts deferred under the DB SERP, DC SERP, CLRP, OHIP, PSU and RSU awards are fully vested and are credited to the individual’s account under the Deferred Compensation Plan. Participants elect to receive payment at termination of employment or some other future date. DB SERP and CLRP payments designated for deferral into the Deferred Compensation Plan are not credited as earned but are credited in full upon the participant’s retirement.
Payments are distributed in a lump sum or in annual installments for up to 15 years. All amounts are payable in a lump sum following a Change in Control (as such terms is defined in the EICP). All elections and payments under the Deferred Compensation Plan are subject to compliance with Section 409A of the IRC, which may limit elections and require a delay in payment of benefits in certain circumstances.

While deferred, amounts are credited with notional earnings as if they were invested by the participant in one or more investment options offered by the Deferred Compensation Plan. The investment options under the Deferred Compensation Plan consist of investment in a deferred common stock unit account that we value according to the performance of our Common Stock (for awards paid in stock) or in mutual funds or other investments available to participants in our 401(k) plan (for awards paid in cash). The participants’ accounts under the Deferred Compensation Plan fluctuate daily, depending upon performance of the investment options elected.
Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees, including the NEOs, with the amount of employer matching contributions that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the 2022 Summary Compensation Table, these amounts are designated as “Supplemental 401(k) Match” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the “2022 Non-Qualified Deferred Compensation Table” in the year earned. All of our NEOs are eligible for a Supplemental 401(k) Match credit for 2022. All of the NEOs are fully vested in the Supplemental 401(k) Match credits presented and will be paid at a future date or at termination of employment, as elected by the executive subject to the provisions of Section 409A of the IRC.
Effective January 1, 2007, we began crediting the deferred compensation accounts of all employees hired on or after January 1, 2007, including eligible NEOs, with the amount of Core Retirement Contributions (“CRC”) that exceed the limits established by the IRS for contribution to the 401(k) plan. These amounts are credited in the first quarter of the year after they are earned. As shown in the footnotes to the “2022 Summary Compensation Table,” these amounts are designated as “Supplemental Core Retirement Contribution” and are included as “All Other Compensation” in the year earned. These amounts also are included in Column (c) of the “2022 Non-Qualified Deferred Compensation Table” in the year earned. Messrs. Raup and Voskuil are eligible for a Supplemental CRC credit for 2022, and they are fully vested in this benefit and will receive payment at termination of employment subject to the provisions of Section 409A of the IRC.
Messrs. Raup, Reiman and Voskuil and Ms. Riggs are also eligible to participate in our DC SERP, a part of the Deferred Compensation Plan. The DC SERP provides annual allocations to the Deferred Compensation Plan equal to a percentage of compensation determined by the Compensation Committee in its sole discretion. In order to receive the annual DC SERP allocation, an executive must (i) defer into the 401(k) plan the maximum amount allowed by the Company or the IRS and (ii) be employed on the last day of the plan year, unless the executive terminates employment after age 55 and completion of five years of continuous employment preceding termination, dies or becomes disabled. After completing five years of service with the Company, an executive is vested in 10% increments based on his or her age, beginning at age 46. An executive age 46 with five years of service is 10% vested and an executive age 55 with five years of service is 100% vested. The annual DC SERP allocation for Messrs. Raup, Reiman and Voskuil and Ms. Riggs is equal to 12.5% of base salary and OHIP award for the calendar year, whether paid or deferred. Mr. Raup and Mr. Reiman are 100% and 60% vested, respectively, in their respective DC SERP benefits. Mr. Voskuil is 0% vested because he has not yet completed five years of continuous employment with the Company, and Ms. Riggs in 0% vested as she is under age 46.
The following table and explanatory footnotes provide information relating to the activity in the Deferred Compensation Plan accounts of the NEOs during 2022 and the aggregate balance of the accounts as of December 31, 2022:

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Ms. Buck	—	227,103	3,307,445	—	21,675,408
Mr. Voskuil	—	382,623	(69,911)	—	898,819
Mr. Raup	—	322,187	(56,578)	—	697,237
Mr. Reiman	416,788	217,070	88,310	—	1,578,638
Ms. Riggs	—	279,578	(35,229)	—	536,191
____________________
(1)Column (b) reflects the value of PSU awards that otherwise would have been received by Mr. Reiman during 2022 had they not been deferred under the Deferred Compensation Plan.
(2)For Ms. Buck, Column (c) reflects the Supplemental 401(k) Match contributions earned for 2022. For Messrs. Raup and Voskuil, Column (c) reflects the DC SERP, the Supplemental 401(k) Match contributions and the Supplemental CRC earned for 2022. For Mr. Reiman and Ms. Riggs, Column (c) reflects the DC SERP and the Supplemental 401(k) Match contributions earned for 2022. These contributions are included in Column (i) of the “2022 Summary Compensation Table.”

(3)Column (d) reflects the adjustment made to each NEO’s account during 2022 to reflect the performance of the investment options chosen by the executive. Amounts reported in Column (d) were not required to be reported as compensation in the “2022 Summary Compensation Table.”
(4)Column (f) reflects the aggregate balance credited to each NEO as of December 31, 2022, including the 2022 amounts reflected in Columns (b), (c) and (d). The following table indicates the portion of the Column (f) balance that reflects amounts disclosed in a Summary Compensation Table included in proxy statements for years prior to 2022:

Name	Amounts Reported in Previous Years(a) ($)
Ms. Buck	1,170,817
Mr. Voskuil	556,507
Mr. Raup	312,386
Mr. Reiman	276,566
Ms. Riggs	176,990
(a)     These amounts reflect values as reported in the Summary Compensation Table in prior fiscal years. These amounts do not include accumulated earnings or losses.
Potential Payments upon Termination or Change in Control
We maintain plans covering our NEOs that will require us to provide incremental compensation in the event of termination of employment or a Change in Control (as such term is defined in the applicable governing document), provided certain conditions are met. The following narrative takes each hypothetical termination of employment situation – voluntary resignation, termination for Cause, death, disability, retirement, termination without Cause, and resignation for Good Reason – and a Change in Control of the Company, and describes the additional amounts, if any, that the Company would pay or provide to the NEOs, or their beneficiaries, as a result.
The narrative below and the amounts shown reflect certain assumptions we have made in accordance with SEC rules. We have assumed that the termination of employment or Change in Control occurred on December 31, 2022, and that the value of a share of our Common Stock on that day was $231.57, the closing price on the NYSE on December 30, 2022, the last trading day of 2022.
In addition, in keeping with SEC rules, the following narrative and amounts do not include payments and benefits which are not enhanced by a qualifying termination of employment or Change in Control. These payments and benefits are referred to as “vested benefits” and include:
•Vested benefits accrued under the 401(k) and pension plans;
•Accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs generally applicable to the Company’s salaried employees;
•Vested Supplemental 401(k) Match and Supplemental CRC provided to the NEOs on the same basis as all other employees eligible for Supplemental 401(k) Match and Supplemental CRC;
•Vested benefits accrued under the DB SERP, CLRP and account balances held under the Deferred Compensation Plan as previously described in the sections titled “2022 Pension Benefits Table” and “2022 Non-Qualified Deferred Compensation Table”; and
•Stock options that have vested and become exercisable prior to termination of employment or Change in Control.
Voluntary Resignation (other than a Resignation for Good Reason)
We are not obligated to pay amounts over and above vested benefits to a NEO who voluntarily resigns. Vested stock options may not be exercised after the NEO’s resignation date unless the executive meets retirement eligibility requirements (separation after attainment of age 55 with at least five years of continuous service).
Termination for Cause
If we terminate a NEO’s employment for Cause, we are not obligated to pay the executive any amounts over and above vested benefits. The NEO’s right to exercise vested stock options expires upon termination for Cause, and amounts otherwise payable under the DB SERP are subject to forfeiture at the Company’s discretion. In general, a termination will be for Cause if the executive has been convicted of a felony or has engaged in gross negligence or willful misconduct in the performance of duties, material dishonesty or a material violation of Company policies, including our Code of Conduct, or bad faith actions in the performance of duties not in the best interests of the Company.

Death or Disability
If a NEO dies prior to meeting the vesting requirements under the DB SERP, no benefits are paid. As of December 31, 2022, Ms. Buck was fully vested in her DB SERP benefit and her estate would therefore be entitled to a payout of such benefits in the event of her death. If a NEO dies while participating in the CLRP, the value of the account balance at death is paid to the designated beneficiary. Mr. Reiman and Ms. Riggs participate in the CLRP, so their designated beneficiaries would be entitled to such payout in the event of their death.
If a NEO dies or becomes disabled prior to meeting the vesting requirements under the 401(k) plan or for the Supplemental 401(k) Match, Supplemental CRC or DC SERP benefits, the accrued amounts under those plans become vested. Messrs. Reiman and Voskuil and Ms. Riggs are not fully vested in their respective DC SERP benefits. In the event of death or disability, Messrs. Reiman and Voskuil and Ms. Riggs would have received $141,189, $618,028 and $406,620, respectively, as a result of vesting.
In the event of termination due to disability, long-term disability (“LTD”) benefits are generally payable until age 65, but may extend longer if disability benefits begin after age 60, and are offset by other benefits such as Social Security. The maximum amount of the monthly LTD payments from all sources, assuming LTD began on December 31, 2022, is set forth in the table below:

Name	Long-Term Disability Benefit
	Maximum Monthly Amount ($)	Years and Months Until End of LTD Benefits (#)	Total of Payments ($)	Lump Sum Benefit(1) ($)
Ms. Buck	35,000	4 years 0 months	1,680,000	71,144
Mr. Voskuil	25,000	10 years 9 months	3,225,000	1,255,609
Mr. Raup	25,000	9 years 7 months	2,875,000	534,847
Mr. Reiman	25,000	13 years 7 months	4,075,000	668,492
Ms. Riggs	25,000	20 years 4 months	6,100,000	974,913
____________________
(1)For Mmes. Buck and Riggs and Mr. Reiman, the amounts reflect pension plan benefits payable at age 65 that are attributable to benefit service credited during the disability period, along with additional SRC contributions through the year prior to which they reach age 65. For the DB SERP, Ms. Buck has reached the service limit and would receive no incremental benefits in the event of her disability. For Mr. Reiman and Ms. Riggs, amounts also reflect an additional two years of CLRP and DC SERP credits and vesting in their respective DC SERP upon disability. For Mr. Raup, amounts reflect an additional two years of CRC, Supplemental CRC and DC SERP credits upon disability. For Mr. Voskuil, amounts reflect an additional two years of CRC, Supplemental CRC and DC SERP credits and vesting in his DC SERP upon disability.
Treatment of Stock Options upon Retirement, Death or Disability
In the event of retirement, death or disability, vested stock options remain exercisable for a period of three or five years, not to exceed the option expiration date. The exercise period is based upon the terms and conditions of the individual grant. Retirement is defined as separation after attainment of age 55 with at least five years of continuous service.
Options that are not vested at the time of retirement, death or disability will generally vest in full (subject to the exception described in the following sentence) and the options will remain exercisable for three or five years following termination, depending on the terms and conditions of the grant. Options granted in the year of retirement are prorated based upon the number of full calendar months worked in that year.
As of December 31, 2022, there were no unvested stock options for the NEOs.

Treatment of RSUs upon Retirement, Death or Disability
In the event of retirement, death or disability, RSUs that are not vested will generally vest in full (subject to the exception described in the following sentence). RSUs granted in the year of retirement are prorated based upon the number of full calendar months worked in that year.
The following table provides the number of unvested RSUs that would have vested on December 31, 2022, if the executive’s employment terminated that day due to death or disability. Messrs. Reiman and Voskuil and Ms. Riggs were not considered retirement eligible as of December 31, 2022 and they would have forfeited 5,181 RSUs, 7,497 RSUs and 5,919 RSUs, respectively, upon voluntary separation.

Name	Restricted Stock Units
	Number(1) (#)	Value(2) ($)
Ms. Buck	27,553	6,529,928
Mr. Voskuil	7,497	1,778,767
Mr. Raup	6,461	1,528,649
Mr. Reiman	5,181	1,225,585
Ms. Riggs	5,919	1,401,606
  ____________________
(1)Represents the total number of unvested RSUs as of December 31, 2022.
(2)Based on the closing price of $231.57 for our Common Stock on the NYSE on December 30, 2022, the last trading day of 2022, plus accrued dividend equivalents.

Treatment of PSUs upon Retirement, Death or Disability
In general, in the event of retirement, death or disability, any unvested contingent PSUs are prorated based on the number of full or partial months worked in each of the open PSU cycles. Any remaining unvested contingent PSUs not prorated are forfeited.
The following table provides the total number of contingent PSUs each NEO would be entitled to if the executive’s employment ended on December 31, 2022 due to death or disability, or retirement if applicable. As of December 31, 2022, Ms. Buck and Mr. Raup were considered retirement eligible based on the provisions of all open PSU cycles. Messrs. Reiman and Voskuil and Ms. Riggs were not considered retirement eligible as of December 31, 2022 and they would have forfeited all of their contingent PSUs upon voluntary separation.

Name	Performance Stock Units
	Number(1) (#)	Value(2) ($)
Ms. Buck	89,700	20,771,829
Mr. Voskuil	22,731	5,263,818
Mr. Raup	13,761	3,186,635
Mr. Reiman	11,406	2,641,287
Ms. Riggs	13,234	3,064,597
____________________
(1)For the 2020-2022 PSU cycle, amount reflects the total number of contingent PSUs calculated by multiplying the number of contingent target PSUs by 250%, the final performance score for that cycle. For the 2021-2023 and 2022-2024 PSU cycles, amount reflects the total number of contingent PSUs at target.
(2)Based on the closing price of $231.57 for our Common Stock on the NYSE on December 30, 2022, the last trading day of 2022.
Termination without Cause; Resignation for Good Reason
Under Ms. Buck’s employment agreement and the EBPP 3A, as applicable, we have agreed to pay severance benefits if we terminate a NEO’s active employment without Cause or if the NEO resigns from active employment for Good Reason, in each case as defined in the applicable document. Severance benefits consist of a lump sum payment calculated as a multiple of base salary as well as continued OHIP eligibility, calculated as the lower of target or actual Company performance, for a set period of time, as shown in the table below. Additionally, all NEOs would be entitled to receive a pro rata payment of the OHIP award, if any, earned for the year in which termination occurs, continuation of health and welfare benefits and financial planning and tax preparation benefits for a set period of time, as shown in the table below as well as outplacement services up to $35,000.

Plan	Benefit Entitlement
	Severance Multiple	OHIP Continuation	Health and Welfare Benefits	Financial Planning and Tax Preparation Benefits
Ms. Buck’s employment agreement and participants in EBPP 3A on or before February 22, 2011	2 times	24 months	24 months	24 months
Participants in EBPP 3A after February 22, 2011	1.5 times	18 months	18 months	18 months
If a NEO has not met retirement eligibility requirements and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, he or she will be eligible to exercise all vested stock options and a prorated portion of his or her unvested stock options held on the date of separation from service for a period of 120 days following separation. If the NEO is age 55 or older with five or more years of continuous service and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, the NEO will be entitled to exercise any vested stock options until the earlier of three or five years (based on the provisions of the individual grant) from the date of termination or the expiration of the options.

In addition, if a NEO has not met retirement eligibility requirements and his or her employment is terminated for reasons other than for Cause, or if the NEO terminates for Good Reason, the NEO will vest in a prorated portion of any unvested RSUs held on the date of separation from service.
The following table provides the incremental amounts that would have vested and become payable to each NEO had his or her employment terminated on December 31, 2022, under circumstances entitling the NEO to severance benefits as described above:

Name	Salary ($)	OHIP at Target ($)	PSU Related Payments(1) ($)	Vesting of Stock Options(1) ($)	Vesting of Restricted Stock Units(1) ($)	Value of Benefits Continuation(2) ($)	Value of Financial Planning and Outplacement(3) ($)	Total ($)
Ms. Buck	2,600,000	4,160,000	—	—	—	50,540	68,000	6,878,540
Mr. Voskuil	1,125,000	1,125,000	—	—	1,263,658	34,283	59,750	3,607,691
Mr. Raup	1,125,000	1,012,500	—	—	—	34,283	59,750	2,231,533
Mr. Reiman	900,000	720,000	—	—	795,359	33,881	59,750	2,508,990
Ms. Riggs	1,125,000	1,012,500	—	—	787,115	13,199	59,750	2,997,564
____________________
(1)Reflects the value of equity awards that would have vested and become payable to each NEO over and above amounts they would have received upon a voluntary termination.
(2)Reflects projected medical, dental, vision and life insurance continuation premiums paid by the Company during the applicable time period following termination.
(3)Value of maximum payment for financial planning and tax preparation continuation during the applicable time period following termination plus outplacement services of $35,000.
For information with respect to stock options, RSUs and PSUs held by each NEO as of December 31, 2022, refer to the Outstanding Equity Awards at 2022 Fiscal-Year End Table.
Change in Control
The EBPP 3A and the terms of the applicable award agreements provide for the vesting and payment of the following benefits to each of the NEOs upon a Change in Control:
•An OHIP payment for the year in which the Change in Control occurs, calculated as the greater of target or the estimated payment based on actual performance through the date of the Change in Control;
•To the extent not vested, full vesting of benefits accrued under the DB SERP, CLRP and the Deferred Compensation Plan;
•To the extent not vested, full vesting of benefits under the 401(k) and pension plans;
•If not replaced with awards that qualify as Replacement Awards (as defined in the EICP), full vesting of all outstanding RSUs and stock options;
•If not replaced with awards that qualify as Replacement Awards (as defined in the EICP), a vested and non-forfeitable right to receive a lump sum cash payment equal to the target PSU grant for the performance cycle ending in the year of the Change in Control, determined based upon the greater of target or actual performance through the date of the Change in Control, with each PSU valued at the higher of (a) the highest closing price for our Common Stock during the 60 days prior to (and including the date of) the Change in Control and (b) the price at which an offer is made to purchase shares of our Common Stock from the Company’s stockholders, if applicable (the higher of (a) and (b), the “Transaction Value”); and
•If not replaced with awards that qualify as Replacement Awards (as defined in the EICP), a vested and non-forfeitable right to receive a lump sum cash payment equal to the target PSU grant for the second year of the performance cycle and a prorated portion of the target PSU grant for the first year of the performance cycle at the time of the Change in Control, with each PSU valued at the higher of the Transaction Value and the highest closing price of our Common Stock from the date of the Change of Control until the earlier of the end of the applicable grant cycle or the NEO’s separation from service.
Under our EICP and the terms of the applicable award agreements, awards that are continued as Replacement Awards after a Change in Control are not subject to accelerated vesting or payment upon the Change in Control. In the event of termination of employment within two years following the Change in Control for any reason other than termination for Cause or resignation without Good Reason, the Replacement Awards will vest and become payable as described on the pages that follow.

The following table and explanatory footnotes provide information with respect to the incremental amounts that would have vested and become payable on December 31, 2022, if a Change in Control occurred on that date.

Name	OHIP Related Payment(1) ($)	PSU Related Payments(2) ($)	Vesting of Stock Options(3) ($)	Vesting of Restricted Stock Units(3) ($)	Retirement and Deferred Compensation Benefits(4) ($)	Total(5) ($)
Ms. Buck	—	3,284,848	—	—	—	3,284,848
Mr. Voskuil	—	2,335,973	—	1,778,767	618,028	4,732,768
Mr. Raup	—	621,720	—	—	—	621,720
Mr. Reiman	—	1,192,054	—	1,225,585	141,189	2,558,828
Ms. Riggs	—	1,823,042	—	1,401,606	406,620	3,631,268
____________________
(1)For all NEOs, the amount of the OHIP award earned for 2022 was greater than target. Therefore, no incremental amount attributable to that program would have been payable upon a Change in Control.
(2)Amounts reflect vesting of PSUs awarded, as follows:
• For the performance cycle that ended on December 31, 2022, the difference between a value per PSU of $241.31, the highest closing price for our Common Stock on the NYSE during the last 60 days of 2022, and a value per PSU of $231.57, the closing price for our Common Stock on the NYSE on December 30, 2022, the last trading day of 2022:
• For the performance cycle ending December 31, 2023, at target performance, with a value per PSU of $241.31, the highest closing price for our Common Stock on the NYSE during the last 60 days of 2022; and
• For the performance cycle ending December 31, 2024, one-third of the contingent target units awarded, at target performance, with a value per PSU of $241.31, the highest closing price for our Common Stock on the NYSE during the last 60 days of 2022.
Because Ms. Buck and Mr. Raup were retirement eligible as of December 31, 2022, as of that date they had already vested in a portion of the PSU     awards for the performance cycles ending December 31, 2023 and December 31, 2024. Accordingly, with respect to Ms. Buck and Mr. Raup, the amount reflects only (i) an incremental payment of the portion of the PSU award that would vest upon a Change in Control if the awards were not continued as Replacement Awards (i.e., 1/3 of the total award) and (ii) an incremental benefit equal to the difference between a value per PSU of $241.31, the highest closing price for our Common Stock on the NYSE during the last 60 days of 2022, and a value per PSU of $231.57, the closing price for our Common Stock on the NYSE on December 30, 2022, the last trading day of 2022, while the amount for the performance cycle ending December 31, 2022 reflects only an incremental benefit equal to the difference between a value per PSU of $241.31 and a value per PSU of $231.57.
(3)Reflects the value of equity awards that would have vested and become payable to each NEO over and above amounts that would have already vested.
(4)Reflects the full vesting value of DB SERP benefits and more favorable early retirement discount factors as provided under the EBPP 3A. Ms. Buck is fully vested in her DB SERP benefit and the more favorable early retirement factors do not apply to the CEO, so no additional benefit is applicable. For Messrs. Reiman and Voskuil and Ms. Riggs the amount includes the vesting of their respective DC SERP benefits. Mr. Raup is fully vested in his DC SERP benefit so no additional benefit is applicable. Mr. Reiman and Ms. Riggs are fully vested in their respective CLRP benefits so no additional benefit is applicable.
(5)For any given executive, the total payments made in the event of a Change in Control would be reduced to the “safe harbor” limit under IRC Section 280G if such reduction would result in a greater after-tax benefit for the executive.
Termination without Cause or Resignation for Good Reason after Change in Control
If a NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason within two years after a Change in Control, we pay severance benefits under the EBPP 3A to assist the NEO in transitioning to new employment. These severance benefits as of December 31, 2022, consist of:
•A lump sum cash payment equal to two (or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one) times:
◦The executive’s base salary; and
◦The highest OHIP award payment paid or payable during the three years preceding the year of the Change in Control (but not less than the OHIP target award for the year of the termination) (“Highest OHIP”);
•For replacement PSU awards, a lump sum cash payment equal to the target PSU grant for the performance cycle ending in the year of the Change in Control, determined based upon the greater of target or actual performance through the date of the Change in Control, with each PSU valued at the Transaction Value;

•For replacement PSU awards, a lump sum cash payment equal to the target PSU grant for the second year of the performance cycle and a prorated portion of the target PSU grant for the first year of the performance cycle at the time of the Change in Control, with each PSU valued at the higher of the Transaction Value and the highest closing price of our Common Stock from the date of the Change of Control until the NEO’s separation from service;
•For replacement stock options and RSU awards (including accrued cash credits equivalent to dividends that would have been earned had the executive held Common Stock instead of RSUs), full vesting of all unvested stock options and RSUs;
•Continuation of medical, dental, vision and life benefits for 24 months (or, if less, the number of months until the executive attains age 65, but not less than 12 months), or payment of the value of such benefits if continuation is not permitted under the terms of the applicable plan;
•For executives who participate in the pension plan and do not participate in the DB SERP, a lump sum equal to their pay credit percentage under that plan times the sum of their base salary and Highest OHIP times the number of years in their severance period (two, or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one). For executives who do not participate in the pension plan, a lump sum equal to the CRC rate times the sum of their base salary and Highest OHIP times the number of years in their severance period (two, or, if less, the number of full and fractional years from the date of termination to the executive’s 65th birthday, but not less than one). IRS limitations imposed on the 401(k) and pension plans will not apply for this purpose;
•Outplacement services up to $35,000 and reimbursement for financial counseling and tax preparation services for two years;
•An enhanced matching contribution cash payment equal to the 401(k) matching contribution rate of 4.5% multiplied by the executive’s base salary and Highest OHIP calculated as if such amounts were paid during the years in the executive’s severance period. For this purpose, the IRS limitations imposed on the 401(k) plan do not apply;
•For executives who participate in the DB SERP, an enhanced benefit reflecting an additional two years of credit; and
•For executives who participate in the DC SERP, an enhanced benefit reflecting a cash payment equal to the applicable percentage rate multiplied by his or her base salary and Highest OHIP calculated as if such amounts were paid during the years in the executive’s severance period.
The following table provides amounts that would have vested and become payable to each NEO over and above amounts they would have received upon a termination by the Company without Cause or by the NEO for Good Reason, assuming a Change in Control occurred and the executive’s employment terminated on December 31, 2022:

Name	Lump Sum Cash Severance Payment ($)	PSU Related Payments(1) ($)	Vesting of Stock Options ($)	Vesting of RSUs ($)	Value of Medical and Other Benefits Continuation ($)	Value of Financial Planning and Outplace- ment ($)	Value of Enhanced DB SERP/ DC SERP and 401(k) Benefit(2) ($)	Total(3) ($)
Ms. Buck	3,943,460	3,284,848	—	—	—	—	7,284,331	14,512,639
Mr. Voskuil	1,804,972	2,335,973	—	515,109	11,849	8,250	810,994	5,487,147
Mr. Raup	1,313,126	621,720	—	—	11,849	8,250	690,125	2,645,070
Mr. Reiman	1,095,234	1,192,054	—	430,226	11,715	8,250	422,504	3,159,983
Ms. Riggs	1,313,126	1,823,042	—	614,491	4,546	8,250	678,206	4,441,661
____________________
(1)Amounts reflect vesting of PSUs awarded as described in footnote (2) to the Change in Control table.
(2)For Ms. Buck, this value reflects the amounts of enhanced DB SERP, 401(k) match and Supplemental 401(k) Match over a 24-month period. For Messrs. Raup and Voskuil, the value reflects the amounts of enhanced DC SERP, CRC, Supplemental CRC, 401(k) match and Supplemental 401(k) Match that would have been paid had they remained employees for 24 months after their termination. For Mr. Reiman and Ms. Riggs, the value reflects the amounts of enhanced DC SERP, pension plan credits, 401(k) match and Supplemental 401(k) Match that would have been paid had they remained employees for 24 months after their termination.
(3)For any given executive the total payments made in the event of termination after a Change in Control would be reduced to the “safe harbor” limit under IRC Section 280G if such reduction would result in a greater after-tax benefit for the executive.

CEO Pay Ratio Disclosure
The annual total compensation of our CEO for fiscal year 2022 was $13,550,049. The median of the annual total compensation for all employees, excluding the CEO, for fiscal year 2022 was $39,579. As a result, we estimate that the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee for fiscal year 2022 was 342 to 1.
We identified the median employee using base salary, including overtime, earned in the first nine months of 2022 for all employees, excluding our CEO, as of October 11, 2022, the second Tuesday in October in 2022, which is our annual measurement date for determining our median employee. We calculated annual total compensation for the median employee using the same methodology used for calculating the total compensation of our NEOs as set forth in the “2022 Summary Compensation Table.”

Equity Compensation Plan Information
The following table provides information about all of the Company’s equity compensation plans as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)
Stock Options	976,634	104.36	5,297,945
Performance Stock Units and Restricted Stock Units	1,141,679	N/A	2,831,696
Subtotal	2,118,313	104.36	8,129,641
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,118,313	104.36(2)	8,129,641
____________________
(1)     Includes amounts earned or paid in cash or shares of Common Stock at the election of the director or deferred by the director under the Directors’ Compensation Plan. Column (a) includes stock options, PSUs and RSUs granted under the EICP. Securities available for future issuance of full-value awards may also be used for stock option awards.
(2) Weighted-average exercise price of outstanding stock options only.

Pay Versus Performance Disclosure
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act (referred to herein as Item 402(v)). As required by Item 402(v), we have included:
•A list of the most important measures that our Compensation Committee used in 2022 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid,” or “CAP”) to Company performance;
•A pay versus performance table that compares the total compensation of our NEOs as presented in the “Summary Compensation Table” (“SCT Total Compensation”) to CAP and that compares CAP to specified performance measures, including TSR, Peer Group TSR (as defined below), Net Income calculated in accordance with GAAP (“GAAP Net Income”) and our Company selected financial performance measure, Net Sales (as defined in the section titled “Compensation Discussion & Analysis”); and
•Graphs that describe:
◦The relationship between our TSR and the TSR of the S&P 500 Packaged Foods Index (the “Peer Group TSR”); and
◦The relationships between CAP and our cumulative TSR, GAAP Net Income, and our Company selected financial performance measure, Net Sales.
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by our executives or how our Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Committee does not use CAP as a basis for making compensation decisions, nor does it use GAAP Net Income or Peer Group TSR for purposes of determining incentive compensation. Please see the section titled “Compensation Discussion & Analysis” for a discussion of our executive compensation program objectives and the ways in which we align our executives’ compensation with the Company’s performance.
For purposes of the following disclosures, each of Salary, Bonus, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation is calculated in the same manner for purposes of CAP as it is calculated for purposes of SCT Total Compensation. There are, however, two primary differences between the calculation of CAP and SCT Total Compensation:

	SCT Total Compensation	CAP
Pension	Year-over-year change in the actuarial present value of pension benefits	Current year service cost and any prior year service cost (if a plan amendment occurred during the year)
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Year-over-year change in the fair value of stock and option awards that are unvested as of the end of the year or that vested or were forfeited during the year(1)
____________________
(1)    Includes any dividends paid on equity awards in the fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award.
Metrics Used for Linking Pay and Performance
The following is a list of performance metrics, which in our assessment represent the most important performance measures used by the Company to link Company performance to the compensation actually paid to the NEOs for 2022. Each metric below is used for purposes of determining payouts under either our 2022 OHIP or our current open PSU cycles. Please see the section titled “Compensation Discussion & Analysis” for a description of these metrics and how they are used in the Company’s executive compensation program.
•Net Sales
•Adjusted EPS
•Free Cash Flow
Net Sales was the most heavily weighted financial performance metric under our 2022 OHIP and is an important top-line measure that, when combined with the other measures in the OHIP and PSU awards, supports long-term shareholder value creation. Net Sales is the Company-selected financial performance measure included in the table and graphs that follow. Net Sales is a non-GAAP financial performance measure. For more information on how we define and use Net Sales in our executive compensation program, please see the section titled “Compensation Disclosure & Analysis” above.

Pay Versus Performance Table
Below is the tabular disclosure for the Company’s CEO and the average of our NEOs other than the CEO for 2022, 2021 and 2020.

Year	SCT Total Compensation for CEO(1)	Compensation Actually Paid to CEO(2)	Average SCT Total Compensation for Other NEOs(1)	Average Compensation Actually Paid to Other NEOs(2)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income ($mil.)	Company Selected Measure: Net Sales ($mil.)(4)
					TSR	Peer Group TSR(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	13,550,049	26,043,523	4,182,463	6,492,643	167	129	1,645	10,419
2021	16,144,570	32,159,575	3,253,471	5,677,965	137	118	1,478	8,971
2020	19,115,059	19,711,109	3,160,508	3,730,097	106	105	1,279	8,150
____________________
(1)    2022 CEO is Michele Buck; other NEOs are Charles Raup, Jason Reiman, Kristen Riggs, and Steven Voskuil; 2021 CEO is Michele Buck; other NEOs are Charles Raup, Jason Reiman, Kristen Riggs, and Steven Voskuil; 2020 CEO is Michele Buck; other NEOs are Damien Atkins (former), Charles Raup, Jason Reiman, Steven Voskuil, Kevin Walling (former), and Mary Beth West (former).
(2)    The dollar amounts reported represent CAP, as computed in accordance with Item 402(v). The fair value of option awards was determined using a Black-Scholes option-pricing model. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with Item 402(v), the following adjustments were made to SCT Total Compensation to determine the CAP values:
Reconciliation of SCT Total Compensation to Compensation Actually Paid to CEO

Fiscal Year	SCT Total Compensation for CEO	Minus SCT Change in Pension Value for CEO	Plus Pension Value Service Cost	Minus SCT Equity for CEO	Plus EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY(a)	Plus Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY(a)	Plus Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year(a)	CEO CAP
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)=(b)-(c)+(d)- (e)+(f)+(g)+(h)
2022	13,550,049	—	—	7,699,321	11,178,115	3,082,876	5,931,804	26,043,523
2021	16,144,570	3,281,860	1,168,921	7,307,707	13,959,968	4,672,864	6,802,819	32,159,575
2020	19,115,059	8,318,012	1,360,513	6,670,261	7,970,687	3,234,647	3,018,475	19,711,109
(a) “EOY” = End of Year, “BOY” = Beginning of Year.

Reconciliation of Average SCT Total Compensation to Average Compensation Actually Paid to Other NEOs

Fiscal Year	Average SCT Total Compensation for Other NEOs	Minus Average SCT Change in Pension Value for Other NEOs	Plus Average Pension Value Service Cost	Minus Average SCT Equity for Other NEOs	Plus Average EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY(a)	Plus Average Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY(a)	Plus Average Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year(a)	Average Other NEOs CAP
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)=(b)-(c)+(d)- (e)+(f)+(g)+(h)
2022	4,182,463	—	—	1,830,380	2,643,959	578,685	917,916	6,492,643
2021	3,253,471	12,952	7,566	1,396,596	2,629,668	609,680	587,129	5,677,965
2020	3,160,508	22,294	2,545	798,826	945,004	223,840	219,320	3,730,097
(3)    Reflects total shareholder return indexed to $100 for the S&P 500 Packaged Foods Index, which is an industry line peer group reported in the performance graph included in the Company’s 2022 Annual Report on Form 10-K.
(4) Values shown reflect Net Sales as calculated for purposes of our executive compensation program for the applicable reporting year.
Relationships Between Company TSR and Peer Group TSR and CAP and Company TSR
The graphs below illustrate the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the CEO and other NEOs, for each of the years presented. For reference, SCT Total Compensation values for each year are also shown. As the graphs below illustrate, CAP amounts for our CEO and other NEOs are strongly aligned with Hershey’s TSR, as intended.

Relationship Between CAP and GAAP Net Income
The graph below reflects the relationship between the CEO and average other NEOs CAPs and GAAP Net Income for each of the years presented. GAAP Net Income is not used as a metric in our annual or long-term incentive plans.

Pay versus Performance: Net Income
Avg. Other NEOs CAP
CEO CAP
GAAP Net Income
GAAP Net Income ($ billions)
Compensation Actually Paid ($ millions)
$2.4
$2.1
$1.8
$1.5
$1.2
$0.9
$0.6
$0.3
$0.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$1.3
$19.7
$3.7
$1.5
$32.2
$5.7
$1.6
$26.0
$6.5
FY2020
FY2021
FY2022

Relationship Between CAP and Net Sales (our Company-Selected Measure)
The graph below reflects the relationship between the CEO and average other NEOs CAPs and Net Sales for each of the years presented. Net Sales determined 50% of financial performance funding under our 2022 OHIP and is an important top-line measure that, when combined with the other measures in the OHIP and PSU awards, supports long-term shareholder value creation.

PROPOSAL NO. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

✓	The Board of Directors unanimously recommends that stockholders vote FOR approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, and as required under Section 14A of the Exchange Act, we are providing stockholders an opportunity to conduct an advisory vote on the compensation of our NEOs as disclosed in this Proxy Statement.
Prior to submitting your vote, we encourage you to read our “Compensation Discussion & Analysis” and the accompanying executive compensation tables for details about our executive compensation program, including information about the 2022 compensation of our NEOs.
As discussed in more detail in the “Compensation Discussion & Analysis,” we believe our executive compensation program is competitive and governed by pay-for-performance principles. We emphasize compensation opportunities that reward results. Our stock ownership requirements and use of stock-based incentives reinforce the alignment of the interests of our executives with those of our long-term stockholders. In doing so, our executive compensation program supports our strategic objectives and mission.
Accordingly, we ask you to approve the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of The Hershey Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the executive compensation tables and the related narrative discussion.”
Because your vote is advisory, it will not be binding upon the Board. However, as noted in the “Compensation Discussion & Analysis,” the Compensation Committee and the Board will, as deemed appropriate, take into account the outcome of the vote when considering future decisions affecting executive compensation.
The affirmative vote of at least a majority of the votes of the Common Stock and Class B Common Stock (voting together as a single class) represented electronically or by proxy at the Annual Meeting is required to approve this proposal.

PROPOSAL NO. 4 – ADVISORY VOTE ON FREQUENCY OF FUTURE
ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

✓	The Board of Directors unanimously recommends that stockholders vote to hold future advisory votes on named executive officer compensation every 1 YEAR
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC rules, and as required under Section 14A of the Exchange Act, we are providing stockholders an opportunity to conduct an advisory vote regarding the frequency with which future advisory votes on the compensation of our NEOs should be held.
At our 2017 Annual Meeting of Stockholders, a majority of stockholders indicated a preference for holding advisory votes on NEO compensation every year, and we have continued to conduct such an annual vote since that time. Under Section 14A of the Exchange Act, every six years we are required to provide stockholders an opportunity to again advise on the frequency with which future votes on NEO compensation should be held.
After careful consideration, the Board has determined that continuing to conduct an advisory vote on NEO compensation each year remains the most appropriate policy at this time. The Board believes such an annual vote best enables stockholders to timely express their views on the Company’s executive compensation program and policies and assists the Board and the Compensation Committee in determining current stockholder sentiment. Additionally, conducting an annual advisory vote on
NEO compensation is consistent with our practice of regularly seeking input from stockholders on corporate governance matters. You are not being asked to vote “for” or “against” this proposal. Instead, this proposal asks stockholders to advise us how often we should conduct an advisory vote on the compensation of our NEOs. You may cast your vote by choosing the option of every 1, 2 or 3 years, or abstaining, in response to the following resolution:
“RESOLVED, that the option of every 1 year, 2 years or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold future advisory votes on named executive officer compensation, as disclosed in the Company’s annual proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the Executive Compensation Tables and the related narrative discussion.”
The frequency that receives the greatest number of votes from the holders of our Common Stock and Class B Common Stock voting together as a single class will be deemed to be our stockholders’ preferred frequency for conducting future advisory votes on NEO compensation. Because your vote is advisory, it will not be binding upon the Board. However, the Board will, as it deems appropriate, take into account the outcome of the vote when determining how often the Company will conduct advisory votes on NEO compensation in future years.

PROPOSAL NO. 5 – STOCKHOLDER PROPOSAL
PUBLIC REPORT ON LIVING WAGE & INCOME
The following stockholder proposal has been submitted by American Baptist Home Mission Society, which held 165 common shares on the submission date, together with four co-filers. The proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Board and the Company accept no responsibility, are set forth below. The Company will provide the name, address and number of shares held by the filer and each co-filer upon oral or written request made to The Hershey Company, c/o Secretary, 19 East Chocolate Avenue, Hershey, Pennsylvania 17033, (717) 534-4200.

✗	The Board of Directors unanimously recommends that stockholders vote AGAINST Proposal No. 5
Stockholder Proposal
Resolved: Shareholders request the Board of Directors issue a public report, at reasonable cost and omitting proprietary information, describing if, and how, Hershey’s Living Wage & Income Position Statement and planned implementation steps will put the company on course to eradicate child labor in all forms from the company’s West African cocoa supply chain by 2025. The report should include:
•How Hershey plans to achieve 100% sourcing visibility at the farm level of its cocoa by 2025, including through increased transparency, given that 32% of its cocoa volume cannot be traced to the farm level;
•Whether and/or how Hershey plans to raise farm gate prices;
•How Hershey plans to partner with the Ghanian and Ivorian governments and cocoa industry peers to promote living income for cocoa farmers.
Whereas: Hazardous child labor on cocoa farms, which includes using machetes and harmful pesticides, meets the International Labor Organization’s definition of the “worst forms of child labor.”(1) Sustainable Development Goal 8.7 calls for the elimination of all child labor by 2025, yet international agreements have repeatedly failed to eradicate hazardous child labor from the cocoa supply chain.(2) An estimated 1.56 million children engage in hazardous work on cocoa farms in Ghana and Côte d’Ivoire, where 60% of cocoa is produced.(3)
Hershey continues to profit from child slavery, despite signing the Harkin-Engel Protocol in 2001.(4) Ghana and Côte d’Ivoire recently implemented a Living Income Differential (LID), deemed largely unsuccessful, in part due to allegations of Hershey and its peers undermining the LID through purchasing practices aimed at circumventing it.(5)
While Hershey has a Human Rights Policy and Cocoa for Good strategy, these initiatives have failed to meaningfully address systemic poverty, a root cause of child labor. Hershey’s 2021 Living Wage & Income Position Statement has been criticized for lacking a “concrete, timebound commitment and accompanying action plan to realize it.”(6) Investors lack sufficient information to assess how the position statement will help eradicate child labor in Hershey’s cocoa supply chain.

____________________
(1) https://www.norc.org/Research/Projects/Pages/assessing-progress-in-reducing-child-labor-in-cocoa-growing-areas-of-c%C3%B4te-d%E2%80%99ivoire-and-ghana.aspx; https://www.washingtonpost.com/graphics/2019/business/hershey-nestle-mars-chocolate-child-labor-west-africa/; https://www.ilo.org/ipec/Campaignandadvocacy/Youthinaction/C182-Youth-orientated/worstforms/lang--en/index.htm
(2) https://unstats.un.org/sdgs/metadata/?Text=&Goal=8&Target=8.7
(3) https://www.dol.gov/agencies/ilab/our-work/child-forced-labor-trafficking/child-labor-cocoa
(4) https://www.cocoainitiative.org/sites/default/files/resources/Harkin_Engel_Protocol.pdf
(5) https://www.latimes.com/business/story/2020-12-01/chocolate-war-cocoa-growers-hershey-mars-ghana-ivory-coast; https://voicenetwork.cc/wp-content/uploads/2022/09/220920-Cocoa-Barometer-Living-Income-Compendium.pdf
(6) https://www.thehersheycompany.com/content/dam/corporate-us/documents/sustainability/HSY_Living_Wage_Income_Position_Statement.pdf; https://webassets.oxfamamerica.org/media/documents/Business-briefing-Issue-1-V3.pdf?_gl=1*1ei0guo*_ga*MTI5NTI4MjAzNi4xNjM4Mzg5OTk3*_ga_R58YETD6XK*MTYzODM4OTk5Ny4xLjEuMTYzODM5MDAwNC41Mw..

Failure to eradicate child labor exposes Hershey and its investors to financial, legal, systemic, and reputational risks. In 2021, a lawsuit filed on behalf of former child slaves alleged Hershey knowingly profited from the illegal and systematic use of child labor.(7) An appeal is currently pending.(8) In October 2021, Hershey and the Rainforest Alliance were sued for false and deceptive marketing of chocolate products labeled as “sustainably” or “responsibly produced.”(9)
Studies show that increased transparency and traceability can increase farmers’ income and help companies substantiate their sustainability claims.(10) Hershey’s claim of sourcing 100% “certified and sustainable” cocoa in 2021 does not guarantee its cocoa is slavery-free nor that it is fully traceable to the farm level.(11) Hershey’s 2021 ESG report states the company only has “68% sourcing visibility” of its cocoa volume.(12)
Board Statement in Opposition to Stockholder Proposal
As our highest priority ESG initiative, The Hershey Company is committed to the development of a thriving, sustainable cocoa ecosystem and to the prevention, identification, remediation and ultimate eradication of instances of child labor in our value chain. Over the past several years we have not only strengthened our commitments related to human rights and sourcing policies but have also taken incremental actions to eliminate child labor and address its root causes in high-risk cocoa communities, including expanding Child Labor Monitoring and Remediation Systems (“CLMRS”) and initiating an Income Accelerator program. We share the proponent’s goal of eliminating child labor, however, we do not believe this proposal will advance that goal or increase transparency on these issues. As such, our Board unanimously recommends a vote AGAINST this proposal.
We ask shareholders to consider the following:

The proposal requests an incremental report on the Company’s plans to eradicate child labor in all forms from our West African cocoa supply chain by 2025.
•Hershey has demonstrated a commitment to and progress toward preventing, identifying, and remediating instances of child labor within our value chain, including through continued expansion of CLMRS and our ongoing work to achieve 100% visibility of our cocoa sourcing to the farm level in Côte d’Ivoire and Ghana by 2025. In addition, our efforts to eliminate child labor emphasize access to education, such as building primary schools, and school-based nutrition, including the manufacturing and daily distribution of ViVi, a vitamin-fortified peanut-based ready-to-use therapeutic snack containing 30% of a child’s daily nutritional intake requirement.
•Notwithstanding these efforts and those of numerous other companies, child labor persists throughout cocoa-growing communities due to a complex mix of challenging economic circumstances, cultural norms, and deep-rooted political and social infrastructure. Given this complex ecosystem, we do not believe the basis of the proponent’s request, which is full eradication of child labor in our West African cocoa supply chain by 2025, is a target that Hershey can realistically achieve. Rather, alleviating poverty and ultimately eradicating child labor will require enhanced collaboration between the public and private sectors, including governments, non-governmental organizations, suppliers, farmers and manufacturers.
•We can and do commit to continuing our work to effect the systemic change needed to address these challenges and will continue to provide updates on our actions and progress in our existing annual ESG Report and other sustainability reporting. Providing stakeholders with an additional, incremental report on these efforts is redundant and does not advance our substantive efforts directed at addressing the root causes of child labor.

____________________
(7) https://www.internationalrightsadvocates.org/cases/cocoa
(8) https://ecf.cadc.uscourts.gov/n/beam/servlet/TransportRoom?servlet=CaseSummary.jsp?caseNum=22- 7104&dktType=dktPublic&incOrigDkt=Y&incDktEntries=Y
(9) https://static1.squarespace.com/static/5810dda3e3df28ce37b58357/t/6181623e5f967e246dd8c416/1635869247075/RFA+and+Hershey+Press+Release+FINAL+no+logo.docx.pdf
(10) https://voicenetwork.cc/wp-content/uploads/2022/10/221017-Transparency-Accountability.pdf
(11) https://www.thehersheycompany.com/en_us/home/sustainability/sustainability-focus-areas/cocoa.html
(12) https://www.thehersheycompany.com/content/dam/hershey- corporate/documents/pdf/hershey_2021_esg_report.pdf

The proposal requests details regarding Hershey’s plans to raise farm gate prices.
•The prices that farmers receive for their cocoa crop, i.e., farm gate prices, are set by each country’s government annually through a process in which Hershey and other similarly situated companies are not permitted to participate. As such, we do not control, nor can we directly affect, government-mandated farm gate prices in Côte d’Ivoire and Ghana. However, we continue to work across the industry, including with governments, non-profits, and other manufacturers, to improve farmer livelihoods through a holistic set of interventions that international humanitarian organizations, including CARE, have shown to be highly effective. More details on these approaches and programs can be found in our annual ESG Reports.

The proposal requests details regarding Hershey’s plans to promote living income for cocoa farmers.
•Our plans and programs, such as farmer premiums for verified cocoa, Village Savings and Loan Associations and our new Income Accelerator, are informed by stakeholder outreach and incorporate feedback based on the most up-to-date learnings and successes from within our cocoa communities and beyond. Over the past decade, we have expanded our initiatives to provide farmers premium payments for their cocoa, and we continue to collaborate with partners to launch and implement programs that will improve farmers’ livelihoods and sources of income beyond cocoa in an effort to address poverty, which is a root cause of child labor in this region. These efforts include the upcoming launch of our most recent program, the Income Accelerator. The new Income Accelerator and other Hershey programs aimed at improving farmer incomes are discussed in the Sustainability section of our website and in the “The Hershey Company Purpose and Values” section of this Proxy Statement.
We do not tolerate child labor within our value chain and have formed strategic partnerships with communities, governments, non-governmental organizations and suppliers with the ultimate goal of eliminating its occurrence within our cocoa communities. Over the past decade, and with the support of our Board, we have strengthened our sustainability initiatives and regularly provide public updates on our strategies and the progress of our efforts on a wide array of relevant sustainability issues, including child labor, through our annual ESG Reports and the Sustainability section of our website at www.thehersheycompany.com.

Accordingly, our Board unanimously recommends a vote AGAINST this proposal.

CERTAIN TRANSACTIONS AND RELATIONSHIPS
Item 404 of SEC Regulation S-K requires that we disclose any transaction or series of similar transactions, or any currently proposed transaction(s), in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any of the following persons had or will have a direct or indirect material interest:
•Our directors or nominees for director;
•Our executive officers;
•Persons owning more than 5% of any class of our outstanding voting securities; or
•The immediate family members of any of the persons identified in the preceding three bullets.
Policies and Procedures Regarding Transactions with Related Persons
The Board has adopted a written Related Person Transaction Policy that governs the review, approval or ratification of related person transactions. The Related Person Transaction Policy may be viewed on the Investors section of our website at www.thehersheycompany.com.
Under the Related Person Transaction Policy, each related person transaction, and any significant amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of our Board composed solely of independent directors who have no interest in the transaction. We refer to each such committee as a Reviewing Committee. The Related Person Transaction Policy also permits the disinterested members of the full Board to act as a Reviewing Committee. As required by applicable NYSE Listing Standards, the Reviewing Committee or disinterested directors, as applicable, will prohibit any related person transaction that they determine to be inconsistent with the interests of the Company and its stockholders. In addition, any related person transaction previously reviewed that is ongoing in nature will be reviewed by the Reviewing Committee or disinterested directors, as applicable, annually to evaluate whether or not it should be permitted to continue.
The Board has designated the Governance Committee as the Reviewing Committee primarily responsible for the administration of the Related Person Transaction Policy. In addition, the Board has designated a special Reviewing Committee comprised of the disinterested, independent directors of the Board’s Executive Committee to oversee certain transactions involving the Company and Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by or affiliated with any of the foregoing. Finally, the Related Person Transaction Policy provides that the Compensation Committee will review and approve, or review and recommend to the Board for approval, any employment relationship or transaction involving an executive officer of the Company and any related compensation.
When reviewing, approving or ratifying a related person transaction, the Reviewing Committee will examine all material facts about the related person’s interest in, or relationship to, the transaction, including the approximate dollar value of the transaction. If the related person transaction involves an outside director or nominee for director, the Reviewing Committee also may consider whether the transaction would compromise the director’s status as an “independent director,” “outside director” or “non-employee director” under the Board’s Corporate Governance Guidelines, the NYSE Rules, the IRC or the Exchange Act.
Transactions with Hershey Trust Company, Milton Hershey School and the
Milton Hershey School Trust
During 2022, there were no transactions with the Company in which any executive officer, director or nominee for director, or any of their immediate family members, had a direct or indirect material interest that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K, nor are any such transactions currently planned.
In any given year, we may engage in certain transactions with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and companies owned by or affiliated with any of the foregoing. These transactions are typically immaterial, ordinary-course transactions that do not constitute related person transactions. However, from time to time we may also engage in related person transactions with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust and/or their subsidiaries and affiliates that are not inconsistent with the interests of the Company and its stockholders. Under the Board’s Corporate Governance Guidelines, a special Reviewing Committee composed of the independent, disinterested members of the Executive Committee must approve these transactions.

On February 14, 2022, the Company entered into a Stock Purchase Agreement with Hershey Trust Company, as trustee for the Milton Hershey School Trust, pursuant to which the Company agreed to purchase 1,000,000 shares of the Company’s common stock from the Milton Hershey School Trust at a price equal to $203.35 per share, for a total purchase price of $203,350,000. Consistent with the requirements of the Board’s Corporate Governance Guidelines, the transaction was approved by the independent directors of the Executive Committee having no affiliation with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust or their affiliates. The transaction closed on February 16, 2022.
On June 22, 2022, the Company completed the sale of certain real and personal property consisting of approximately six acres of land located in Derry Township, Pennsylvania, together with portions of a building located on the land, to Hershey Trust Company, as trustee for the Milton Hershey School Trust. The sale was consummated after the Company entered into a non-binding letter of intent with Hershey Trust Company, as trustee for the Milton Hershey School Trust, on December 13, 2021. Hershey Trust Company, as trustee for the Milton Hershey School Trust, submitted the letter of intent pursuant to an existing right of first refusal with respect to the property, following the Company’s receipt and negotiation of a bona fide, arms’ length, third-party offer for the property. The purchase price of $6,500,000 matched the proposed purchase price set forth in the third-party offer and was not material to the Company. Consistent with the requirements of the Board’s Corporate Governance Guidelines, the execution of the letter of intent and the subsequent sale of the property were approved by the independent directors of the Executive Committee having no affiliation with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust or their affiliates.
On June 22, 2022, in conjunction with the sale of the property in Derry Township, Pennsylvania, the Company entered into a Donation Agreement with Hershey Trust Company, as trustee for The M.S. Hershey Foundation, pursuant to which the Company donated the historical Hershey Theatre, which is housed in the same building as the property mentioned above, to The M.S. Hershey Foundation. The M.S. Hershey Foundation, an affiliate of Hershey Trust Company, is a non-profit organization established in 1935 by our founder, Milton S. Hershey, to provide educational and cultural opportunities for the citizens of Derry Township and has been operating the Hershey Theatre since 1970. The Hershey Theatre had an approximate value of $11,100,000. By donating the theatre, the Company expects to save approximately $200,000 in annual operating and other expenses previously incurred related to our ownership of the theatre. On December 13, 2022, the Company donated $500,000 to The M.S. Hershey Foundation to help support critical safety upgrades to the Hershey Theatre. Consistent with the requirements of the Board’s Corporate Governance Guidelines, the donation of the Hershey Theatre and the subsequent $500,000 donation were approved by the independent directors of the Executive Committee having no affiliation with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust or their affiliates, including The M.S. Hershey Foundation.
On February 13, 2023, the Company entered into a Stock Purchase Agreement with Hershey Trust Company, as trustee for the Milton Hershey School Trust, pursuant to which the Company agreed to purchase 1,000,000 shares of the Company’s common stock from the Milton Hershey School Trust at a price equal to $239.91 per share, for a total purchase price of $239,910,000. Consistent with the requirements of the Board’s Corporate Governance Guidelines, the transaction was approved by the independent directors of the Executive Committee having no affiliation with Hershey Trust Company, Milton Hershey School, the Milton Hershey School Trust or their affiliates. The transaction closed on February 15, 2023.
During 2022, we also engaged in transactions in the ordinary course of our business with Hershey Trust Company, Milton Hershey School and companies affiliated with Hershey Trust Company, Milton Hershey School and the Milton Hershey School Trust. These transactions involved the sale and purchase of goods and services at market rates. The transactions were primarily with Hershey Entertainment & Resorts Company, a company that is owned by the Milton Hershey School Trust. All sales and purchases were made on terms and at prices we believe were generally available in the marketplace and were in amounts that were not material to us or to Hershey Entertainment & Resorts Company or the Milton Hershey School Trust. Therefore, these were not related person transactions and did not require approval under our Related Person Transaction Policy.
Although these ordinary course transactions with Hershey Trust Company, Milton Hershey School and the companies affiliated with each of the foregoing and with the Milton Hershey School Trust (including Hershey Entertainment & Resorts Company), as described immediately above, are immaterial and not required to be disclosed under Item 404 of SEC Regulation S-K, we have elected to disclose the aggregate amounts of such purchase and sale transactions with these entities for your information because of our relationship with these entities and for added transparency. In this regard:
•Our total sales to these entities in 2022 were approximately $1.6 million; and
•Our total purchases from these entities in 2022 were approximately $800,000.
We do not expect the types of transactions or the amount of payments for these ordinary course transactions to change materially in 2023.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
Mmes. Arway, Haben and Koken and Messrs. Crawford and Palmer served as members of our Compensation Committee at various times during 2022. None of the members of our Compensation Committee served as one of our officers or employees during 2022 or at any time in the past, and neither they nor any other director served as an executive officer of any entity for which any of our executive officers served as a director or member of its compensation committee.
None of the members of our Compensation Committee has a relationship with us that is required to be disclosed under Item 404 of SEC Regulation S-K.

OTHER MATTERS
Householding of Proxy Materials
The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice of Internet Availability of Proxy Materials, the envelope must contain a separate notice for each stockholder at the shared address. Each Notice of Internet Availability of Proxy Materials must contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.
We believe this procedure provides greater convenience to our stockholders and reinforces the Company’s Shared Goodness Promise of sustainability and protecting the environment by reducing wasteful duplicate mailings, as well as printing and mailing costs and fees. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice of Internet Availability of Proxy Materials in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials for our 2023 Annual Meeting, please call our Investor Relations Department, toll free, at (800) 539-0261, and we will deliver them promptly upon request. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (866) 540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Information Regarding the 2024 Annual Meeting of Stockholders
To be eligible for inclusion in the proxy materials for the 2024 Annual Meeting of Stockholders, a stockholder proposal must be received by our Secretary by no later than December 6, 2023, and must comply in all respects with applicable rules of the SEC. Stockholder proposals should be addressed to The Hershey Company, c/o Secretary, 19 East Chocolate Avenue, Hershey, Pennsylvania 17033.
A stockholder may present a proposal not included in our proxy materials from the floor of the 2024 Annual Meeting of Stockholders only if the Secretary of the Company receives notice of the proposal, along with additional information required by our by-laws, between January 17, 2024 and February 16, 2024. Notice should be addressed to The Hershey Company, c/o Secretary, 19 East Chocolate Avenue, Hershey, Pennsylvania 17033.
The notice must contain the following additional information:
•The stockholder’s name and address;
•The stockholder’s shareholdings;
•A brief description of the proposal;
•A brief description of any financial or other interest the stockholder has in the proposal; and
•Any additional information that the SEC would require if the proposal were presented in a proxy statement.
A stockholder may nominate a director from the floor of the 2024 Annual Meeting of Stockholders only if the Secretary of the Company receives notice of the nomination, along with additional information required by our by-laws, between January 17, 2024 and February 16, 2024, at the address set forth above. The notice must contain the following additional information:
•The stockholder’s name and address;
•A representation that the stockholder is a holder of record of any class of our equity securities;

•A representation that the stockholder intends to make the nomination in person or by proxy at the meeting;
•A description of any arrangement the stockholder has with the individual the stockholder plans to nominate and the reason for making the nomination;
•The nominee’s name, address and biographical information;
•The written consent of the nominee to serve as a director if elected;
•Any additional information regarding the nominee that the SEC would require if the nomination were included in a proxy statement regardless of whether the nomination may be included in such proxy statement; and
•Any stockholder holding 25% or more of the votes entitled to be cast at the 2024 Annual Meeting of Stockholders is not required to comply with these pre-notification requirements.
A stockholder may solicit proxies in support of director nominees, other than the Company’s nominees, and include their director nominations on the Company’s proxy card for the 2024 Annual Meeting of Stockholders only if the stockholder complies with SEC Rule 14a-19 and the Secretary of the Company receives notice of the stockholder’s intent to solicit proxies, along with any additional information required by our by-laws, on or before March 17, 2024, at the address set forth above. The notice must contain the information required by SEC Rule 14a-19.

APPENDIX A – GAAP TO NON-GAAP RECONCILIATION
Non-GAAP Financial Measures
While we report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), we also use financial measures not in accordance with GAAP in order to provide additional information to investors to facilitate the comparison of past and present performance. The Company refers to these items as “adjusted” or “non-GAAP” financial measures. Some of the financial targets under our short- and long-term incentive programs are based on non-GAAP financial measures, such as adjusted earnings per share-diluted. Non-GAAP financial measures are used by management in evaluating results of operations internally and in assessing the impact of known trends and uncertainties on our business, but they are not intended to replace the presentation of financial results in accordance with GAAP. Rather, the Company believes exclusion of certain items provides additional information to investors to facilitate the comparison of past and present operations.
Adjusted earnings per share-diluted is defined as diluted earnings per share of the Company’s common stock, excluding certain items impacting comparability, including gains and losses associated with mark-to-market commodity derivatives, business realignment activities, acquisition and integration-related activities and other miscellaneous losses and benefits. A reconciliation of adjusted earnings per share-diluted to the nearest comparable GAAP financial measure, earnings per share-diluted, as presented in the Company’s Consolidated Statements of Income for the years ended December 31, 2022 and 2021, is provided below.

Reconciliation of Certain Non-GAAP Financial Measures
Consolidated results	Twelve Months Ended		Change (%)
	December 31, 2022 ($)	December 31, 2021 ($)
Reported EPS - Diluted	7.96	7.11	12.0
Derivative mark-to-market loss (gains)	0.38	(0.12)
Business realignment activities	0.02	0.09
Acquisition and integration-related activities	0.24	0.16
Noncontrolling interest share of business realignment and impairment charges	—	0.03
Other miscellaneous losses (benefits)	0.07	(0.07)
Tax effect of all adjustments reflected above	(0.15)	(0.01)
Adjusted EPS - Diluted	8.52	7.19	18.5
Details of the charges included in GAAP results, as summarized in the reconciliation above, are as follows:
Derivative Mark-to-Market Losses (Gains): The mark-to-market losses (gains) on commodity derivatives are recorded as unallocated and excluded from adjusted results until such time as the related inventory is sold, at which time the corresponding losses (gains) are reclassified from unallocated to segment income. Since we often purchase commodity contracts to price inventory requirements in future years, we make this adjustment to facilitate the year-over-year comparison of cost of sales on a basis that matches the derivative gains and losses with the underlying economic exposure being hedged for the period.
Business Realignment Activities: We periodically undertake restructuring and cost reduction activities as part of ongoing efforts to enhance long-term profitability. During the fourth quarter of 2020, we commenced the International Optimization Program to streamline resources and investments in select international markets, including the optimization of our China operating model to improve efficiencies and provide a more sustainable and simplified base going forward. During the 12-month periods of 2022 and 2021, business realignment charges related primarily to other third-party costs, as well as severance and employee benefit costs.
Acquisition and Integration-Related Activities: During the 12-month period of 2022, we incurred costs related to the integration of the 2021 acquisitions of Lily’s, Dot’s and Pretzels. During the 12-month period of 2021, we incurred costs to effectuate the acquisitions of Lily’s, Dot’s and Pretzels, as well as costs related to the integration of Lily’s.
Noncontrolling Interest Share of Business Realignment and Impairment Charges: Certain of the business realignment and impairment charges recorded related to the divestiture of LSFC, a joint venture in which we previously owned a 50% controlling interest. Therefore, we have also adjusted for the portion of these charges included within the income (loss) attributed to the noncontrolling interest.

Other Miscellaneous Losses (Benefits): In 2022, we recorded a loss on the sale of non-operating assets located in Pennsylvania. In 2021, we recorded a gain on the divestiture of LSFC, as well as a gain on a receivable previously deemed uncollectible.
Tax Effect of All Adjustments: This line item reflects the aggregate tax effect of all pre-tax adjustments reflected in the preceding line items of the applicable table. The tax effect for each adjustment is determined by calculating the tax impact of the adjustment on the Company’s quarterly effective tax rate, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

THE HERSHEY COMPANY
P.O. BOX 819
HERSHEY, PA 17033-0819

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 15, 2023. Have your proxy and voting instruction card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - www.virtualshareholdermeeting.com/HSY2023
You may attend the meeting via the Internet and vote during the meeting. Have your proxy and voting instruction card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on May 15, 2023. Have your proxy and voting instruction card in hand when you call and follow the instructions from the telephone voting site.

VOTE BY MAIL
Mark, sign and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98164-P85874 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE HERSHEY COMPANY

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Pamela M. Arway
02) Michele G. Buck
03) Victor L. Crawford
04) Robert M. Dutkowsky
05) Mary Kay Haben
06) James C. Katzman
07) M. Diane Koken
08) Huong Maria T. Kraus
09) Robert M. Malcolm
10) Anthony J. Palmer
11) Juan R. Perez

The Board of Directors recommends you vote FOR Proposals 2 and 3:

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as independent auditors for 2023.	☐	☐	☐
3. Approve named executive officer compensation on a non-binding advisory basis.	☐	☐	☐

The Board of Directors recommends you vote for a frequency of 1 YEAR on Proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. The frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5:

	For	Against	Abstain
5. Stockholder Proposal titled "Public Report on Living Wage & Income."	☐	☐	☐

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

THE HERSHEY COMPANY
2023 Annual Meeting of Stockholders

Tuesday, May 16, 2023
10:00 a.m. EDT

Virtual Meeting Site: *www.virtualshareholdermeeting.com/HSY2023*

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on May 16, 2023: The Notice of 2023 Annual Meeting and Proxy Statement, 2022 Annual Report to Stockholders and Proxy Card are available at *www.proxyvote.com*.

▼ FOLD AND DETACH HERE ▼ ▼ FOLD AND DETACH HERE ▼

D98165-P85874

THE HERSHEY COMPANY

STOCKHOLDER'S PROXY AND VOTING INSTRUCTION CARD

The undersigned hereby appoints Michele G. Buck and James Turoff, and each of them, as proxies, with full power of substitution, to attend The Hershey Company (the "Company") Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, May 16, 2023, or at any adjournment thereof, and to vote all of the undersigned's shares of the Company's Common Stock in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. **If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, for a frequency of 1 YEAR on Proposal 4 and AGAINST Proposal 5 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.**

This proxy is solicited on behalf of the Board of Directors pursuant to a separate Notice of 2023 Annual Meeting and Proxy Statement dated April 5, 2023, receipt of which is hereby acknowledged. The shares of Common Stock represented by this proxy shall be entitled to one vote for each such share held. Except with regard to voting separately as a class on the election of Victor L. Crawford and Robert M. Dutkowsky, shares of Common Stock will vote together with shares of Class B Common Stock without regard to class.

THIS PROXY AND VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.

THE HERSHEY COMPANY
P.O. BOX 819
HERSHEY, PA 17033-0819

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 15, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - www.virtualshareholdermeeting.com/HSY2023
You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT on May 15, 2023. Have your proxy card in hand when you call and follow the instructions from the telephone voting site.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Hershey Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D98166-Z84254

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE HERSHEY COMPANY

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Pamela M. Arway
02) Michele G. Buck
03) Mary Kay Haben
04) James C. Katzman
05) M. Diane Koken
06) Huong Maria T. Kraus
07) Robert M. Malcolm
08) Anthony J. Palmer
09) Juan R. Perez

The Board of Directors recommends you vote FOR Proposals 2 and 3:

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as independent auditors for 2023.	☐	☐	☐
3. Approve named executive officer compensation on a non-binding advisory basis.	☐	☐	☐

The Board of Directors recommends you vote for a frequency of 1 YEAR on Proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. The frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5:

	For	Against	Abstain
5. Stockholder Proposal titled "Public Report on Living Wage & Income."	☐	☐	☐

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting.

NOTE: Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as name(s) appear(s) above) and date this card and mail promptly in the postage-paid, return envelope provided. Executors, administrators, trustees, attorneys, guardians, etc., should so indicate when signing.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

THE HERSHEY COMPANY
2023 Annual Meeting of Stockholders

Tuesday, May 16, 2023
10:00 a.m. EDT

Virtual Meeting Site: *www.virtualshareholdermeeting.com/HSY2023*

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on May 16, 2023: The Notice of 2023 Annual Meeting and Proxy Statement, 2022 Annual Report to Stockholders and Proxy Card are available at *www.proxyvote.com*.

▼ FOLD AND DETACH HERE ▼ ▼ FOLD AND DETACH HERE ▼

D98167-Z84254

THE HERSHEY COMPANY

CLASS B COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, having received the Notice of 2023 Annual Meeting and Proxy Statement of The Hershey Company (the "Company") dated April 5, 2023, appoints Michele G. Buck and James Turoff, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned's shares of the Company's Class B Common Stock at the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT, May 16, 2023, or at any adjournment thereof.

The shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder(s), who shall be entitled to cast ten votes for each such share held. If direction is not given but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposal 2, FOR Proposal 3, for a frequency of 1 YEAR on Proposal 4 and AGAINST Proposal 5 as set forth on the reverse side, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

This proxy is continued on the reverse side.